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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 2003

REGISTRATION NO. 333-105188

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MTR GAMING GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	7993 (Primary Standard Industrial Classification Code Numbers)	84-1103135 (IRS Employer Identification Number)

STATE ROUTE 2, SOUTH
P.O. BOX 358
CHESTER, WEST VIRGINIA 26034
(304) 387-8300
(Address, including zip code, and telephone number, including area code, of principal executive offices)

EDSON R. ARNEAULT
PRESIDENT AND CHIEF EXECUTIVE OFFICER
MTR GAMING GROUP, INC.
STATE ROUTE 2, SOUTH
P.O. BOX 358
CHESTER, WEST VIRGINIA 26034
(304) 387-8300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
ROBERT L. RUBEN, ESQ.
EDWARD A. FRIEDMAN, ESQ.
RUBEN & ARONSON, LLP
4800 MONTGOMERY LANE, SUITE 150
BETHESDA, MD 20814
(301) 951-9696

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the merger described in this Registration Statement becomes effective.

        If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

SCIOTO DOWNS, INC.
6000 South High Street
Columbus, Ohio 43207
Telephone: (614) 491-2515

July 3, 2003

To Our Stockholders:

        You are cordially invited to attend a Special Meeting of stockholders of Scioto Downs, Inc. ("Scioto") to be held in the Clubhouse at Scioto, 6000 South High Street, Columbus, Ohio, on July 23, 2003, at 2:00 p.m. local time, to consider and vote upon the acquisition of Scioto by MTR Gaming Group, Inc. ("MTR"), to be effected by the merger of Scioto with a subsidiary of MTR, after which Scioto would become a wholly owned subsidiary of MTR and will cease to be an independent, publicly held corporation. Upon completion of the merger, you will be entitled to receive, unless you perfect dissenters' rights, for each share of Scioto stock that you own in accordance with your election either $32.00 in cash or $17.00 in cash plus the Contingent Earnout Participation Right, which is described in the proxy materials.

        After careful consideration, your board of directors determined that the terms and conditions of the merger and the merger agreement are advisable, fair to, and in the best interests of, Scioto and its stockholders, and unanimously recommends that you vote "FOR" the merger and adoption of the merger agreement. The merger agreement must be adopted and the merger must be approved by the holders of at least two-thirds of the outstanding stock of Scioto. As of the Scioto record date, holders of approximately 66% of the outstanding stock of Scioto have indicated their intention to vote their common stock in favor of the approval of the merger.

        Please read the Joint Proxy Statement-Prospectus and other materials concerning Scioto and the merger, which are mailed with this notice, for a more complete description of the matters to be acted upon at the Special Meeting.

        Your vote is very important. Whether or not you plan to attend the Special Meeting, please complete, date, sign and promptly return the enclosed proxy in the enclosed postage prepaid envelope prior to the Special Meeting so that your shares will be represented at the Special Meeting. Returning the proxy does not deprive you of your right to attend the Special Meeting and to vote your shares in person.

        We hope to see you at the meeting.

                      Sincerely,

                      Edward T. Ryan
                      President

SCIOTO DOWNS, INC.
6000 South High Street
Columbus, Ohio 43207
(614) 491-2515

Notice of Special Meeting of Shareholders
to Be Held on July 23, 2003

To the shareholders of Scioto Downs, Inc.:

        We will hold a Special Meeting of the shareholders of Scioto Downs, Inc. ("Scioto"), an Ohio corporation, for the following purposes:

  •
  To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated December 23, 2002, by and among MTR Gaming Group, Inc., Racing Acquisition, Inc. (a wholly-owned subsidiary of MTR) and Scioto Downs, Inc. as it may be amended from time to time, and to approve the merger, which is described in the attached Joint Proxy Statement-Prospectus, pursuant to which Racing Acquisition will merge with and into Scioto, with Scioto remaining as the surviving corporation and a wholly-owned subsidiary of MTR. The Agreement and Plan of Merger, as amended, is attached to this document as Attachment I; and

  •
  To transact other business as may be properly presented at the Special Meeting or any adjournments or postponements thereof, including, if submitted to a vote of the shareholders, a motion to adjourn the Special Meeting to another time or place for the purpose of soliciting additional proxies.

        The Special Meeting will be held at 2:00 p.m. local time, on July 23, 2003, in the Clubhouse at Scioto, 6000 South High Street, Columbus, Ohio 43207. Only shareholders of record at the close of business on June 27, 2003, are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements of the Special Meeting.

        Your vote is important. Adoption of the Merger Agreement and approval of the merger will require the affirmative vote of the holders of at least two-thirds of the outstanding Scioto common shares. All shares represented by properly executed proxies will be voted in accordance with the specifications on the proxy card. If no such specifications are made, proxies will be voted FOR adoption of the Merger Agreement and approval of the merger.

        Scioto shareholders who do not vote in favor of adoption of the Merger Agreement and approval of the merger will have the right to dissent and seek appraisal of the "fair cash value" of their common shares if they comply with the applicable procedures required by Section 1701.85 of the Ohio Revised Code. A summary of the provisions of Section 1701.85 is set forth in the accompanying Joint Proxy Statement-Prospectus under "Special Factors—Dissenter's Rights." The entire text of Section 1701.85 is attached as Attachment II to the accompanying Joint Proxy Statement-Prospectus.

        You are urged to read this document carefully. It is very important that your Scioto shares be represented at the Special Meeting. Whether or not you can attend the Special Meeting, please promptly complete, sign, date and mail the proxy card in the enclosed postage paid envelope which requires no postage if mailed in the United States.

        If you attend the Special Meeting, you may vote in person if you wish, even though you have previously returned your proxy card.

        See "How to Obtain Additional Information" on Page 1 of the Joint Proxy Statement-Prospectus for instructions about how to obtain additional information regarding MTR and Scioto.

        You should rely only on the information contained or incorporated by reference in the attached Joint Proxy Statement-Prospectus to vote on the proposals to Scioto shareholders in connection with the merger and other matters discussed herein, as the case may be. We have not authorized anyone to provide to you information that is different from what is contained in the attached Joint Proxy Statement-Prospectus. The attached Joint Proxy Statement-Prospectus is dated June 27, 2003. You should not assume that the information contained in the attached Joint Proxy Statement-Prospectus is accurate as of any other date, and neither the mailing of the attached Joint Proxy Statement-Prospectus to shareholders nor the issuance of the Contingent Earnout Participation Rights of MTR in the merger shall create any implication to the contrary.

        Action may be taken on the merger proposal at the Special Meeting on the date specified above or on any dates to which the Special Meeting may be adjourned or postponed.

                      BY ORDER OF THE BOARD OF DIRECTORS,

                      Roderick H. Willcox, Secretary

Columbus, Ohio

2

JOINT PROXY STATEMENT-PROSPECTUS

MTR GAMING GROUP, INC. SCIOTO DOWNS, INC. 595,767 CONTINGENT EARNOUT PARTICIPATION RIGHTS OFFERED BY MTR GAMING GROUP, INC.

        MTR Gaming Group, Inc. is offering to holders of common shares of Scioto Downs, Inc. who hold such shares on the close of business, local time, on June 27, 2003 (the "Record Holders") up to 595,767 Contingent Earnout Participation Rights ("CEP Rights"), which are to be issued upon the exchange of shares of Scioto held by the Record Holders, in connection with the proposed merger transaction that is the subject of this Joint Proxy Statement-Prospectus (the "Merger"). No additional MTR securities are being offered or sold. The offer of the CEP Rights by MTR is subject to the prior approval of the Merger by Scioto's shareholders and consummation of the merger following such approval. The CEP Rights will not be listed on any national securities exchange or the Nasdaq Stock Market. The CEP Rights are not transferable except pursuant to applicable laws of descent and estates.

        For each Scioto share held by a Record Holder, and upon the proper election by such holder, such holder will be entitled to receive one CEP Right and $17.00 in cash in lieu of $32.00 per Scioto share in cash consideration being offered in connection with the Merger that is the subject of this Joint Proxy Statement-Prospectus. The contingent earnout payment will only be made with respect to each CEP Right upon the occurrence of a triggering event which is defined in the Merger Agreement to mean (i) state or federal legislation shall have been enacted that permits Scioto to operate enhanced forms of gaming not permitted by law as of the consummation of the Merger exclusive of parimutuel or internet wagering, and (ii) Scioto shall have in fact commenced operating such enhanced forms of gaming at Scioto. The CEP Rights represent the contingent rights to receive an amount in cash equal to a contingent earn-out payment based upon an amount equal to 10% of the amount by which earnings before interest, taxes, depreciation and amortization ("EBITDA") for Scioto for each calendar year during the contingent payment period exceeds the average annual EBITDA for Scioto for the three fiscal years ending October 31, 2000, 2001 and 2002, which was $(213,254) (to be divided and allocated on an equal basis to each outstanding CEP Right) provided that the aggregate amount available for the earn-out payment shall not be less than $2,000,000 annually, assuming all Scioto shareholders elect to receive CEP Rights, or such lesser amount in proportion to the percentage of Scioto shares that are exchanged for CEP Rights. See "Summary—The Merger" and "Description of the CEP Rights."

        INVESTING IN MTR'S CONTINGENT EARNOUT PARTICIPATION RIGHTS INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 20.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Joint Proxy Statement-Prospectus is June 27, 2003

i

Material Federal Income Tax Consequences	38
Merger Agreement	40
Reasons for the Merger	40
Financing, Source and Amount of Funds	40
Option to Purchase Adjacent Land	40
Management Agreement	41
Dissenter's Rights	41
THE MERGER AGREEMENT	43
The Parties	43
Effective Time	43
The Merger	43
Merger Consideration	43
The Exchange Fund; Payment for the Shares of Common Stock After the Merger	44
Conditions and Covenants	44
Governmental and Regulatory Approvals	45
Termination, and Termination Fees	45
Representations and Warranties of Scioto	46
Representations and Warranties of MTR and Racing Acquisition	46
MTR GAMING GROUP, INC.	49
Where You Can Find More Information	49
Incorporation by Reference	49
SCIOTO DOWNS, INC.	50
General	50
Operations	50
Properties	52
Legal Proceedings	52
Directors and Executive Officers	52
Executive Compensation — Summary of Cash and Certain Other Compensation	53
Quarterly Per Share and Financial Data	53
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	54
Overview	54
General	55
Critical Accounting Policies and Estimates	55
Pari-Mutuel Commissions and Breakage Revenues	56
Results of Operations	56
Fiscal Year 2002 Compared to Fiscal Year 2001	56
Fiscal Year 2001 Compared to Fiscal Year 2000	57
Three Months Ended April 30, 2003 Compared to Three Months Ended April 30, 2002	58
Six Months Ended April 30, 2003 Compared to Six Months Ended April 30, 2002	59
Liquidity and Capital Resources	59
Recent Developments and Outlook	62
Inflation	62
Recently Issued Accounting Pronouncements	62
Accountants	63
Market Risk	63
INFORMATION REGARDING SCIOTO'S SPECIAL MEETING	64

ii

Persons Making Solicitations	64
Interests of Certain Persons	64
Voting Securities and Principal Holders	64
Security Ownership of Certain Beneficial Owners	64
Vote Required for Approval	66
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	66
GOVERNMENT AND REGULATORY APPROVALS	66
DESCRIPTION OF CEP RIGHTS	67
SHAREHOLDER PROPOSALS	68
INTEREST OF NAMED EXPERTS AND COUNSEL	68
FINANCIAL STATEMENTS OF SCIOTO DOWNS, INC.
Annual Consolidated Financial Statements
Report of Independent Accountants	F-2
Consolidated Balance Sheets at October 31, 2002 and 2001	F-3
Consolidated Statements of Operations for the years ended October 31, 2002, 2001 and 2000	F-4
Consolidated Statements of Stockholders' Equity for the years ended October 31, 2002, 2001 and 2000	F-5
Consolidated Statements of Cash Flows for the years ended October 31, 2002, 2001 and 2000	F-6
Notes to Consolidated Financial Statements	F-7
Interim Consolidated Financial Statements
Consolidated Balance Sheets at April 30, 2003, October 31, 2002, and April 30, 2002 (unaudited)	F-20
Consolidated Statements of Operations for the three-month and six-month periods ended April 30, 2003 and April 30, 2002 (Unaudited)	F-21
Consolidated Statements of Cash Flows for the six-month periods ended April 30, 2003 and April 30, 2002 (Unaudited)	F-22
Notes to Consolidated Financial Statements (Unaudited)	F-23
ATTACHMENT I — AGREEMENT AND PLAN OF MERGER AND AMENDMENTS THERETO
ATTACHMENT II — RIGHTS OF DISSENTING SHAREHOLDERS
ATTACHMENT III — FORM OF CONTINGENT EARNOUT PARTICIPATION RIGHT CERTIFICATE
ATTACHMENT IV — OPINION OF CROWE CHIZEK & COMPANY, LLP

iii

PROXY STATEMENT	PROSPECTUS
SCIOTO DOWNS, INC.	MTR GAMING GROUP, INC.
6000 South High Street Columbus, Ohio 43207 (614) 491-2515	State Route 2, South, Box 346 Chester, West Virginia 26034 (304) 387-8310

        This Proxy Statement and the accompanying proxy are being sent by the Board of Directors of Scioto Downs, Inc. (referred to in this document as Scioto) in connection with the solicitation of proxies from the Record Holders of Scioto's common shares, par value $1.05 per share, to be voted at the Special Meeting of the Scioto common shareholders on July 23, 2003. The Prospectus that is being furnished in connection with the Proxy Statement is being provided to you by MTR Gaming Group, Inc. (referred to in this document as MTR) and relates to the offer of MTR's CEP Rights as an alternative to a portion of the cash consideration being offered to Scioto's common shareholders as part of the proposed transaction. The offer of the CEP Rights by MTR is subject to the prior approval of the proposed transaction by Scioto's shareholders at the Special Meeting and consummation of the merger. The Special Meeting will be held in the Clubhouse at Scioto, 6000 High Street, Columbus, Ohio 43207, on Wednesday, July 23, 2003 at 2:00 p.m., local time, to take the actions set forth in the Notice of Special Meeting, including the actions relating to the proposed transaction. Scioto anticipates that it will first mail this Joint Proxy Statement-Prospectus and the enclosed proxy on July 3, 2003 to its common shareholders who are Record Holders. MTR will pay the cost of soliciting proxies from Scioto's shareholders. In addition to solicitation by mail, directors, officers and designated employees of Scioto may solicit proxies from shareholders by telephone, in person or through other means. Scioto will not compensate these people for this solicitation, but Scioto will reimburse them for reasonable out-of-pocket expenses they incur in connection with the solicitation. Scioto has retained Georgeson Shareholder Communications Inc. to assist it in the solicitation of proxies, using the means referred to above, at an anticipated cost of $12,500, plus reimbursement of out-of-pocket expenses.

HOW TO OBTAIN ADDITIONAL INFORMATION

        This Joint Proxy Statement-Prospectus incorporates important business and financial information about MTR that is not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain free copies of this information by requesting it by telephone from Georgeson Shareholder Communications Inc., or in writing or by telephone from MTR or Scioto at the following addresses and telephone numbers:

Georgeson Shareholder Communications Inc. 17 State Street, 10th Floor New York, New York 10004 Toll-free (800) 263-8059 (or Banks and Brokers (212) 440-9800)
MTR Gaming Group, Inc. Attention: John W. Bittner, Jr., Chief Financial Officer State Route 2, South Chester, West Virginia 26034 (304) 387-8310	Scioto Downs, Inc. Attention: Edward T. Ryan, President 6000 South High Street Columbus, Ohio 43207 (614) 491-2515

        In order to obtain timely delivery of any requested documents prior to the Special Meeting of Scioto's shareholders, you must request the information by July 16, 2003.

FOR NEW HAMPSHIRE RESIDENTS ONLY

        NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE UNIFORM SECURITIES ACT WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

FOR INDIANA RESIDENTS ONLY

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION OF THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE EXEMPT FROM REGISTRATION UNDER INDIANA LAW PURSUANT TO I.C. SEC. 23-2-1-2 (A)(11) AND (15). IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THEIR OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION OF THE CONTRARY IS A CRIMINAL OFFENSE.

FOR SOUTH DAKOTA RESIDENTS ONLY

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION OF THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE EXEMPT FROM REGISTRATION UNDER SOUTH DAKOTA LAW PURSUANT TO SEC. 47-31A0-401(K)(6)(C). IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THEIR OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION OF THE CONTRARY IS A CRIMINAL OFFENSE.

FORWARD-LOOKING STATEMENTS

        This Joint Proxy Statement-Prospectus, the Attachments and the documents incorporated by reference herein contain both historical and forward-looking statements. These forward-looking statements are not based on historical facts, but rather reflect the current expectations of Scioto and MTR, as the case may be, concerning future results and events and generally may be identified by the use of words or phrases such as "believe," "expect," or "should," or other similar words or phrases. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those contemplated by these forward-looking statements. Such factors include, among others, revenues and earnings following the proposed transaction being lower than expected, unforeseen costs or difficulties of integrating the assets and management of Scioto and MTR, unfavorable regional or national general economic conditions, limited benefits under CEP Rights that may never be obtained, restrictions or prohibitions imposed on payments under CEP Rights, no market for CEP Rights and significant restrictions on the transfer of such rights, integration of Scioto's and MTR's operations, certain risks related to MTR's business and Scioto's business, and other factors discussed elsewhere in this Joint Proxy Statement-Prospectus, the Attachments and the documents incorporated by reference in this Joint Proxy Statement-Prospectus. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents.

        All subsequent written and oral forward-looking statements attributable to Scioto and MTR, or any person acting on behalf of the foregoing persons, are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Scioto and MTR undertake no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, except as may be required by applicable securities laws.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND OFFERING

        We intend the following questions and answers to provide brief answers to frequently asked questions about the merger. These questions and answers do not, and are not intended to, address all questions that may be important to shareholders of Scioto. You should read all of the questions and answers, the summary and the rest of this Joint Proxy Statement-Prospectus (including documents incorporated by reference) and its Attachments carefully.

Q:
What is the proposed transaction?

A:
MTR will acquire Scioto by merging Racing Acquisition, Inc. ("Racing Acquisition"), a wholly owned subsidiary of MTR, into Scioto. As a result of the merger, Scioto will become a wholly owned subsidiary of MTR. MTR is a publicly traded company, incorporated in Delaware, subject to public reporting requirements. MTR's common stock trades on the Nasdaq National Market System under the symbol "MNTG."

Q:
Who is soliciting my proxy?

A:
Scioto's Board of Directors.

Q:
What am I being asked to vote on?

A:
You are being asked to vote to approve the Merger Agreement so Racing Acquisition can be merged into Scioto, making Scioto a wholly owned subsidiary of MTR.

Q:
What will I receive in the merger for each of my shares?

A:
If the merger is properly approved by Scioto's shareholders at the Special Meeting and then consummated pursuant to the terms of the Merger Agreement, you will receive $32.00 in cash for each share of Scioto held by you, or alternatively, if you so elect, you will receive $17.00 in cash and one CEP Right per Scioto share. You may also make a combination election in which you may elect to receive $32.00 in cash per share for a portion of the Scioto shares you own that you may designate, and $17.00 in cash and a CEP Right for each of your remaining Scioto shares. No interest will be paid on these amounts.

Q:
What are Contingent Earnout Participation Rights?

A:
CEP Rights represent the contingent right to receive an amount in cash equal to a contingent earn-out payment based upon an amount equal to 10% of the amount by which EBITDA for Scioto for each calendar year during the contingent payment period exceeds the average annual EBITDA for Scioto for the three fiscal years ending October 31, 2000, 2001 and 2002, which was $(213,254) (to be divided and allocated on an equal basis to each outstanding CEP Right) provided that the aggregate amount available for the earn-out payment shall not be less than $2,000,000 annually, assuming all Scioto shareholders elect to receive CEP Rights, or such lesser amount in proportion to the percentage of Scioto shares that are exchanged for CEP Rights (such that, for example, if only 50% of Scioto shares are exchanged, upon proper election, for CEP Rights, the aggregate earnout payment shall not be less than $1,000,000 annually), subject to the prior occurrence of the triggering event described in the following sentence. The contingent payment period shall be a period of ten years commencing upon a triggering event which is defined to mean (i) state or federal legislation shall have been enacted that permits Scioto to operate enhanced forms of gaming not permitted by law as of the consummation of the Merger exclusive of parimutuel or internet wagering and (ii) Scioto shall have in fact commenced operating such enhanced forms of gaming at Scioto. See "Risk Factors — Your ability to receive any payments under the CEP Rights may be prohibited or restricted." A CEP Right is not transferable by any lawful holder except to the extent permitted by applicable laws of estate and descent. See also "Description of CEP Rights."

Q:
When will a CEP Right expire?

A:
A CEP Right will not expire once issued under the terms of the Merger Agreement until all required payments are made with respect to such Right, to the extent required by the Merger Agreement, unless surrendered to MTR at an earlier date.

Q:
What if the legislation that triggers the CEP Rights requires that I obtain a license or permit?

A:
Gaming laws and regulations typically require persons who will receive revenues or profits from a gaming enterprise to obtain a license, permit or other approval from gaming regulators. The approval process, if included in the triggering legislation, might require any holder of a CEP Right to undergo a comprehensive investigation, including criminal background checks, in order to obtain licenses and permits that may be required. MTR will have no obligation to assist you in any such approval process, and you will be required to bear your own expenses with respect to the process. If the triggering event occurs, and you don't receive the required approvals and licenses within the time provided by the Agreement, you will only be entitled to receive an amount equal to $15.00 for each CEP Right you hold. See "Risk Factors — Risks Associated with the Proposed Transaction and CEP Rights — Your ability to receive any payments under the CEP Rights may be prohibited or restricted."

Q:
What will be the consequences of the merger?

A:
If the merger is properly approved and consummated:

•
You will receive either $32.00 in cash, or at your election, $17.00 and one CEP Right for each of your Scioto shares;

  •
  Racing Acquisition will be merged with and into Scioto, and Scioto will be the surviving corporation in the merger;

  •
  Scioto will become a wholly owned subsidiary of MTR and Scioto no longer will be a public company required to file reports under the Securities Exchange Act of 1934, as amended;

  •
  The Scioto shares will no longer be quoted on the OTC Bulletin Board; and

  •
  You no longer will have any interest in any of Scioto's future earnings or growth, unless you elect to receive CEP Rights pursuant to this offering, and in such case, only to the extent provided by such Rights as described in this Joint Proxy Statement-Prospectus.

Q:
Where does MTR intend to obtain the funds which are necessary to pay Scioto's shareholders?

A:
MTR intends to finance the merger transaction with a combination of cash on hand, cash flow from operations and borrowings under MTR's line of credit.

Q:
What do I need to do to vote my shares?

A:
Please sign, date and complete your proxy card and promptly return it in the enclosed self-addressed, postage prepaid envelope so that your Scioto shares can be represented and voted at the Special Meeting.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Your broker will vote your shares for you ONLY if you instruct your broker how to vote for you. Your broker should mail information to you that will explain how to give these instructions.

Q:
What if I don't send back a proxy card or vote my shares in person at the meeting?

A:
If you don't return your proxy card or vote your shares in person at the Special Meeting, each share will be treated as a vote AGAINST approval of the Merger Agreement.

Q:
What happens if the merger is not completed by December 31, 2003?

A:
The Merger Agreement can be terminated by either party, in which case the merger will not occur, and Scioto would be required to repay amounts totaling $2,000,000 advanced or to be advanced to it by MTR, plus interest, subject to the terms of the Merger Agreement and a Management Agreement entered into by MTR and Scioto on May 5, 2003 (the "Management Agreement"). See "Risk Factors Related to Scioto's Business — Scioto May be Unable to Repay Certain Amounts Owed to MTR in the Event the Merger is Not Consummated" and "Special Factors — Management Agreement."

Q:
When will I receive my consideration for each share of my Scioto common stock?

A:
If the merger is consummated you will receive $32.00 in cash for each Scioto share you own, or at your election, $17.00 together with a certificate evidencing your CEP Rights (a form of which is attached to this document as Attachment III) with respect to each share you own, promptly after we receive from you a properly completed Letter of Transmittal and Notice of Election, together with your stock certificates or, if you do not own any physical stock certificates, promptly after we receive your properly completed Letter of Transmittal and Notice of Election and electronic transfer of your shares. Forms of the Letter of Transmittal and Notice of Election, together with instructions regarding their completion, will be mailed to you concurrently with the mailing to you of this Joint Proxy Statement-Prospectus.

Q:
By what date do I have to elect to receive CEP Rights if I decide to do so?

A:
You must return your Letter of Transmittal and Notice of Election, in accordance with the instructions which will be delivered to you with such Notice, by the date which is 30 days following the date of the filing of the Articles of Merger with the Secretary of State of the State of Ohio pursuant to the terms of the Merger Agreement (separate written notice of which will be sent to you following such filing).

Q:
How will I know the merger has occurred?

A:
If the merger occurs, MTR and Scioto will make a public announcement and will mail to you notice of consummation of the merger.

Q:
Are there any significant risks in the merger that I should consider in deciding how to vote?

A:
Yes. There are significant risks involved with the merger. Before making any decision on how to vote on the Merger Agreement or whether to vote, we encourage you to read carefully and in its entirety the "Special Factors" section and the "Risk Factors" section of this Joint Proxy Statement-Prospectus.

Q:
Why is the Board of Directors of Scioto recommending that I vote for the merger at this time?

A:
After taking all of the factors into consideration, the Board determined that it was in the best interest of Scioto and the shareholders of Scioto to accept the proposal made by MTR. See "The Special Meeting — Recommendations of the Scioto Board of Directors" and "Special Factors — Background of the Proposed Transaction" and "Reasons for the Merger."

Q:
What conflicts of interest does the Scioto Board of Directors have in recommending approval of the Merger Agreement?

A.
Other than an ownership of Scioto shares, none of the Scioto Directors have any substantial interest, either direct or indirect, regarding the proposed merger. With regard to their interest in the ownership of shares of Scioto, they will not receive any extra or special benefit not shared on a prorated basis by all other Scioto shareholders.

Q:
What did the Scioto Board of Directors do to make sure the price per share I will receive in the proposed merger is fair to me?

A:
The Board reviewed the current financial condition of Scioto and the fact that losses of approximately $1,000,000 had been incurred in each of the last two years. The Board was concerned as to whether Scioto could continue its business. The Board reviewed information to the effect that since 1999, the stock of Scioto traded in a range from a low of $12.25 per share to a high of $15.25 per share. Most recently, the stock traded in a range from a low of $12 per share to a high of $13 per share. This information was compared to MTR's offer of $32 per share. The Board had met with representatives of other racing and gaming entities, but had received only one offer, which was an offer to purchase assets. The Board determined that a sale of stock at $32 per share would be of greater benefit to the shareholders than a sale of assets. The Board considered the fact that the MTR proposal offers a shareholder $32 per share or $17 per share plus a CEP Right payable from excess EBITDA derived from additional gaming opportunities that might be authorized at racetracks. A shareholder would have the potential opportunity to participate in future EBITDA under MTR's proposal. The MTR proposal also provided Scioto with $1,000,000, which would assist Scioto in its efforts to continue in business until the merger was completed. Based on these factors, the Board determined the MTR proposal to be in the best interest of Scioto's shareholders. MTR subsequently agreed to loan up to an additional $1,000,000 to Scioto subject to the terms and provisions of the Management Agreement. See "Special Factors."

Q:
What are the U.S. Federal Income tax consequences of the merger to me?

A:
Regardless of whether you elect to receive all cash or, alternatively, elect to receive $17 cash plus the CEP Rights, the consideration that you receive in the merger will be valued at $32 per share. In this regard, if you elect to receive the CEP Rights, you will be treated as having received $32 per share comprised of $17 per share in cash and the CEP Rights valued at $15 per share. Accordingly, regardless of which election you make, you will recognize a gain at the time of the merger equal to the excess of $32 per share over the tax basis of your shares (assuming that your tax basis is less than $32 per share). If you elect to receive the CEP Rights, you will not be able to claim a loss to offset the income recognized at the time of the merger for a minimum of ten years and your ability to claim such a loss may be postponed indefinitely. Shareholders are urged to consult with their own tax advisors as to the tax consequences of electing to receive the CEP Rights. See "Special Factors — Material Federal Income Tax Consequences."

Q:
What other matters will be voted on at the Special Meeting?

A:
We do not expect that any other matter will be voted on at the Special Meeting.

Q:
Am I entitled to dissenters' rights?

A:
If you are a Scioto shareholder, under Ohio law, you may dissent from the merger and exercise dissenters' rights. For more information about exercising your dissenters' rights, see "Special Factors — Dissenter's Rights."

Q:
What vote is required to approve the merger?

A:
The affirmative vote of Scioto holders of at least two-thirds of the outstanding Scioto common shares is required to adopt the Merger Agreement and approve the merger. See "The Shareholder Meeting — Vote Required."

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this Joint Proxy Statement-Prospectus, please complete, sign and date your proxy card and return it in the enclosed postage paid envelope as soon as possible so that your shares may be represented at the shareholder meeting. If your shares are held in an account at a brokerage firm or bank, you will receive instructions on how to vote from your brokerage firm or bank.

Q:
Can I change my vote after I have delivered my proxy card?

A:
Yes. You can change your vote in one of three ways at any time before your shares are voted at the Special Meeting. First, you can revoke your proxy. Second, you can submit a new proxy card. If you choose either of these two methods, you must mail your notice of revocation or your new proxy card to the secretary of Scioto before the shareholder meeting. Third, if you are a holder of record, you can attend the Special Meeting and vote in person. If your shares are held in an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote.

Q:
Is my election with respect to CEP Rights irrevocable?

A:
Yes. Your election of the CEP Rights is irrevocable. Therefore, if you elect to receive $17 and a CEP Right per Scioto share and the triggering event does not occur, you may not change your mind, and you will receive no consideration in excess of such $17.00 per share. Likewise, if you do not elect to receive CEP Rights, you may not subsequently return cash to MTR and demand CEP Rights (if, for example, a triggering event occurs or appears likely).

Q:
Will my election to recive CEP Rights affect my ability to vote my Scioto shares?

A:
No. Your election to receive CEP Rights will not affect your ability to vote your Scioto shares. In fact, you will not be required to make an election unless and until the merger has been consummated.

Q:
When do you expect the merger to be completed?

A:
MTR and Scioto are working to complete the merger as quickly as possible. MTR and Scioto expect to complete the merger in July or August 2003.

Q:
If I am a Scioto shareholder, should I send in my Scioto share certificates now?

A:
No. You will receive written instructions, including a letter of transmittal, that explains how and when to exchange your Scioto share certificates for cash and, if you elect to do so, for cash and CEP Rights. Please do not send in any Scioto share certificates except as required by these written instructions and the Letter of Transmittal and Notice of Election.

Q:
Who can help answer my questions?

A:
If you have any questions about the merger or how to vote your shares, or if you need additional copies of this Joint Proxy Statement-Prospectus or the enclosed proxy card, you should contact:

  Georgeson Shareholder Communications Inc.
  17 State Street, 10th Floor
  New York, New York 10004
  Toll-free (800) 263-8059
  (or Banks and Brokers (212) 440-9800); or

  questions with respect to Scioto:

    Scioto Downs, Inc.
    6000 South High Street
    Columbus, Ohio 43207
    Attention: Edward T. Ryan, President
    Telephone: (614) 491-2515

  questions with respect to MTR:

    MTR Gaming Group, Inc.
    State Route 2, South
    P.O. Box 358
    Chester, West Virginia 26034
    Attention: John W. Bittner, Jr., CFO
    Telephone: (304) 387-8310

SUMMARY

        The following summary highlights the material aspects of the proposed merger and other selected information contained elsewhere in this Joint Proxy Statement-Prospectus. This summary may not contain all of the information that is important to you, and is qualified in its entirety by the more detailed information contained elsewhere in this Joint Proxy Statement-Prospectus, including the Attachments to it, and in the documents incorporated by reference. To understand the proposed merger fully and for a more complete description of the terms of the proposed merger, you should carefully read this entire Joint Proxy Statement-Prospectus, including the Attachments to it, and the documents incorporated by reference.

The Companies

MTR Gaming Group, Inc.
State Route 2, South
P.O. Box 358
Chester, West Virginia 26034
Telephone: (304) 387-8300

        MTR owns and operates the Mountaineer Race Track & Gaming Resort, a destination hotel/resort and entertainment facility in Chester, West Virginia, providing thoroughbred horse racing and parimutuel wagering, 359 hotel rooms, golf course, spa & fitness center, theater and events center, convention center, fine dining and entertainment, and slot machine gaming pursuant to the West Virginia Racetrack Video Lottery Act of 1994, as amended (the "Lottery Act"). MTR also owns and operates the Ramada Inn and Speedway Casino in North Las Vegas, Nevada. MTR recently obtained a license to build a new thoroughbred racetrack with parimutuel wagering in Erie, Pennsylvania (order granting license vacated with regard to certain parties; on remand for further administrative proceedings). See "Risk Factors—MTR may face disruption in developing and integrating its Pennsylvania and Ohio operations and other facilities it may expand or acquire." MTR also signed a Merger Agreement with Scioto Downs, Inc. for Scioto to become a wholly owned subsidiary of MTR (subject to various customary conditions and approvals).

        MTR is headquartered in Chester, West Virginia.

Scioto Downs, Inc.
6000 South High Street
Columbus, Ohio 43207
Telephone: (614) 491-2515

        Scioto owns and operates a harness horse racing facility in Columbus, Ohio. Major racing programs conducted at Scioto's facilities include the Little Brown Jug Preview, the Scarlet O'Hara, the Pink Bonnet, the Ohio Sires Stakes events and Ohio Fair Stakes events. If the merger is consummated, Scioto will become a wholly owned subsidiary of MTR. Ed Ryan would continue to serve as President of Scioto and LaVerne Hill would continue to serve as Vice President. It is anticipated that Scioto's employees would not be affected by the merger.

        Scioto is headquartered in Columbus, Ohio.

The Merger

        MTR and its wholly-owned subsidiary Racing Acquisition have entered into the Merger Agreement pursuant to which Racing Acquisition will be merged with and into Scioto. Pursuant to the Merger Agreement, the shareholders of Scioto may elect to receive for their shares either (a) $32 per share, or at their election, (b) $17 per share plus a CEP Right. The CEP Rights represent the contingent rights of holders to receive an amount in cash equal to a contingent earn-out payment equal to 10% of the amount by which EBITDA for Scioto for each calendar year during the contingent payment period exceeds $(213,254), which was the average annual EBITDA for Scioto for the three fiscal years ending October 31, 2000, 2001 and 2002, (to be divided and allocated on an equal basis to each outstanding CEP Right) provided that the amount available for the earn-out payment shall not be less than $2,000,000 annually assuming all Scioto shareholders elect to receive CEP Rights, or such lesser amount in proportion to the percentage of Scioto shares that are exchanged for CEP Rights (such that, for example, if only 50% of Scioto shares are exchanged, upon proper election, for CEP Rights, the aggregate earnout payment shall not be less than $1,000,000 annually). The contingent payment period shall be a period of ten years commencing upon a triggering event which is defined to mean (i) state or federal legislation shall have been enacted that permits Scioto to operate enhanced forms of gaming not permitted by law as of the consummation of the Merger exclusive of parimutuel or internet wagering and (ii) Scioto shall have in fact commenced operating such enhanced forms of gaming at Scioto. See "Description of CEP Rights." The closing of the merger transaction is subject to various conditions, including the attainment of necessary regulatory approvals, including the approval of the Ohio State Racing Commission, and the approval of the shareholders of Scioto.

        If the Merger Agreement is approved and all other conditions are satisfied in accordance with the Merger Agreement, the following will occur:

  •
  Racing Acquisition will be merged into Scioto.

  •
  Scioto will become a wholly owned subsidiary of MTR.

  •
  Each outstanding share of Scioto stock will be canceled and converted into the right to receive cash in the amount of $32.00 per share, payable to the shareholder, without interest, or at the election of the shareholder, $17.00 in cash and one CEP Right, upon proper surrender of the certificate representing such shares. See "Description of CEP Rights."

The Parties to the Merger

        The parties to the Merger Agreement are MTR, Racing Acquisition and Scioto:

    MTR Gaming Group, Inc.
    State Route 2, South
    P.O. Box 358
    Chester, West Virginia 26034
    Telephone: (304) 387-8300

    Racing Acquisition, Inc.
    c/o MTR Gaming Group, Inc.
    State Route 2, South
    P.O. Box 358
    Chester, West Virginia 26034
    Telephone: (304) 387-8300

    Scioto Downs, Inc.
    6000 South High Street
    Columbus, Ohio 43207
    Telephone: (614) 491-2515

Merger Consideration

        The payment you will receive in the Merger per share of Scioto Common Stock that you own, at your election, will be either:

  (i)
  after the merger occurs you will receive $32.00 in cash per share of Scioto stock; no interest will be paid on that amount; under certain circumstances, this amount could be reduced by stock transfer and withholding taxes applicable to you; or

  (ii)
  after the merger occurs, you will receive $17.00 per share of Scioto stock and one CEP Right; under certain circumstances, this amount could be reduced by stock transfer and withholding taxes applicable to you. See "Risk Factors—The benefits that may be obtained from receiving any CEP Right in this transaction are limited to certain results of Scioto that may never be obtained," and "Your ability to receive any payments under the CEP Rights may be prohibited or restricted." See also "Description of CEP Rights."

        In the event you fail to make an election within the applicable time period, you will be deemed to have elected to receive only the amount of $32.00 per share and shall have no right to any other consideration.

The Merger Agreement

        A copy of the Merger Agreement, as amended, is attached to this Joint Proxy Statement-Prospectus as Attachment I. We encourage you to read the Merger Agreement in its entirety because it is the legal document that governs the terms and conditions of the merger.

Conditions to Consummating the Merger

        The consummation of the merger is conditioned upon the satisfaction of certain conditions. These conditions include:

  •
  The approval of the Merger Agreement, as amended, by Scioto's shareholders at the Special Meeting in accordance with applicable law;

  •
  The absence of any order or injunction of any governmental authority of competent jurisdiction that prohibits the consummation of the merger;

  •
  The truth and correctness of all parties' representations and warranties in the Merger Agreement;

  •
  Receipt of all statutory and regulatory approvals and all consents required as conditions to consummate the merger; and

  •
  The deposit by MTR of the merger consideration to which Scioto Record Holders will be entitled with the disbursing agent. See "The Merger Agreement—Conditions and Covenants."

Termination of the Merger Agreement

        The merger agreement can be terminated:

  •
  By mutual written consent of MTR and Scioto;

  •
  By either MTR or Scioto, if the merger has not occurred by December 31, 2003, subject to certain conditions;

  •
  By either MTR or Scioto, if any government agency or authority restrains or prohibits the merger;

  •
  By either MTR or Scioto for the other party's material breach of any representation, warranty, covenant or agreement which is not curable or is not cured within thirty (30) days of written notice of breach;

  •
  By MTR if Scioto's Board of Directors withdraws its recommendation for the merger or recommends another proposal; or

  •
  By either MTR or Scioto, if the shareholders of Scioto fail to approve the merger.

Shareholder Approval

  •
  The affirmative vote of at least two-thirds of the issued and outstanding shares of Scioto's common stock entitled to vote, either present at the Special Meeting or represented by proxy, is required to approve the Merger Agreement. To have a quorum for the meeting, a majority of holders of stock must be present or represented by proxy.

  •
  Each Record Holder of Scioto's common stock is entitled to one vote per share. A failure to vote or an abstention will have the same legal effect as a vote against adoption of the Merger Agreement. In addition, brokers who hold shares of Scioto's common stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners. A broker non-vote will have the same effect as a vote against the adoption of the Merger Agreement. A majority of the Scioto shares represented at the Special Meeting are required to postpone or adjourn the Special Meeting.

Special Factors

        There are a number of factors that you should consider in connection with deciding how to vote your shares. They include:

  •
  the background of the merger;

  •
  the factors considered by the Scioto Board of Directors;

  •
  the recommendations of the Scioto Board of Directors;

  •
  the purpose and effect of the merger; and

  •
  the need for regulatory approvals.

        These factors, in addition to several other factors to be considered in connection with the merger, are described in this Joint Proxy Statement-Prospectus. See "Special Factors."

Recommendation to You

  •
  Based upon a review of, among other things, the financial prospects of Scioto and a consideration of alternative transactions, the Board of Directors of Scioto unanimously approved the Merger Agreement and adopted the Merger Agreement and recommends its approval to the shareholders.

  •
  Following the unanimous approval and recommendation of the Board of Directors of Scioto, the Board of Directors authorized Scioto to enter into the Merger Agreement. In accordance with Ohio law, the Merger Agreement has been approved by a majority of the Directors of Scioto who have no direct or indirect interest in the merger and who will receive no extra or special benefit from the merger not shared on a pro rata basis with all other shareholders.

        The Board of Directors of Scioto, based upon the considerations set forth in this document, has approved and adopted the Merger Agreement as being in your best interests and the best interests of Scioto and recommends a vote "FOR" approval of the Merger Agreement and consummation of the Merger. See "The Special Meeting—Recommendation of the Scioto Board of Directors."

Source of Funds for the Merger

        MTR will use cash on hand, cash from operations, or its line of credit to finance the purchase of common stock from Scioto's shareholders. With respect to payments, if any, required to be made pursuant to the CEP Rights, MTR intends to use cash flow from the operation of Scioto, cash on hand, cash flow from MTR's other operations or MTR's line of credit.

Price Range of Common Stock

        Scioto's common stock is traded over-the-counter on the OTC Bulletin Board under the symbol "SCDO." On December 17, 2002, the last day of trading of Scioto's shares preceding the public announcement of MTR's initial merger proposal, both the high and low sale prices for Scioto's common stock were $13.00.

MARKET VALUE OF SECURITIES

Historical Basis
Scioto(1)	$13.00
MTR(2)	$8.14

(1)
Represents the high, low and closing prices of a share of Scioto common stock on December 17, 2002, the last day of trading of Scioto's shares preceding the public announcement of MTR's initial merger proposal.

(2)
Represents the closing price of a share of MTR's common stock on December 23, 2002, the date preceding the public announcement of the proposed merger, on which date the high price per MTR share was $8.22 and the low price per share was $7.87.

Comparative Per Share Data

        The following tabulation reflects (a) the historical net income, book value and cash dividends per share of MTR common stock in comparison with the pro forma net income and book value per share after giving effect to the proposed merger as a purchase of Scioto; and (b) the historical net income, book value and cash dividends per share of Scioto. Since the merger transaction does not include the exchange of shares of common stock, equivalent per share data is not required. The information presented in the tabulation should be read in conjunction with the separate financial statements and related notes of MTR for the year ended December 31, 2002 which have been incorporated by reference into this document and Scioto for the year ended October 31, 2002 and six months ended April 30, 2003 appearing elsewhere in this document.

        The unaudited pro forma per share information is presented for illustrative purposes only, and is not necessarily indicative of the operating results or financial position that would have occurred if the merger would have been completed as of the beginning of the earliest period presented, nor is it necessarily indicative of the future operating results or financial position.

MTR:

	HISTORICAL		PRO FORMA
	Fiscal Year Ended December 31, 2002	Quarter Ended March 31, 2003	Fiscal Year Ended December 31, 2002	Quarter Ended March 31, 2003
Book value per share	$3.32	$3.33	$3.32	$3.33
Cash dividend declared per share	0	0	0	0
Income per share from continuing operations:
Basic	0.66	0.12	0.56	0.09
Diluted	0.62	0.12	0.53	0.09

Scioto:

	HISTORICAL
	Fiscal Year Ended October 31, 2002	Six-month period Ended April 30, 2003
Book value per share	$1.98	$(.06)
Cash dividend declared per share	0	0
Income (loss) per share (basic and diluted)	$(2.36)	$(2.04)

        The unaudited pro forma comparative per share data reflects an estimated purchase price of approximately $19.6 million. This assumes that all Scioto shareholders will elect the option to receive $32 per share of common stock, and includes estimated merger costs. The final purchase price is dependent upon the actual number of shareholders electing to receive CEP Rights and actual direct merger costs.

        Under the purchase method of accounting, the total estimated purchase price is allocated to Scioto's net tangible assets and intangible assets based upon their estimated fair value as of the date of completion of the merger. Based upon the estimated purchase price and management's estimate of the fair value based upon preliminary information available (which is subject to change based upon final analysis), the preliminary price allocation would increase the historical carrying value of property and equipment by $4.8 million to adjust such values to fair value and establish goodwill and other indefinite lived intangibles of approximately $13.2 million. Pro forma depreciation expense would increase by approximately $72,000. In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", goodwill would not be amortized and would be tested for impairment at least annually. It is also assumed that the purchase would be financed by borrowings that would bear interest at the rate of 9.75% resulting in additional pro forma annual interest expense of approximately $1.9 million.

Voting Shares

        There are 595,767 outstanding common shares of Scioto. The directors and executive officers of Scioto own or control the vote of 240,782 shares of Scioto. This represents 40.41% of the outstanding shares. The affirmative vote of the holders of shares of Scioto entitling them to exercise at least two-thirds of the voting power of the corporation is required for approval of the merger.

Regulatory Approvals

        The approval of the transaction by the Ohio State Racing Commission is required and on March 24, 2003, the Ohio State Racing Commission approved the acquisition of shares of Scioto by MTR subject to the licensing of the appropriate officers and employees of MTR and receipt by the Ohio State Racing Commission of a report upon finalization of the merger.

Dissenting Shareholder Rights

        Pursuant to the provisions of Sections 1701.84 and 1701.85 of the Ohio Revised Code, a shareholder of Scioto who does not vote his/her shares in favor of the merger is entitled to dissenting shareholder rights. See "Special Factors—Dissenter's Rights."

Rights of Security Holders

        The material difference between the rights of the shareholders of Scioto and the rights of the shareholders of MTR is that the shareholders of Scioto have the right to vote on the approval or disapproval of the merger. The shareholders of MTR do not have this right. Also, those shareholders of Scioto that do not vote for the transaction have dissenting shareholder rights provided they comply with the provisions of applicable Ohio law.

Accounting Treatment

        The acquisition of the outstanding common stock of Scioto by MTR will be accounted for as a purchase in accordance with Financial Accounting Standards Board Statement No. 141, "Business Combinations." The purchase price will be allocated to tangible and identifiable intangible assets and to liabilities assumed, based upon fair values at the date of the acquisition. The excess of the purchase price (cost) over the fair value of the net assets acquired will be designated as goodwill. Additional consideration payments, if any, to Scioto shareholders electing to receive CEP Rights (i.e. contingent consideration based upon earnings) will be recorded as additional elements of the cost of the acquisition at the time such payments are made.

Material Federal Income Tax Consequences of the Merger

        Regardless of whether you elect to receive all cash or, alternatively, elect to receive $17 cash plus the CEP Rights, the consideration that you receive in the merger will be valued at $32 per share for tax purposes. In this regard, if you elect to receive the CEP Rights, you will be treated as having received $32 per share comprised of $17 per share in cash and a CEP Right valued at $15 per share. Accordingly, regardless of which election you make, you will recognize gain at the time of the merger equal to the excess of $32 per share over your tax basis of your shares (assuming that your tax basis is less than $32 per share). If you elect to receive the CEP Rights, you will not be able to claim a loss to offset the income recognized at the time of the merger for a minimum of ten years and your ability to claim such a loss may be postponed indefinitely. Shareholders are urged to consult with their own tax advisors as to the tax consequences of electing to receive the CEP Rights.

        MTR and Scioto have not sought, and do not intend to seek, a ruling from the Internal Revenue Service as to the federal income tax consequences of the merger. A statement as to certain of the expected federal income tax consequences of the merger is expressed below as part of this Joint Proxy Statement-Prospectus, including the anticipated federal income tax consequences of the merger to holders of Scioto shares. See "Special Factors—Material Federal Income Tax Consequences."

Reasons for Transaction

        With respect to MTR, the merger is part of MTR's strategy to diversify and leverage its expertise by building or acquiring other middle-market gaming and/or parimutuel businesses in states that border West Virginia. MTR believes that Scioto presents significant cross marketing opportunities with MTR's Mountaineer Racetrack & Gaming Resort in West Virginia and its planned Presque Isle Downs in Pennsylvania. The merger is also intended to hedge MTR's market position in the event of enhanced gaming legislation in either Ohio or Pennsylvania (or both those states). See "Risk Factors—MTR may face disruption in developing and integrating its Pennsylvania and Ohio operations and other facilities it may expand or acquire."

        With respect to Scioto, the Scioto Board reviewed the current financial condition of Scioto and the fact that losses of approximately $1,000,000 had been incurred in each of the last two years. The Board was concerned as to whether Scioto could continue its business. The Board reviewed information to the effect that since 1999, the stock of Scioto traded in a range from a low of $12.25 per share to a high of $15.25 per share. Most recently, the stock traded on a range from a low of $12 per share to a high of $13 per share. This information was compared to MTR's offer of $32 per share. The Board had met with representatives of other racing and gaming entities, but had received only one offer, which was an offer to purchase assets. The Board determined that a sale of stock at $32 per share would be of greater benefit to the shareholders than a sale of assets. The Board considered the fact that the MTR proposal offers a shareholder $32 per share or $17 per share plus a Contingent Earnout Participation Right payable from excess EBITDA derived from additional gaming opportunities that might be authorized at racetracks. A shareholder would have the potential opportunity to participate in future EBITDA under MTR's proposal. The MTR proposal also provided Scioto with $1,000,000, which would assist Scioto in its efforts to continue in business until the merger was completed. MTR subsequently agreed to loan up to an additional $1,000,000 to Scioto subject to the terms and provision of the Management Agreement. See "Special Factors—The Management Agreement."

        The above matters and other matters relating to the merger are described in much greater detail in the remainder of this Joint Proxy Statement-Prospectus. You are strongly urged to read and consider carefully this Joint Proxy Statement-Prospectus and the attachments hereto.

SELECTED FINANCIAL DATA OF MTR

        The selected financial data of MTR set forth below as of and for each of the five years ended December 31, 2002, have been derived from the audited consolidated financial statements of MTR, certain of which have been incorporated by reference into this Joint Proxy Statement-Prospectus, and should be read in conjunction with those consolidated financial statements (including the notes thereto) and with MTR's "Management's Discussion and Analysis of Financial Condition and Results of Operations" certain of which are also incorporated by reference into this Joint Proxy Statement-Prospectus.

	Fiscal Years Ended December 31,
	2002(4)	2001		2000	1999	1998
STATEMENT OF OPERATIONS DATA:
Total Revenues	$266,296,000	$218,367,000		$170,068,000	$113,421,000	$83,110,000
Net Revenues(1)	260,880,000	214,451,000		167,561,000	111,989,000	81,915,000
Income from continuing operations before extraordinary item and cumulative effect of accounting change	17,918,000	15,715,000(2)		15,061,000	6,995,000	10,423,000
Income per share from continuing operations before extraordinary item and cumulative effect of accounting change:
Basic	.66	.64		.69	.33	.51
Assuming dilution	.62	.57		.59	.28	.44
Discontinued operations data:
Loss from discontinued operations	—	—		—	—	(2,735,000)
Loss from extraordinary item	—	—		—	(756,000)	—
Cumulative effect of change in accounting method	—	(92,000	)(3)	—	—	—
Loss per share from discontinued operations in 1998; extraordinary item in 1999; accounting change in 2001
Basic	—	—		—	(.03)	(.13)
Assuming dilution	—	—		—	(.03)	(.11)
Net income	17,918,000	15,623,000		15,061,000	6,239,000	7,688,000
Basic	.66	.64		.69	.30	.38
Assuming dilution	.62	.57		.59	.25	.33
BALANCE SHEET DATA:
Working Capital	10,648,000	4,334,000		12,311,000	1,419,000	12,457,000
Current Assets	29,810,000	19,275,000		20,912,000	13,161,000	15,016,000
Current Liabilities	19,162,000	14,941,000		8,601,000	11,742,000	2,559,000
Total assets — continuing operations	221,917,000	164,077,000		115,685,000	69,559,000	59,737,000
Net assets — discontinued operations	—	—		—	—	—
Long-term obligations (including capital leases)	103,374,000	78,284,000		59,870,000	26,409,000	33,988,000
Total Liabilities	131,428,000	97,009,000		70,237,000	39,850,000	36,547,000
Total Stockholders' Equity	90,489,000	67,068,000		45,448,000	29,709,000	23,190,000

(1)
Net Revenues represent total revenues less promotional allowances. The Company has reclassified promotional allowances from expenses to a deduction from total revenues and has reclassified amounts for all periods presented.

(2)
Income from operations for 2001 includes a pretax asset write-down of $5,500,000. See Note 2 to the Consolidated Financial Statements

(3)
Effective January 1, 2001, the Company adopted Financial Accounting Standards Board Statement No. 133, as amended, "Accounting for Derivative Instruments and Hedging Activities". The cumulative effect of adopting this new accounting principle amounted to a charge of $92,000, net of tax.

(4)
Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" (SFAS No. 142). In accordance with SFAS No. 142 goodwill amortization was not recorded in 2002. Amortization expense was approximately $250,000 for each of the years ended December 31, 2001, 2000, 1999 and 1998.

SELECTED FINANCIAL DATA OF SCIOTO

        The selected financial data of Scioto set forth below as of and for each of the five years ended October 31, 2002, have been derived from the audited consolidated financial statements of Scioto. The selected financial data for Scioto set forth below as of and for each of the six months ended April 30, 2002 and 2003, have been derived from the unaudited consolidated financial statements of Scioto. Certain of the consolidated financial statements are included elsewhere in this Joint Proxy Statement-Prospectus. The selected financial data should be read in conjunction with those consolidated financial statements (including the notes thereto) and with Scioto's "Management's Discussion and Analysis of Financial Condition and Results of Operations" also included elsewhere herein.

	Fiscal Years Ended October 31,
	2002	2001	2000	1999	1998
Operating revenues:
Pari-mutuel commissions and breakage	$11,774,127	$10,919,167	$6,025,407	$6,219,168	$6,108,475
Less pari-mutuel taxes	1,777,874	1,582,590	925,064	967,702	930,613

	9,996,253	9,336,577	5,100,343	5,251,466	5,177,862
Export signal revenue	567,638	511,857	273,628	241,959	243,216
Admissions	118,695	115,170	109,742	119,428	132,172
Simulcasting shared revenue, net	—	—	68,892	70,180	70,915
Concessions, program, parking, and other	984,011	881,526	777,199	778,157	796,784
Entry fees and purse monies added by others	2,558,813	1,781,499	752,713	688,058	728,915
Rental income from leased facilities	121,031	121,693	409,045	508,705	551,582
Pari-mutuel tax abatement earned	—	224,676	369,225	412,330	394,062

	14,346,441	12,972,998	7,860,787	8,070,283	8,095,508

Operating expenses:
Purses	6,903,813	5,842,746	2,957,929	3,063,308	3,073,960
Salaries and wages	2,618,637	2,226,198	1,251,320	1,193,837	1,182,815
Simulcasting fees	1,572,364	1,391,186	681,138	700,561	673,151
Depreciation	570,113	579,269	553,810	562,549	695,437
Advertising	340,783	495,183	312,652	248,033	312,649
Real and personal property taxes	205,500	216,016	172,315	187,631	193,551
Insurance	539,574	359,202	200,876	207,902	209,943
Repairs and maintenance	394,902	494,206	272,992	209,421	199,948
Other operating and general	2,354,626	2,445,875	1,569,955	1,504,490	1,271,423

	15,500,312	14,049,881	7,972,987	7,877,732	7,812,877

(Loss) income from racing operations	(1,153,871)	(1,076,883)	(112,200)	192,551	282,631
Equity in (losses) earnings of joint ventures	(25,382)	(24,288)	17,712	3,686	2,036
(Loss) gain on settlement and disposal	(691)	62,265	—	—	—
Interest expense, net	(226,872)	(193,195)	(146,525)	(215,910)	(252,737)

(Loss) income before income tax benefit (expense)	(1,406,816)	(1,232,101)	(241,013)	(19,673)	31,930
Income tax benefit (expense)	—	79,790	11,000	(12,000)	(19,000)

Net (loss) income	$(1,406,816)	$(1,152,311)	$(230,013)	$(31,673)	$12,930

Net (loss) income per common share (a)	$(2.36)	$(1.93)	$(.39)	$(.05)	$.02

Cash dividends per common share	$.00	$.05	$.10	$.05	$.10

Weighted average common shares outstanding	595,767	595,767	595,767	595,767	595,767

BALANCE SHEET DATA:
Working Capital	$(1,750,088)	$(600,185)	$1,056,287	$694,623	$536,831

Current Assets	$629,223	$1,029,630	$1,725,103	$1,615,451	$1,601,946

Current Liabilities	$2,379,311	$1,629,815	$668,816	$920,828	$1,065,115

Total assets	$6,602,131	$7,542,126	$7,671,360	$8,368,235	$8,577,247

Term obligations (including capital leases)	$2,677,690	$2,867,454	$2,912,921	$3,035,213	$3,206,350

Total Liabilities	$5,423,729	$4,914,018	$3,615,471	$4,049,748	$4,149,341

Total Stockholders' Equity	$1,178,402	$2,628,108	$4,055,889	$4,318,487	$4,427,906

(a)
Based upon weighted average shares outstanding, basic and diluted

	Six Months Ended April 30,
	2003	2002
	(unaudited)	(unaudited)
Operating revenues:
Pari-mutuel commissions and breakage	$4,264,991	4,533,750
Less pari-mutuel taxes	655,645	692,674

	3,609,346	3,841,076
Export signal revenue	59,983	40,507
Concessions, program, parking and other	257,000	148,444
Entry fees and purse monies added by others	6,800	—
Rental income from leased facilities	110,346	68,909

	4,043,475	4,098,936

Operating expenses:
Purses	1,616,080	1,716,499
Salaries and wages	841,244	886,813
Simulcasting fees	602,988	672,349
Depreciation	279,902	282,395
Real and personal property taxes	109,187	111,629
Insurance	315,163	198,356
Repairs and maintenance	147,889	152,887
Other operating and general	1,240,882	1,013,123

	5,153,335	5,034,051

(Loss) income from racing operations	(1,109,860)	(935,115)
(Loss) gain on settlement and disposal	—	(691)
Interest expense, net	(103,007)	(113,476)

(Loss) income before income tax benefit (expense)	(1,212,867)	(1,049,282)
Income tax benefit (expense)	—	—

Net (loss) income	(1,212,867)	(1,049,282)
Net (loss) income per common share (a)	$(2.04)	$(1.76)

Cash dividends per common share
Weighted average common shares outstanding	595,797	595,767

BALANCE SHEET DATA:
Working Capital	$(1,782,129)	$(1,451,004)

Current Assets	$1,621,732	$1,423,070

Current Liabilities	$3,403,861	$2,874,074

Total assets	$7,330,176	$7,661,208

Term obligations (including capital leases)	$3,600,946	$2,797,790

Total Liabilities	$7,364,641	$6,082,382

Total Stockholders' Equity	$(34,465)	$1,578,826

(a)
Based upon weighted average shares outstanding, basic and diluted

RISK FACTORS

        In addition to the other information included in this document, you should consider the risk factors described below in determining how to vote at your shareholder meeting and, in the event the merger is consummated, whether to elect to receive CEP Rights.

Risks Associated with the Proposed Transaction and CEP Rights

        The benefits that may be obtained from receiving any Contingent Earnout Participation Rights in this transaction are limited to certain results of operations of Scioto which may never be obtained. If you elect to receive the $32 per share payment, the following risks associated with the proposed transaction and CEP Rights are inapplicable to you.

        Scioto shareholders who elect to receive CEP Rights will not have any rights or benefits of MTR shareholders arising from the ownership of MTR shares of common stock. No assurance can be given that the CEP Rights will have any value for Scioto shareholders, in which case, the only consideration to be received by Scioto shareholders for their shares of Scioto's common stock following their election to receive the CEP Rights will be limited to $17.00 per share. The contingent earnout payment will only be made with respect to each CEP Right upon the occurrence of a triggering event which is defined in the Merger Agreement to mean (i) state or federal legislation shall have been enacted that permits Scioto to operate enhanced forms of gaming not permitted by law as of the consummation of the Merger exclusive of parimutuel or internet wagering, and (ii) Scioto shall have in fact commenced operating such enhanced forms of gaming at Scioto. No assurance can be provided that any such state or federal legislation shall ever be enacted or shall be enacted in a manner that permits Scioto to operate enhanced forms of gaming as contemplated by the Merger Agreement, in which case the CEP Rights would have no value. MTR has no obligation to lobby or conduct other activities to support or otherwise bring about the enactment of any such legislation. Your election of the CEP Rights is irrevocable. Therefore, if you elect to receive $17 for each Scioto share you hold, and a CEP Right, and the triggering event does not occur, you may not change your mind and you will receive no consideration in excess of such $17.00 per share.

        Furthermore, even in the event such state or federal legislation is passed, no assurance can be provided that MTR would decide to commence operating such enhanced forms of gaming at Scioto. MTR's decision whether to implement enhanced forms of gaming, even if permitted by law, could be affected by a number of factors, including but not limited to the inclusion of fees or imposition of tax rates that, in MTR's judgment, would not justify the capital expenditure required for the implementation and operation of gaming operations, in which case you would not receive any other consideration except the $17.00 per share to be paid to you initially following the consummation of the Merger. Moreover, even if MTR were to implement newly authorized enhanced gaming, there can be no assurance that any such gaming activity at Scioto will be profitable, or sufficiently profitable for any payments to be made to the holders of the CEP Rights in excess of the minimum payment set forth in the Merger Agreement ($2,000,000 per year reduced in proportion to the percentage of Scioto shares that are exchanged for CEP Rights). See "Description of CEP Rights."

        Your ability to receive any payments under the CEP Rights may be prohibited or restricted by laws and regulations.

        MTR and Scioto may be unable to obtain the necessary government approvals to consummate the merger, in which case the offering of the Rights would be terminated.

        The racing laws of Ohio and other applicable laws, including any new gaming law that triggers the CEP Rights, may prohibit or restrict your right to receive any payments with respect to CEP Rights or condition your right to receive such payment on your receipt of a license or other approval from an authorized government agency. The approval process might require you to undergo a comprehensive investigation, including criminal background checks. MTR will have no obligation to assist you in any such approval process, and you will be required to bear your own expenses with respect to the process. If the triggering event occurs, and you don't receive the required approvals and licenses within the time provided by the Agreement, you will only be entitled to receive an amount equal to $15.00 for each CEP Right you hold as final payment for your Scioto shares.

        There is no market for CEP Rights and significant restrictions exist on the transfer of such rights.

        The transfer of CEP Rights is restricted solely to transfers arising as a result of applicable laws of estate and descent. No market exists for the CEP Rights and no such market is contemplated by MTR or Scioto. Accordingly, you will not be able to sell your CEP Rights, and the transfer of such rights will be significantly limited.

        Any failure of MTR and Scioto to manage successfully the challenges of the integration of Scioto's operations into MTR's operations may result in the combined company not achieving the anticipated potential benefits of the merger.

        MTR and Scioto will face challenges in consolidating functions, retaining key personnel and integrating their organizations, procedures and operations in a timely and efficient manner. These challenges will result principally because the two companies currently:

  •
  maintain executive offices in different locations;

  •
  conduct their businesses in different markets;

  •
  conduct their businesses from various locations and under different procedures; and

  •
  have different employment and compensation arrangements for their employees.

        As a result, the integration of Scioto into MTR will be complex and will require additional attention from members of management. The diversion of management's attention and any difficulties encountered in the transition and integration process could have a material adverse effect on the revenues, level of expenses and operating results of Scioto. No assurance can be provided that Scioto will be able to maintain its key personnel following the merger, that MTR and Scioto will be able to attract new personnel to Scioto, that the cross marketing of MTR's and Scioto's operations will be successful, that Scioto will be able to reverse its history of operating losses or that the impact of accounting for goodwill in the transaction will not have an adverse effect on the financial condition of MTR and Scioto.

Certain Risks Related to MTR's Business

        Although the amount of payments pursuant to CEP Rights will depend on Scioto's financial results and will not be linked to MTR's financial results (i) Scioto will be owned and controlled by MTR; and (ii) you will be dependent upon MTR for payments. Accordingly, you should consider the following risks, which individually or collectively, could have a material adverse effect on MTR's ability to operate Scioto and on Scioto's profitability and business prospects.

        MTR will continue to depend on Mountaineer for the vast majority of its revenues, and, therefore, any risks faced by its Mountaineer operations will have a material impact on MTR's results of operations.

        Dependence Upon Mountaineer.    MTR is dependent upon Mountaineer for the vast majority of its revenues. Accordingly, MTR may be subject to greater risks than a geographically diversified gaming operation, including, but not limited to the following risks faced by MTR's Mountaineer operations:

  •
  risks related to local and regional economic and competitive conditions, such as a decline in the number of visitors to Mountaineer, a downturn in the overall economy in Mountaineer's market,

    a decrease in gaming activities in Mountaineer's market or an increase in competition in Mountaineer's market;

  •
  impeded access to Mountaineer due to weather, floods, road construction or closures of primary access routes;

  •
  changes in local and state governmental laws and regulations (including changes in laws and regulations affecting gaming operations and taxes) applicable to Mountaineer;

  •
  work stoppages at Mountaineer;

  •
  risks related to acts of terrorism, international conflicts or breaches of security affecting Mountaineer or its market; and

  •
  natural and other disasters affecting Mountaineer's market.

        The occurrence of any of these or similar events could have a material adverse effect on MTR's business, financial condition and results of operations.

        Agreements with Horsemen and Parimutuel Clerks.    Mountaineer depends on agreements with its horsemen and parimutuel clerks to operate its business. The Federal Interstate Horse Racing Act, the West Virginia Racing Act and, if MTR's racing operations commence in Pennsylvania and Ohio, the Pennsylvania Racing Act and the Ohio State Racing Act, respectively, require that, in order to simulcast races, MTR have written agreements with the horse owners and trainers at its West Virginia, Pennsylvania and Ohio racetracks. In addition, in order to operate slot machines in West Virginia, MTR is required to enter into written agreements regarding the proceeds of the slot machines with a representative of a majority of the horse owners, trainers and breeders and a representative of a majority of the parimutuel clerks. MTR has the requisite agreements in place with the horsemen until January 1, 2004 and with the parimutuel clerks until November 30, 2003.

        Mountaineer must also maintain agreements with the horsemen concerning live and simulcast racing. If Mountaineer fails to maintain operative agreements with the horsemen, as a horse racetrack, Mountaineer will not be permitted to conduct live racing and export and import simulcasting at that horse racetrack, and, in West Virginia, Mountaineer will not be permitted to operate its slot machines. In addition, Mountaineer's simulcasting agreements are subject to the horsemen's approval. If Mountaineer fails to renew or modify existing agreements on satisfactory terms, this failure could have a material adverse effect on MTR's business, financial condition and results of operations. Mountaineer currently has the necessary agreements in place with the horsemen, but those agreements expire at midnight on December 31, 2003.

        On February 3, 2003, Mountaineer was served with a complaint filed in the U.S. District Court for the Northern District of West Virginia by the Mountaineer Park Horsemen's Benevolent and Protective Association ("HBPA"). The complaint alleged that a December 29, 2000 letter agreement with respect to the terms and conditions of simulcasting became null and void as of February 1, 2003, because the parties did not agree, in the context of the simulcasting agreement, to increase the number of live racing days at Mountaineer from not fewer than a statutorily mandated minimum of 210 to not fewer than 250 days. The complaint sought a preliminary and permanent injunction pursuant to the Federal Interstate Horse Racing Act prohibiting Mountaineer from engaging in interstate off-track wagering until such agreement is reached. On March 6, 2003, the Court denied the HBPA's request for a preliminary injunction, and found specifically that the simulcasting agreement remains in full force and effect and that Mountaineer's continued simulcasting does not violate the Federal Interstate Horse Racing Act. Subsequently, the HBPA agreed to dismiss the case, and the Court entered a dismissal order on April 18, 2003.

        Losses from Parimutuel Wagering.    Mountaineer has in the past suffered, and Mountaineer may continue in the future to suffer, losses from its parimutuel wagering business. For the year ended

December 31, 2000, Mountaineer's parimutuel wagering business had an operating loss of $573,000. For the year ended December 31, 2001, its parimutuel wagering business, for the first time since MTR acquired Mountaineer, earned an operating profit ($1.2 million, prior to deducting general and administrative expenses), and for the year ended December 31, 2002, MTR's parimutuel business earned an operating profit of $1.3 million, prior to deducting general and administrative expenses. However, MTR cannot assure you that this operation will continue to be profitable. Even if Mountaineer's parimutuel wagering operation fails to generate a profit, it is required to continue its parimutuel wagering business in order to maintain its gaming license at Mountaineer. Failure to maintain Mountaineer's gaming license would have a material adverse effect on its financial condition and results of operations.

        Minimum Live Racing Days.    If Mountaineer fails to meet the minimum live racing day requirements, it would be prohibited under West Virginia law from conducting simulcast racing or conducting gaming operations. In order to conduct simulcast racing or conduct gaming operations, Mountaineer is required under West Virginia law to hold a minimum of 210 live race days each year. Live racing days typically vary in number from year to year and are based on a number of factors, including the number of suitable race horses and the occurrence of severe weather, many of which are beyond Mountaineer's control. If Mountaineer fails to have the minimum number of live racing days, it would be prohibited under West Virginia law from conducting simulcast racing or from offering gaming at Mountaineer. This would have a material adverse affect on its business, financial condition, results of operations and ability to meet its payment obligations under its existing indebtedness.

        Linkage to West Virginia Lottery Commission Central System.    Mountaineer gaming operations are dependent on its linkage to the West Virginia Lottery Commission's central system. By West Virginia Lottery Commission directive, all of Mountaineer's slot machines are required to be connected to the SAMS 4.6 IGT central system maintained by the Lottery Commission. Mountaineer's equipment is connected to the West Virginia Central System by telephone lines. This central system tracks all gaming activity in the State of West Virginia. If the operation of the central system was disrupted for any reason, including disruption of telephone service, Mountaineer believes that the Lottery Commission would suspend all gaming operations within the State until normal operation of the system was restored. Any such suspension could cause a material disruption of Mountaineer's gaming operations and have a material adverse effect on MTR's business, financial condition and results of operations.

        MTR may face disruption in developing and integrating its Pennsylvania and Ohio operations and other facilities it may expand or acquire.

        The development and integration of MTR's Pennsylvania and Ohio operations, and any other facilities MTR may expand or acquire in the future, will require the dedication of management resources that may temporarily detract attention from MTR's day-to-day business. The process of developing and integrating these operations also may interrupt the activities of that business, which could have a material adverse effect on MTR's business, financial condition and results of operations. MTR cannot assure you that it will be able to manage the combined operations effectively or realize any of the anticipated benefits of the Pennsylvania or Ohio operations or any other facilities MTR may expand or acquire in the future.

        For example, MTR faces substantial risks and difficulties in developing its new thoroughbred horse racetrack at Presque Isle Downs in Erie, Pennsylvania, which include, but are not limited to: the ability to obtain clear title to the Pennsylvania properties on which MTR plans to build its operation and which it currently has under option; unforeseen engineering, environmental, or geological problems; interference with existing operations; unanticipated cost increases; construction delays caused by work stoppages or weather, among others, and other risks associated with building a racing operation; and additional regulatory approvals and costs if MTR is required to move to another location or as a result of other causes. MTR's license for Presque Isle Downs relates to land that MTR currently has under option. MTR has options on a second site in the event it cannot obtain clear title to the licensed site or encounter other problems that make it impossible or impracticable to execute MTR's building plans on the original site. Changing the site, however, would require regulatory approval.

        Construction of the new thoroughbred horse racetrack at Presque Isle Downs is expected to cost approximately $25 million. If legislation proposed in February 2003 is passed in Pennsylvania legalizing slot machines at racetracks, then MTR will spend significantly more (up to $50 million, exclusive of gaming equipment) to develop a gaming area. Additionally, MTR expects to spend approximately $8.2 million (exclusive of closing costs) for acquisition of real property for the new racetrack. MTR expects to finance the majority of these development costs with cash flow from operations, cash on hand, availability under MTR's $50 million third amended and restated revolving credit facility and, if slot machines are installed, capital lease obligations. However, there can be no assurances that MTR will have sufficient sources of funds for the construction and development of its Pennsylvania facility.

        In addition, the license to build a horse racetrack and conduct racing and parimutuel wagering received from the Pennsylvania State Horse Racing Commission requires MTR to build the facility by September 26, 2005. If MTR does not complete the facility within this timeframe, its license to conduct parimutuel racing at the site will be canceled. In December 2002, affiliates of Magna Entertainment Corp. and Penn National Gaming, Inc. filed an appeal concerning the unanimous decision of the Pennsylvania State Horse Racing Commission to grant MTR the license. Although MTR has continued with the permitting process for the new thoroughbred horse racetrack as well as the design and engineering of the facility, MTR does not intend to commence construction until this matter is favorably resolved, as to which there can be no assurances. As part of a settlement agreement between MTR and Magna, on June 19, 2003, Magna filed a motion to withdraw its appeal with prejudice and informed the Court that the Racing Commission supported the motion. On June 25, 2003, MTR and Penn National reached an agreement in principle pursuant to which Penn National agreed to withdraw its appeal in consideration for MTR's agreement to purchase Penn National's off track wagering facility in Erie upon MTR's commencement of parimutuel wagering in Erie and to offer comparable employment to Penn National's employees at the Erie facility. On June 26, 2003, the Court issued its Opinion and Order in which it denied Penn National's petition for review, finding that the Racing Commission had not committed an error of law in granting the license. However, notwithstanding Magna's motion to withdraw its appeal, the Court granted Magna's petition, holding that Magna had timely requested and should have received a formal hearing to be conducted in accordance with Pennsylvania's Administrative Agency Law. The Court therefore vacated the Racing Commission's November 19, 2002 Order, with regard to Magna, and remanded the case to the Racing Commission for a formal hearing. The Company believes that on remand, there being no further dispute among the parties to the proceeding, the Racing Commission will reaffirm Presque Isle Downs' license. There can be no assurances of this result, however, or that the Company's plans to build the racetrack will be executed. Given the uncertainties involved in a project such as MTR's planned Pennsylvania operation, no assurance can be given that this project will be completed within the required timeframe, if at all, or that it will be profitable.

  MTR is subject to extensive regulation by gaming and racing authorities.

        Licensing Requirements.    As owners and operators of gaming and parimutuel facilities, MTR is subject to extensive state and local regulation. State and local authorities require MTR and its subsidiaries to demonstrate suitability to obtain and maintain various licenses, and require that MTR have registrations, permits and approvals, to conduct gaming and racing operations, to sell alcoholic beverages and tobacco in MTR's facilities and to operate MTR's food service facilities. These regulatory authorities may, for any reason set forth in applicable legislation or regulation, limit, condition, suspend or revoke a license or registration to conduct gaming or racing operations or prevent MTR from owning the securities of any of its gaming or racing subsidiaries. In addition, MTR must periodically apply to renew its licenses or registrations. MTR cannot assure you that it will be able to obtain such renewals. There can be no assurance that MTR will be able to maintain its existing licenses, registrations, permits or approvals or obtain when necessary any new ones. Any failure to do so would have a material adverse effect on MTR. In addition, to enforce applicable laws and regulations, regulatory authorities may levy substantial fines against or seize the assets of MTR, its subsidiaries or the people involved in violating gaming laws or regulations. Any of these events could have a material adverse effect on MTR's business, financial condition and results of operation.

        Potential Changes In Regulatory Environment.    If current laws are modified, or if additional laws or regulations are adopted, it could have a material adverse effect on MTR. From time to time, legislators and special interest groups have proposed legislation that would expand, restrict or prevent gaming or racing operations in the jurisdictions in which MTR operates. In addition, an attorney in West Virginia has expressed his intention to challenge in court the constitutionality of the West Virginia Racetrack Video Lottery Act of 1994, as amended (the "Lottery Act"). Any expansion of gaming or racing or restriction on or prohibition of MTR's gaming or racing operations, whether through legislation or litigation, could have a material adverse effect on MTR's operating results. Several states, including those in MTR's target markets, have considered legalized casino gaming or slot machine gaming at racetracks, and others may in the future. Legislation was introduced in February 2003 that would allow for the installation of 3,000 slot machines in each of the five licensed horse racetracks located in Pennsylvania, including Presque Isle Downs, Inc. a wholly-owned subsidiary of MTR. To the extent that Pennsylvania, Ohio or West Virginia legalizes any new forms of casino gaming, slot machines or video lottery gaming, Mountaineer's gaming operations and any permitted gaming operations at Presque Isle Downs and Scioto could compete with any such new gaming facilities, and such new competition could have a material adverse effect on MTR's business, financial condition and results of operations.

        Taxation.    MTR pays substantial taxes and fees with respect to its operations. From time to time, federal, state and local legislators and officials have proposed changes in tax laws, or in the administration of such laws, affecting the gaming and racing industry. It is not possible to determine with certainty the likelihood of changes in tax laws or in the administration of such laws. Such changes, if adopted, could have a material adverse effect on MTR's business, financial condition and results of operations.

        MTR faces significant competition from other gaming and racing facilities, and increased competition could have a material adverse effect on MTR.

        Gaming Operations.    MTR faces substantial competition in each of the markets in which its gaming facilities are located. Some of the competitors have significantly greater name recognition and financial and marketing resources than MTR. All of MTR's gaming operations primarily compete with other gaming operations in their geographic areas. New expansion and development activity is occurring in each of the relevant markets, which may be expected to intensify competitive pressures and could have a material adverse impact on MTR. All of MTR's gaming operations also compete to a lesser extent with operations in other locations, including Native American lands, riverboats and cruise ships, and with other forms of legalized gaming in the United States, including state-sponsored lotteries, on- and off- track wagering, high-stakes bingo, card parlors, and the emergence of Internet gaming. In addition, casinos in Canada have likewise recently begun advertising in MTR's target markets. In a broader sense, MTR's gaming operations face competition from all manner of leisure and entertainment activities, including shopping, high school and collegiate athletic events, television and movies, concerts and travel.

        Racing And Parimutuel Operations.    Mountaineer's racing and parimutuel operations compete directly for wagering dollars with Wheeling Downs, which is located approximately 50 miles from Mountaineer; Thistledown and Northfield Park, which are located approximately 85 miles to the northwest in Cleveland, Ohio; and The Meadows, located approximately 40 miles southeast of

Mountaineer in Washington, Pennsylvania. Wheeling Downs conducts parimutuel greyhound racing and video lottery gaming. Thistledown and Northfield conduct parimutuel horse racing but not video lottery gaming. The Meadows conducts live harness racing and provides import simulcasting, but does not have video lottery gaming. If legislation proposed in February 2003 is passed in Pennsylvania legalizing slot machines at racetracks, The Meadows also would be permitted to operate slot machines. Since commencing export simulcasting in August 2000, Mountaineer also competes with racetracks across the country to have its signal carried by off-track wagering parlors. Mountaineer also competes for wagering dollars with off-track wagering facilities in Ohio and Pennsylvania. In general, Mountaineer also competes with other tracks for participation by quality racehorses.

        Currently, ten groups have applied for the two remaining licenses to operate racetracks in Pennsylvania, five of which have applied to operate horse racetracks in or around Pittsburgh. If any of these groups build racetracks in MTR's target markets, they may compete with MTR's thoroughbred horse racing at Mountaineer and planned operations at Presque Isle Downs. See "—MTR may face disruption in developing and integrating its Pennsylvania and Ohio Operations and other facilities it may expand or acquire." In addition, to the extent that Pennsylvania legalizes gaming, they may directly compete with MTR's slot operations at Mountaineer, and if MTR is permitted to implement gaming at Presque Isle Downs, they may compete with that facility.

        If MTR is successful in executing its plans to build Presque Isle Downs in Erie, Pennsylvania, that facility will face competition from other racetracks in Pennsylvania and off-track wagering facilities in Pennsylvania and West Virginia, as well as from casinos in Western New York and northern Ohio. Moreover, because Presque Isle Downs will be a new facility, all of its competitors will be more established.

        If MTR is successful in consummating its merger with Scioto, that facility competes directly with other racetracks in Ohio, including Beulah Park, a thoroughbred horse racetrack which is located approximately nine miles from Scioto; River Downs Horse Racing in Cincinnati, Ohio; and to a lesser extent, casino gambling on riverboats in Indiana and Native American lands in Michigan. Further, Scioto faces competition from off-track wagering facilities in Ohio, Pennsylvania and West Virginia.

        Increased competition may require MTR to make substantial capital expenditures to maintain and enhance the competitive positions of its properties, including updating slot machines to reflect changing technology, refurbishing rooms and public service areas periodically, replacing obsolete equipment on an ongoing basis, and making other expenditures to increase the attractiveness and add to the appeal of its properties, including increased marketing and promotions. Because MTR is highly leveraged, after satisfying its obligations under its outstanding indebtedness, there can be no assurance that MTR will have sufficient funds to undertake these expenditures or that MTR will be able to obtain sufficient financing to fund such expenditures. If MTR is unable to make such expenditures, its competitive position and results of operations could be materially adversely affected.

        MTR depends on its key personnel.

        MTR is highly dependent on the services of Edson R. Arneault, our Chairman and Chief Executive Officer, and other officers and key employees. MTR has entered into employment agreements with Mr. Arneault and certain other officers. However, the loss of the services of any of these individuals could have a material adverse effect on MTR's business, financial condition and results of operations.

        MTR's business may be adversely affected by recession or economic downturn; the seasonal nature of MTR's business could also adversely affect its cash flow.

        MTR's primary business involves leisure and entertainment. The economic health of the leisure and entertainment industry is affected by a number of factors that are beyond MTR's control, including: (1) general economic conditions and economic conditions specific to MTR's primary markets;

(2) levels of disposable income of patrons; (3) increased transportation costs resulting in decreased travel by patrons; (4) local conditions in key gaming markets, including seasonal and weather-related factors; (5) increases in gaming and racing taxes or fees; (6) competitive conditions in the gaming, leisure and entertainment industry and in particular markets, including the effect of such conditions on the pricing of MTR's products; (7) substantial price increases in the cost of energy in the United States; and (8) the relative popularity of entertainment alternatives to gaming and racing that compete for the leisure dollar. Any of these factors could negatively impact the leisure and entertainment industry generally, and as a result, MTR's revenues and results of operations.

        In addition, MTR's operations at Mountaineer and MTR's planned operations at Presque Isle Downs and Scioto are typically seasonal in nature. Winter conditions may adversely affect transportation routes to MTR's properties, as well as cause cancellations of live horse racing. As a result, unfavorable seasonal conditions could have a material adverse effect on MTR's operations.

        MTR is subject to environmental laws and potential exposure to environmental liabilities.

        MTR is subject to various federal, state and local environmental laws and regulations that govern activities that may have adverse environmental effects, such as discharges to air and water, as well as the management and disposal of solid and hazardous wastes. These laws are complex, and subject to change. From time to time, MTR's operations may not be in compliance with such laws and regulations. As a result, MTR may incur costs, penalties or other liabilities. For example, water discharges from MTR's racetrack operations at its Mountaineer facility have been the subject of past enforcement actions by state regulators. MTR has satisfied the requirements of those past proceedings, and implemented measures to maintain compliance on a going forward basis. While such liabilities have not in the past had a material impact on MTR's business or financial condition, no assurances can be provided that compliance with environmental laws and regulations will not have such an impact in the future.

        MTR is also subject to laws and regulations that create liability and cleanup responsibility for releases of hazardous substances into the environment. Under certain of these laws and regulations, a current or previous owner or operator of property may be liable for the costs of remediating hazardous substances or petroleum products on its property, without regard to whether the owner or operator knew of, or caused, the presence of the contaminants, and regardless of whether the practices that resulted in the contamination were legal at the time they occurred. The presence of, or failure to remediate properly, such substances may adversely affect the ability to sell or rent such property or to borrow funds using such property as collateral. Additionally, the owner of a site may be subject to claims by third parties based on damages and costs resulting from environmental contamination emanating from a site. Based on currently available information, MTR believes, although no assurance can be provided, that such liabilities will not have a material impact on MTR's business.

Certain Risks Related to Scioto's Business

        The following risks could have a material adverse effect on Scioto's financial results including but not limited to the amount of any payments that may be made with respect to the CEP Rights. Scioto may be unable to continue as a going concern. The current financial condition of Scioto raises doubt about its ability to continue as a going concern. If the merger is not completed, there is no assurance that Scioto will be able to continue its business.

        Scioto does not have sufficient resources to install and update video lottery terminals.

        Scioto does not currently have the capital or the expertise to install and operate video lottery terminals at its facility. If video lottery terminals are approved for use at racetracks in Ohio and if the merger is not completed there is no assurance that Scioto will be able to install and operate video lottery terminals at its racetrack.

        Racetracks in Ohio may be unable to obtain authorization to install and operate video lottery terminals.

        Currently, racetracks in Ohio are not authorized to install and operate video lottery terminals at their racetracks and there is no assurance that legislation will be passed to authorize installation and operation of video lottery terminals.

        Scioto is subject to environmental laws and potential exposure to environmental liabilities.

        Scioto is subject to various federal, state and local environmental laws and regulations that govern activities that may have adverse environmental effects, such as discharges to air and water, as well as the management and disposal of solid and hazardous wastes. These laws are complex, and subject to change. From time to time, Scioto's operations may not be in compliance with such laws and regulations. As a result, Scioto may incur costs, penalties or other liabilities. While such liabilities have not in the past had a material impact on Scioto's business, there can be no assurance that compliance with environmental laws and regulations will not have such an impact in the future.

        Scioto is also subject to laws and regulations that create liability and cleanup responsibility for releases of hazardous substances into the environment. Under certain of these laws and regulations, a current or previous owner or operator of property may be liable for the costs of remediating hazardous substances or petroleum products on its property, without regard to whether the owner or operator knew of, or caused, the presence of the contaminants, and regardless of whether the practices that resulted in the contamination were legal at the time they occurred. The presence of, or failure to remediate properly, such substances may adversely affect the ability to sell or rent such property or to borrow funds using such property as collateral. Additionally, the owner of a site may be subject to claims by third parties based on damages and costs resulting from environmental contamination emanating from a site. No assurance can be given that such liabilities will not have a material adverse effect on Scioto's business.

        Scioto may be unable to repay certain amounts owed to MTR in the event the Merger is not consummated.

        The merger may not be completed. If the merger is not completed, MTR and Scioto will have incurred substantial expenses for which no ultimate benefit will have been received by either MTR or Scioto. If the Merger Agreement is terminated pursuant to the terms of such Agreement, Scioto will be required to repay MTR (i) $1,000,000 delivered by MTR to Scioto prior to the date of this document, which shall be deemed to be a loan by MTR to Scioto; such loan is to be repaid on December 23, 2005 with interest calculated at the rate equal to MTR's cost of borrowing as may vary from time to time; the loan will be secured by Scioto's real and personal property (junior only to liens of record on December 23, 2002); and (ii) an additional amount of $1,000,000 loaned to Scioto pursuant to the Management Agreement and a Loan Agreement entered into by MTR and Scioto on May 5, 2003 (the "Loan Agreement"), to be repaid on December 31, 2003 with interest calculated at the rate equal to the rate of interest that would be paid by MTR pursuant to the Third Amended and Restated Credit Agreement dated March 28, 2003 by and between MTR and its subsidiaries, Wells Fargo Bank, National Association, and the other lenders referenced in that credit agreement, such loan to be secured by a mortgage on the approximately 173 acre parcel of Scioto real property located at 6000 South High Street in Columbus, Ohio. Scioto is also obligated to pay MTR a breakup fee of $1,900,000 if the Merger Agreement is terminated subject to the conditions set forth in Amendment No. 2 to the Merger Agreement. See Attachment I. Scioto may be unable to repay such amounts to MTR. No assurance can be provided that Scioto would be able to repay such amounts or would be able to prevent a liquidation of its assets in order to satisfy its debts to MTR. In view of Scioto's current financial situation, it is highly probable that Scioto would not be able to repay its debts to MTR in the event of such a termination of the Merger Agreement, absent a liquidation of Scioto's assets.

        Scioto is subject to extensive regulation by racing authorities.

        Licensing requirements.    As an owner of a parimutuel racing facility, Scioto is subject to extensive state and local regulation. State and local authorities require Scioto to demonstrate suitability to obtain and maintain various licenses and require that Scioto have registrations, permits and approvals to conduct racing operations, to sell alcoholic beverages in Scioto's facilities and to operate Scioto's food service facilities. Scioto must periodically apply to renew its licenses or registrations. Scioto cannot assure you that it will be able to obtain such renewals. There can be no assurance that Scioto will be able to maintain its existing licenses, registrations, permits or approvals or obtain, when necessary, any new ones. Any failure to do so would have a material adverse effect on Scioto.

        Taxation.    Scioto pays substantial taxes and fees with respect to its operations. From time to time, federal, state and local legislatures and officials have proposed changes in tax laws or in the administration of such laws affecting the racing industry. It is not possible to determine with certainty the likelihood of changes in tax laws or in the administration of such laws. Such changes if adopted could have a material adverse effect on Scioto's business, financial condition and results of operations.

        Scioto faces significant competition from other gaming and racing facilities and increased competition could have a material adverse effect on Scioto.

        Gaming Operations.    Scioto faces substantial competition from gaming operations located in states surrounding Ohio. Gaming operations competing with Scioto are currently established in West Virginia, Indiana and Michigan. It would be anticipated that this competition and the pressure put on Scioto as a result of such competition will continue to increase and could have a material adverse impact on Scioto's business, financial condition and results of operations. In a broader sense, Scioto's racing operations face competition from all manner of leisure and entertainment activities, including shopping, high school and collegiate athletic events, professional athletic events, television, movies, concerts and travel.

        Scioto's business may be adversely affected by recession or economic downturn.

        Scioto's primary business involves leisure and entertainment. The economic health of the leisure and entertainment industry is affected by a number of factors that are beyond Scioto's control, including: (1) general economic conditions and economic conditions specific to Scioto's primary market; (2) levels of disposable income of patrons; (3) local conditions in key gaming markets including seasonal and weather-related factors; (4) substantial price increases in the cost of energy in the United States; and (5) the relative popularity of entertainment alternatives to racing, that compete for the leisure dollar. Any of these factors could negatively impact the leisure and entertainment industry generally and, as a result, could have a material adverse effect on Scioto's revenues and results of operations.

THE SPECIAL MEETING

        This Joint Proxy Statement-Prospectus is being mailed to you in connection with the solicitation of proxies by the Scioto board of directors in connection with the proposed transaction and any other matters to be voted upon at the Special Meeting of Scioto. This Joint Proxy Statement-Prospectus is first being mailed to Scioto common shareholders on or about July 3, 2003.

Date, Time And Place

        The Special Meeting of Scioto's shareholders is scheduled to be held as follows:

    The Clubhouse
    Scioto Downs, Inc.
    6000 South High Street
    Columbus, Ohio 43207
    2:00 p.m., local time
    July 23, 2003

Purpose Of The Special Meeting

        The Special Meeting of Scioto common shareholders is being held for the following purposes:

  1.
  To consider and vote upon a proposal to adopt the Merger Agreement as it may be amended from time to time and to approve the merger which is described in this document, pursuant to which Racing Acquisition, Inc., a wholly-owned subsidiary of MTR, will merge with and into Scioto Downs, Inc., with Scioto remaining as the surviving corporation and a wholly-owned subsidiary of MTR; and

  2.
  To transact other business as may be properly presented at the Special Meeting or any adjournments or postponements thereof, including, if submitted to a vote of the shareholders, a motion to adjourn the Special Meeting to another time or place for the purpose of soliciting additional proxies.

        Scioto's common shareholders may be asked to vote upon a proposal to adjourn or postpone the Scioto's Special Meeting. Scioto could use any adjournment or postponement of the Scioto Special Meeting for the purpose, among other things, of allowing additional time for soliciting additional votes to approve the Merger Agreement.

Record Date

        The Scioto Board of Directors has fixed the close of business on June 27, 2003 to serve as the record date for determination of the Scioto common shareholders entitled to notice of, and to vote at, the Special Meeting. On the record date, there were 595,767 Scioto common shares outstanding, held by approximately 1,300 holders of record.

        Each Scioto common share has one vote. Abstentions and broker non-votes will be included in determining the number of Scioto common shares present at the Special Meeting for purposes of determining a quorum. A majority of the Scioto common shares present at the meeting in person or by proxy shall constitute a quorum for the meeting.

Vote Required For The Proposed Transaction

        The affirmative vote of the holders of at least two-thirds of the Scioto common shares is required to approve the Merger Agreement and the proposed transaction. Accordingly, if you are entitled to vote and either abstain from voting or fail to return your proxy card or voting instructions, your action will have the same effect as voting against the proposed transaction.

Voting And Revocation Of Proxies

        The Scioto Board of Directors is soliciting your proxy to give you the opportunity to vote at the Scioto Special Meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions.

        You may grant a proxy in one of two ways:

  1.
  MAIL. You can vote your shares by marking your proxy, dating and signing it and returning it in the postage-paid envelope provided to you with this Joint Proxy Statement-Prospectus.

  2.
  IN PERSON. If you attend the Scioto Special Meeting, you may vote your shares by ballot at the Scioto Special Meeting if you are a holder of record, or if your shares are held in street name and you have a valid proxy from your broker.

        Scioto common shares represented by properly executed proxy cards will be voted at the Special Meeting as marked and, in the absence of specific instructions, will be voted to approve the proposed transaction and, in the discretion of the persons named as proxies, on all such other business as may properly come before the Special Meeting. The board has also solicited discretionary authority from shareholders to adjourn or postpone the Special Meeting to permit further solicitation with respect to the proposal to approve the proposed transaction.

        All Scioto common shares represented by properly executed proxies or voting instructions received before or at the Scioto Special Meeting will, unless the proxies or voting instructions are revoked, be voted in accordance with the instructions indicated on those proxies or voting instructions. You are urged to mark the box on the proxy card to indicate how to vote your shares.

  •
  If you fail to execute a proxy card or voting instructions properly, your shares will not be voted, which will have the same effect as voting against the proposed transaction.

  •
  If you properly execute a proxy card or voting instructions but do not indicate how you want to vote, your proxy will be counted as a vote in favor of the proposed transaction.

  •
  If you properly execute a proxy card or voting instructions and have abstained from voting, your shares will not be voted, which will have the same effect as a vote against the proposed transaction.

  •
  If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares. Your broker is required to vote your Scioto common shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your Scioto common shares will not be voted, which will have the same effect as voting against the proposed transaction.

        Scioto does not expect that any matter other than the approval of the Merger Agreement and the proposed transaction will be brought before its Special Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is withheld on the proxy card.

        At any time prior to the exercise of your proxy, you may revoke it by:

  •
  giving notice in writing to Scioto of your revocation;

  •
  submitting another properly completed proxy by mail to Scioto in care of Edward T. Ryan, President; or

  •
  attending the Special Meeting and voting in person.

        Please note that attendance alone at the Special Meeting will not by itself revoke a proxy. If your Scioto common shares are held in the name of a bank, broker, trustee or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Special Meeting.

Solicitation Of Proxies

        MTR and Scioto will share equally the expenses incurred in connection with the printing and mailing of this Joint Proxy Statement-Prospectus. Scioto will also request banks, brokers and other intermediaries holding Scioto common shares beneficially owned by others to send this document and the accompanying proxy to, and obtain proxies from, the beneficial owners and will reimburse the holders for their reasonable expenses in doing so. MTR will pay the cost of soliciting proxies from Scioto's shareholders. In addition to solicitation by mail, directors, officers and designated employees of Scioto may solicit proxies from shareholders by telephone, in person or through other means. Scioto will not compensate these people for this solicitation, but Scioto will reimburse them for reasonable out-of-pocket expenses they incur in connection with the solicitation. Scioto has retained Georgeson Shareholder Communications Inc. to assist it in the solicitation of proxies, using the means referred to above, at an anticipated cost of $12,500, plus reimbursement of out-of-pocket expenses.

Recommendation Of The Scioto Board Of Directors

        The members of the Scioto board of directors each have (1) determined that the Merger Agreement and the related transactions are fair to and in the best interests of the Scioto common shareholders where shareholders elect to receive the cash consideration, or the alternative cash consideration and CEP Rights in the proposed transaction, (2) approved the Merger Agreement and the related transactions and declared the proposed transaction advisable and (3) recommended that Scioto common shareholders approve the Merger Agreement and the related transactions. For more detailed information regarding Scioto's Board of Directors' reasons for supporting the proposed transaction, see "Special Factors."

SPECIAL FACTORS

Background Of The Proposed Transaction

        In May of 2001, Mr. Edward T. Ryan, president of Scioto, and Mr. John J. Chester, a director of Scioto and Scioto's counsel, traveled to Mountaineer Park in West Virginia to visit MTR's horse racing and gaming facilities. On November 7, 2001, Mr. Ryan and Mr. Chester met with representatives of MTR including Mr. Edson Arneault and Mr. Pat McCune, at Scioto Downs. The parties discussed in general terms possible business relationships between Scioto and MTR. Mr. Ryan went to Mountaineer Park again in December of 2001 with Mrs. Hill to continue discussions regarding possible business relationships between Scioto and MTR.

        The report of Scioto's independent accountants to the board of directors of Scioto regarding the annual financial statements for the year ending October 31, 2001 contained the statement that "the company's net losses, negative working capital and negative operating cash flows raise substantial doubt about its ability to continue as a going concern." Scioto's financial condition was the subject of a lengthy discussion at the Scioto board of directors meeting held on January 29, 2002. In particular, the discussion focused on future cash needs and capital expenditures.

        In March of 2002, Mr. Chester met with Mr. McCune, a representative of MTR, to discuss proposed video lottery legislation. Also in March of 2002, representatives of Scioto met with the owner of Beulah Park in Grove City, Ohio, at his request. The owner indicated that Beulah Park was negotiating for a sale to Greenwood Association, which owns racetracks in Philadelphia and other facilities and that Scioto should do the same. This meeting was discussed at the board of directors meeting held on March 27, 2002. At that meeting, the board of directors authorized the president, Mr. Ryan, to appoint a committee to look at this situation and other possible opportunities. The members of the committee were Mr. Chester, Richard McClelland, Mrs. LaVerne Hill and Mr. Ryan.

        On April 16, 2002, members of Scioto's special board committee met with representatives of Delaware North, including Mr. William Bissett, Vice-President. The purpose of the meeting was to discuss possible business relationships between the two companies. Nothing further developed from these discussions.

        On April 26, 2002, members of Scioto's special board committee met with representatives of MTR at Scioto Downs, including Mr. Arneault and Mr. McCune. The purpose of the meeting was to discuss further possible business relationships between the two companies, including such possibilities as a joint venture or a merger and acquisition.

        On May 28, 2002, Mr. Chester and Mr. Ryan met with representatives of Greenwood Association and the owner of Beulah Park. At the meeting of the board of directors held on May 29, 2002, Mr. Chester reported on this meeting. It was represented that Greenwood Association was going to acquire a fifty percent interest in Beulah Park and that Greenwood Association and Beulah Park would then like to acquire the assets of Scioto. No further details of a possible acquisition were discussed and thereafter there was no further interest expressed by Greenwood Association. At this meeting of the board of directors, it was determined that the special board committee should talk to other track owners, such as Isle of Capri.

        On June 13, 2002, members of Scioto's special board committee met with representatives of Isle of Capri, including Mr. Richard Feinberg, general manager at Pompano Park, and Allan Solomon, executive vice-president. Isle of Capri owns Pompano Park and other tracks and gambling facilities. The purpose of the meeting was to explore possible business relationships between the two companies.

        At a board of directors meeting held on June 26, 2002, the current financial condition of Scioto was discussed in detail. In particular, there was a concern that the company would run out of money by December of 2002 and further that it needed additional capital. There had been a state-wide reduction in parimutuel handle and to date, due in large part to weather conditions, Scioto had raced fifty less races than in the previous year. Mr. McClelland reported on the meeting that the special board committee had had with representatives of Isle of Capri.

        During August of 2002, there were additional conferences with representatives of MTR regarding a possible merger transaction.

        At a board meeting on August 21, 2002, the directors of Scioto expressed their concern about the seriousness of the current financial situation. Customers were not wagering as much and purses had been reduced. A letter was received from National City Bank requesting payment of the line of credit by October 31, 2002. If video lottery terminals were approved, Scioto would not have sufficient capital or expertise to implement the new law. Various options needed to be explored. On September 4, 2002, Scioto's special board committee met again with Mr.  Feinberg and Mr. Solomon, representatives of Isle of Capri, to discuss possible business relationships between the two companies, but no developments occurred that were of interest to Scioto. There were no further meetings with the Isle of Capri representatives. At a board meeting on September 11, 2002, Mr. Chester reported that he had met with representatives of Capital Works, LLC, a merchant bank in Cleveland, Ohio. They expressed an interest, subject to due diligence procedures, in making a loan to Scioto which would be convertible into common voting stock. Capital Works LLC would have provided working capital for eighteen months to Scioto at an interest rate of ten percent. If a sale of the business occurred within the eighteen-month period, Capital Works would have been entitled to receive fifteen percent of the outstanding stock of Scioto at a conversion price of five dollars per share. If there was no sale during such period, the interest rate was to increase substantially and Capital Works would have received thirty percent of the outstanding stock of Scioto. The board determined that this was not an acceptable proposal as a result of the inadequate terms proposed by Capital Works and because the proposed convertible loan would have made a sale of Scioto or merger substantially more difficult to accomplish.

        On October 1, 2002, the special board committee met to discuss Scioto's financial situation and a possible merger transaction with MTR. On October 7, 2002, there was a conference between counsel for MTR and representatives of Scioto regarding terms of a possible merger. On October 8, 2002, a draft of a proposed merger agreement with MTR was provided by MTR to Scioto. Following this, the special board committee had additional conferences with MTR representatives which included discussions regarding the merger terms. Scioto's special board committee determined that advice was needed with regard to the earnout provision proposed by MTR. Crowe, Chizek & Company, LLP ("Crowe, Chizek") was contacted and on October 28, 2002, a proposal was received from Crowe, Chizek. See "Special Factors—Opinion of Fair Market Value of Contingent Earnout Payments from MTR." On October 21, 2002, a revised draft of a merger agreement with MTR was received by Scioto. On November 8, 2002, a proposal was received from the owners of Beulah Park racetrack to acquire the assets of Scioto for $15,500,000 plus one percent of the gross proceeds from the operation of video lottery terminals, if and when available, up to $15,500,000, provided they become available within ten years from the date of the purchase agreement. The proposal was contingent upon the approval of the Ohio State Racing Commission to transfer the Scioto racing permits to Beulah Park. Thereafter no racing would be conducted at Scioto Downs. The board of directors of Scioto next met on November 14, 2002 and representatives of MTR were present at that meeting. They reviewed the MTR merger proposal with the board and answered questions concerning it. They also expressed their interest in acquiring Scioto. After the representatives of MTR left the meeting, the board approved the hiring of Crowe, Chizek to render its opinion as to the fair market value of the earnout provision in the proposed merger agreement with MTR. On November 19, 2002, another revised draft of the proposed merger agreement was received.

        At a board meeting held on December 10, 2002, the directors received a verbal report from Crowe, Chizek. This report indicated that the fair market value of the MTR earnout proposal was approximately $8,000,000 to $10,000,000 and that the fair market value of the earnings to be received from the operation of video lottery terminals at Scioto Downs by Scioto over a ten-year period was approximately $40,000,000. The board also discussed the proposal received from the owner of Beulah Park to acquire all of Scioto's assets for $15,500,000 million plus an earnout provision based upon the operation of video lottery terminals. To determine the value of this to the Scioto shareholders, the liabilities that would remain with Scioto had to be deducted from the $15,500,000 million purchase price. As of October 31, 2002, these liabilities were approximately $5,378,000. Also, a tax on the gain to Scioto would have to be paid at the time of the sale and another tax would have to be paid by the shareholders on the gain received by them when the proceeds from the sale were distributed to the shareholders. The proposal was also contingent upon the transfer of the racing permits from Scioto to Beulah Park. This would mean there would be no further racing at Scioto Downs. The board also noted that the proposal from MTR provided a payment of $1,000,000 upon execution of the merger agreement to be used for continuing operations and, in view of the current cash problems at Scioto, this was a very important and desirable part of the MTR proposal. No such payment was included in the Beulah Park proposal. The board reviewed the MTR proposal in view of the Crowe, Chizek report and requested the special board committee to contact MTR for future negotiations. Additional discussions with representatives of MTR followed.

        On December 19, 2002, a revised draft of a merger agreement with MTR was received. On December 23, 2002, the board of directors of Scioto met to review and consider the latest draft of the merger agreement received from MTR. All parts of the proposal were reviewed, including the purchase price of $32 per share, the earnout provision and the $1,000,000 payment upon execution. It was pointed out that if MTR would terminate the agreement during the due diligence period for cause, the $1,000,000 would be converted into a loan and would have to be repaid by Scioto. The board also again reviewed the proposal to purchase assets received from the owners of Beulah Park. The board reviewed the report from Crowe, Chizek which indicated that the earnout provision proposed by MTR was not sufficient. The board reviewed information concerning the trading volume of the shares of Scioto which was approximately 12,000-14,000 per year. The board also reviewed information to the effect that since 1999 the stock of Scioto had traded in a range from a low of $12.25 per share to a high of $15.25 per share. Most recently the stock has traded in a range from a low of $12 per share to a high of $13 per share. The board also reviewed the current financial status of Scioto and the fact that losses had been incurred in the last two years of approximately $1,000,000 each year. The board discussed the fact that if video lottery terminals were approved at Ohio racetracks, Scioto did not have the capital or the expertise to implement the new law. The board was concerned that the Crowe, Chizek report indicated that the earnout proposal by MTR was too low. Mr. Chester reported that he had met again with representatives of MTR but they were unwilling to increase their proposal. The board also discussed the fact that the Crowe, Chizek report is based upon an on-going video lottery terminal business in full operation and that this does not yet exist in Ohio and may never exist in Ohio. The special committee of Scioto noted that the Crowe, Chizek report did not take into consideration the effect upon value of the risk of video lottery terminals not being authorized in Ohio. The directors continued their review of the terms of the MTR proposal. In looking at the current financial condition of Scioto and all of the other relevant factors, the directors determined that a purchase price of $32 per share represented an excellent offer and the best offer. The directors also recognized that Scioto needed additional capital and gaming expertise to develop video lottery terminals if they were approved. MTR could provide both of these. Moreover, MTR would continue racing at Scioto.

        The board concluded that a sale of the stock of Scioto would be of greater benefit to the shareholders of Scioto than a sale of assets and that a sale price of $32 per share represented an excellent opportunity for the shareholders. Taking all of the factors into consideration, the board determined that it was in the best interest of Scioto and the shareholders of Scioto to accept the proposal made by MTR. Therefore, upon motion duly made and seconded, the board unanimously approved the Merger Agreement and merger with MTR, authorized Mr. Ryan as president of Scioto to execute the agreement of behalf of Scioto and recommended to the shareholders of Scioto that they approve the Merger Agreement and merger with MTR. The meeting was then adjourned. Mr. Arneault, president of MTR, then came in and he and Mr. Ryan executed the Merger Agreement on behalf of MTR and Scioto.

Consideration Of The Proposed Transaction

        The Board reviewed the current financial condition of Scioto and the fact that losses of approximately $1,000,000 had been incurred in each of the last two years. The Board was concerned as to whether Scioto could continue its business. The Board reviewed information to the effect that since 1999, the stock of Scioto traded in a range from a low of $12.25 per share to a high of $15.25 per share. Most recently, the stock traded on a range from a low of $12 per share to a high of $13 per share. This information was compared to MTR's offer of $32 per share. The Board had met with representatives of other racing and gaming entities, but had received only one offer, which was an offer to purchase assets. The Board determined that a sale of stock at $32 per share would be of greater benefit to the shareholders than a sale of assets. The Board considered the fact that the MTR proposal offers a shareholder $32 per share or $17 per share plus a contingent earnout payment from revenue derived from additional gaming opportunities that might be authorized at racetracks. A shareholder would have the potential opportunity to participate in future earnings under MTR's proposal. The MTR proposal also provided Scioto with $1,000,000 (which under certain circumstances described below may become a loan to be repaid by Scioto to MTR), which would enable Scioto to continue in business until the merger is completed. MTR subsequently agreed to loan up to an additional $1,000,000 to Scioto subject to the terms and provisions of the Management Agreement. See "Special Factors—Management Agreement."

Loan Transactions

        On December 23, 2002, MTR delivered the amount of $1,000,000 to Scioto to be used for the business improvement purposes set forth in the Merger Agreement. If the Merger Agreement is terminated pursuant to the terms of such Agreement, the $1,000,000 amount shall be deemed a loan to be repaid to MTR by Scioto on December 23, 2005 and shall bear interest at the rate equal to MTR's cost of borrowing as may vary from time to time. The loan will be secured by Scioto's real and personal property (junior only to liens of record on December 23, 2002).

        On May 5, 2003, MTR agreed to lend Scioto up to an additional $1,000,000 subject to the terms and conditions of the Management Agreement (and a Promissory Note, Loan Agreement and Mortgage also dated May 5, 2003). Unless accelerated on an earlier date, the entire balance of principal loaned, and all interest owed on that Loan, shall become due and payable on December 31, 2003. Interest payable by Scioto shall accrue at the rate equal to the rate of interest that would be paid by MTR pursuant to the Third Amendment and Restated Credit Agreement dated March 28, 2003 by and between MTR and its subsidiaries, Wells Fargo Bank, National Association, and the other lenders referenced in that credit agreement. As of June 27, 2003, Scioto has borrowed $775,000 under this Agreement. See "Special Factors—Management Agreement."

Opinion of Fair Market Value of Contingent Earnout Payments from MTR

        The Merger Agreement provides that a Scioto shareholder may elect to receive $17 per share plus a share of 10% of the increase in the annual EBITDA of Scioto for a period of ten (10) years after Scioto has commenced operating enhanced forms of gaming. On November 14, 2002, Scioto retained the services of Crowe, Chizek, a United States public accounting and consulting firm, to provide Scioto with (i) an opinion of the fair market value of the contingent earnout payments from MTR pursuant to the Merger Agreement in the event enhanced forms of gaming are legalized and conducted at Scioto and (ii) an opinion of the fair market value of the enhanced forms of gaming if operated by Scioto. No fairness opinion was requested or given. Crowe, Chizek is a public accounting and consulting firm founded in 1942. The firm has been responsible for numerous fiscal impact studies relating to casino gaming, lotteries and parimutuel racing operations. One such study was done for Ohio racetracks in particular.

        Crowe, Chizek's public sector services practice currently consults for eight of the ten riverboat casinos in Indiana, one of Indiana's two racetracks and all of the tracks in the State of Ohio. Crowe, Chizek's commercial services group provides performance improvement consulting, risk control measures, audit and tax services to gaming industry owners and operators in both Native American and state-regulated operations.

        Scioto asked Crowe, Chizek to submit a proposal to Scioto regarding the requested opinions. Crowe, Chizek was selected because of its familiarity with the racing industry in Ohio and other jurisdictions. In particular, in the spring of 1999, Crowe, Chizek prepared a comprehensive economic impact analysis (for all the horse racetracks in Ohio) of the Ohio horse racing industry and an assessment of the video lottery terminal market potential. This gaming revenue analysis was updated by Crowe, Chizek in April of 2001. Scioto determined that no other firm would have been as well-qualified and as well-informed regarding the racing industry in Ohio in general and the impact of video lottery terminals on Ohio racetracks in particular.

        After reviewing Crowe, Chizek's proposal and talking with their representatives, the board of directors of Scioto approved Scioto's engagement of Crowe, Chizek to provide the requested opinions. During the past two years, there has been no other material relationship between Scioto and Crowe, Chizek and none is contemplated in the future. The agreement between Scioto and Crowe, Chizek provides that Scioto will pay Crowe, Chizek for its services an amount not to exceed $50,000. No other payment is contemplated. Crowe, Chizek's opinion does not relate to the fairness of the consideration to be paid to Scioto's shareholders by MTR. In arriving at its opinion of fair market value, Crowe, Chizek used the income approach to valuation employing the discounted net cash flow method to obtain an indicator of value and also the guideline publicly traded company method (which considers certain comparable publicly traded companies) to develop a value indicator. The discounted net cash flow method utilizes an estimate of future net cash flows over a period of years sufficient to reach stability of the business. The estimated future net cash flows are converted to a value indicator by determining the present value using a discount rate. The discount rate is based upon the nature of the business, the overall level of risk and the expected stability of the estimated cash flows. The higher the level of overall risk, the higher the discount rate and the lower the enterprise value. The guideline publicly traded company method considered revenues of certain companies engaged in the gaming business. To develop estimates of Scioto's video lottery terminal future operations, Crowe, Chizek utilized the estimated revenue as reported by them in their updated market assessment and gaming revenue analysis of proposed video lottery terminal machines at Ohio racecourses dated April 2, 2001. Use of this hypothetical revenue estimate was agreed to by Scioto. They also utilized expense assumptions prepared by Scioto's management except for interest expense and depreciation expense. Crowe, Chizek assumed the construction of a $35 million separate gaming facility to house the video lottery terminals as estimated by Scioto management. Their analysis is based upon estimates and hypothetical assumptions regarding the proposed addition of video lottery terminals. Their opinion is also based upon the assumption that the video lottery terminal business at Scioto is fully operational. Crowe, Chizek concluded that, in their opinion, the range of fair market value of the potential earnout is from $8.8 million to $10.8 million over a ten-year period. This opinion assumes that the video lottery terminals will have no effect on Scioto's racing operations throughout the ten-year period. Crowe, Chizek also concluded that, in their opinion, the video lottery terminals' fair market value is approximately $40 million, which is substantially more than the value of the proposal made by MTR. It should be noted that Crowe, Chizek's opinion that the video lottery terminals fair market value is approximately $40 million is based upon the assumption that the video lottery terminals are in full operation. At the present time, the Ohio legislature has not approved the use of video lottery terminals at Ohio racetracks and therefore there are no video lottery terminals at Scioto. Crowe, Chizek's opinion is attached to this document as Attachment IV. See "Special Factors—Background of the Proposed Transaction."

Purposes of the Proposed Transaction

        The primary purposes of the merger are (i) to provide Scioto with an opportunity to continue its business as a going concern with sufficient financial viability and resources to maintain and enhance its racing operations and benefit from future federal or state legislation, if any, that would permit Scioto to commence gaming operations in Ohio; and (ii) to diversity MTR's operations, create cross marketing opportunities with MTR's existing and planned facilities in the region, leverage its racing expertise, and hedge and enhance MTR's market position in the event legislation permitting gaming in Ohio is passed.

Material Federal Income Tax Consequences

        The following is a summary of the anticipated material federal income tax consequences of the merger. This discussion is based on the Internal Revenue Code of 1986, as amended, regulations, rulings and judicial decisions currently in effect, all of which are subject to change. This discussion does not address all aspects of federal income taxation to all categories of investors, some of who may be subject to special rules. This discussion does not address, among other matters:

  •
  state, local or foreign tax consequences of the merger;

  •
  the tax consequences to Scioto shareholders who hold their Scioto common shares other than as a capital asset, who hold their Scioto common shares in a hedging transaction or as part of a straddle or conversion transaction or who are subject to special rules under the Internal Revenue Code, such as foreign persons, tax-exempt organizations, insurance companies, financial institutions, and dealers in stocks and securities;

  •
  the tax consequences to Scioto shareholders who received their shares upon the exercise of stock options, purchase plan rights, or otherwise as compensation;

  •
  the tax consequences to the holders of notes issued by Scioto;

  •
  the tax consequences to the holders of options to acquire Scioto common shares;

  •
  the tax consequences to MTR and Scioto of any income and deferred gain recognized pursuant to Treasury Regulations issued under Section 1502 of the Internal Revenue Code.

        Assuming that the merger is consummated in accordance with the terms and conditions of the Merger Agreement, it is anticipated that the following federal income tax consequences will occur:

  •
  the merger, conducted pursuant to Section 1701.78 of the Ohio Revised Code, with each of MTR, Scioto, and Racing Acquisition as a party to the merger, will constitute a taxable acquisition of Scioto shares by MTR;

  •
  no gain or loss will be recognized by MTR, Scioto, or Racing Acquisition as a result of the merger;

  •
  gain will be recognized by Scioto shareholders upon their exchange of Scioto common shares for cash, pursuant to the merger, in an amount equal to the excess of the cash received in the exchange ($32 per share) over the shareholders' tax bases in the shares;

  •
  Even though the timing and amount of the contingent payments (if any) that may eventually be received by Scioto shareholders electing to receive the CEP Rights cannot be determined at the time of the merger, the CEP Rights will be valued at $15 per share. This $15 per share represents the amount that such Scioto shareholders agreed to relinquish in order to receive the CEP Rights. Accordingly, those Scioto shareholders electing to receive the CEP Rights will be treated as having received consideration equal to $32 per share ($17 per share in cash and a CEP Right valued at $15 per share). Accordingly, such shareholders will recognize gain or loss at the time of the exchange in an amount equal to the excess of the merger consideration ($32 per share) over their tax basis in the shares.

  •
  In addition to recognizing gain on the merger (assuming that their tax basis is less than $32 per share), Scioto shareholders electing to receive CEP Rights may recognize income or gain in future years attributable to the CEP Rights. MTR believes, and intends to take the position for income tax reporting purposes, that Scioto shareholders will not recognize any additional income or gain attributable to the CEP Rights until contingent payments are received, at which point it is likely that a portion of such contingent payments would be characterized as interest income and a portion of such contingent payments would constitute principal/sales proceeds that would first be applied against the shareholders' basis in the contingent payment right and would thereafter give rise to capital gains. There can be no assurance, however, that the Internal Revenue Service will agree with MTR's position. It is possible that the Internal Revenue Service will require MTR to prepare a projection as to the contingent payments to be paid in future years and may require those Scioto shareholders electing to receive the CEP Rights to accrue income based on MTR's projections pursuant to methodology set forth in Treas. Reg. § 1.1275-4, notwithstanding the fact that the contingent payments have not yet been received and may never be received. In such case, corresponding adjustments would be made at a future time if the actual amount of the contingent payments differed from the amounts projected. Shareholders are urged to consult their own tax advisors with respect to the tax consequences of CEP Rights in future years.

  •
  Shareholders of Scioto electing to receive the CEP Rights will have a tax basis in the CEP Rights equal to $15 per share. Such shareholders will generally recognize gain in one or more future years if, and to the extent, the aggregate earnout payments received are greater than $15 per share. Alternatively, such shareholders will generally recognize loss in a future year (upon the expiration or surrender of the CEP Right) if, and to the extent, that the aggregate principal/sales proceeds received in less than $15 per share. Shareholders are urged to consult their own tax advisors with respect to the calculation of gain or loss arising from the CEP Rights.

  •
  As noted above, shareholders electing to receive the CEP Rights may recognize a loss in a future year (which will offset the income recognized at the time of the merger) if, and to the extent, that the aggregate principal/sales proceeds is less than $15 per share. Such shareholders, however, will not be able to claim a loss with respect to CEP Rights until the right to receive contingent payments has expired or has been surrendered. Accordingly, because Scioto shareholders electing to receive the CEP Rights have the right to receive contingent payments for the ten year period following the introduction of enhanced gaming in the State of Ohio, such shareholders will not be able to claim a loss with respect to the CEP Rights for a minimum of ten years, notwithstanding that such shareholders will be taxed on the receipt of the contingent payment right in the year of the merger. Because there is no assurance as to if or when enhanced gaming will be introduced in the State of Ohio, the ability of shareholders to claim a loss with respect to the CEP Rights may be postponed indefinitely.

  •
  The tax basis of Scioto shares acquired by MTR will be the consideration paid in exchange for the Scioto shares, including any portions of contingent payments representing sales proceeds.

        Neither MTR nor Scioto has requested a tax opinion with respect to certain of the federal income tax consequences of the merger.

        The foregoing discussion is intended only as a summary and does not purport to be a complete analysis or listing of all potential federal income tax consequences of the merger. Scioto shareholders are urged to consult their tax advisors concerning the applicable federal, state, local, and foreign tax consequences of the merger.

Merger Agreement

        A copy of the Merger Agreement, as amended, is attached as Attachment I. We encourage you to read the Merger Agreement in its entirety because it is the legal document that governs the terms and conditions of the merger.

Reasons for the Merger

        With respect to MTR, the merger is part of MTR's strategy to diversify and leverage its expertise by building or acquiring other middle-market gaming and/or parimutuel businesses in states that border West Virginia. MTR believes that Scioto presents significant cross marketing opportunities with MTR's Mountaineer Racetrack & Gaming Resort in West Virginia and its planned Presque Isle Downs in Pennsylvania. The merger is also intended to hedge MTR's market position in the event of enhanced gaming legislation in either Ohio or Pennsylvania (or both those states). With respect to Scioto, the merger is expected to provide Scioto with an opportunity to continue its business as a going concern with adequate funding and an opportunity to benefit from gaming legislation in the State of Ohio. See "Summary—Reasons for Transaction."

Financing, Source and Amount of Funds

        MTR expects to finance the transaction with a combination of cash on hand, cash flow from operations and borrowings under MTR's line of credit.

Option to Purchase Adjacent Land

        On March 11, 2003, MTR and Mara Enterprises, Inc. ("Mara") entered into a letter agreement pursuant to which Mara agreed (a) to grant Scioto a right of refusal with respect to the approximately 32 acre parcel of land owned by Mara (the "Property") adjacent to Scioto's property in Ohio, and (b) to grant Scioto the right to purchase the Property at its fair market value with payments to be made at the time the option is exercised. Mara is owned and controlled by five shareholders who are also shareholders of Scioto, including LaVerne Hill, who owns approximately 71% of the issued and outstanding shares of Mara. Mara owns 63,240 shares (10.65%) of Scioto's common stock. Mara entered into the letter agreement in consideration of MTR's agreeing to go forward with the merger upon the expiration of the due diligence period provided for by the Merger Agreement. On May 5, 2003, Mara granted Scioto the exclusive right and option to purchase the Property pursuant to an Exclusive Option to Purchase Real Estate Agreement executed by Mara and Scioto (the "Option Agreement"). The Option Agreement provides that the option to purchase the Property will expire on the earlier of (a) 5 years from the date the merger is consummated, (b) 6 months following the death of Ms. Hill, or (c) December 31, 2008. The Option Agreement also provides that the purchase price for the Property will be the fair market value of the Property to be agreed upon by Scioto and Mara. In the event Scioto and Mara are unable to agree on the fair market value of the Property, each of them will engage an appraiser who will appraise the Property and jointly designate a third appraiser to appraise the Property. The fair market value of the Property will then be the average of the two closest appraisals.

Management Agreement

        On May 5, 2003, MTR and Scioto entered into the Management Agreement pursuant to which Scioto engaged MTR as the exclusive manager, subject to certain limitations and terms set forth in the Management Agreement, of the racing business, simulcast business, food service business, any future gaming business and all other businesses of Scioto presently conducted or which may be conducted in the future at or with respect to Scioto's facilities (the "Managed Businesses"). MTR's term as the manager under the Management Agreement is for a 5-year period (subject to certain early termination provisions) commencing on the later of May 5, 2003, or the date on which the Management Agreement is approved by the Ohio Racing Commission (if such an approval is required). MTR has been advised that the approval of the Management Agreement by the Ohio Racing Commission is not required and accordingly MTR has begun to manage Scioto's business under the terms of the Management Agreement. During the term of the Management Agreement, Scioto will pay MTR a management fee consisting of (a) 3% of all the revenues derived from the Managed Businesses, and (b) 8% of the EBITDA derived from the Managed Businesses. Provided there is no default by Scioto under the terms of the Management Agreement, MTR's fees will accrue and will not be payable until May 5, 2004. Under the terms of the Management Agreement, MTR also agreed to lend Scioto amounts as may be advanced by MTR from time to time up to a principal maximum amount not to exceed $1,000,000 subject to certain conditions including but not limited to Scioto's obtaining certain approvals as set forth in the applicable Loan Agreement executed by MTR and Scioto. As of June 27, 2003, Scioto has borrowed $775,000 under this Agreement.

Dissenter's Rights

        The holders of Scioto common shares will have dissenters' rights in connection with the merger. The following summary is a description of the steps you must take if you desire to perfect your dissenter's rights. This summary is not intended to be complete and is qualified in its entirety by reference to Section 1701.85 of the Ohio Revised Code which contains the applicable provisions regarding dissenter's rights. Scioto recommends that you consult with your own counsel if you have questions with respect to your dissenter's rights under Section 1701.85. (See Attachment II.)

        "Dissenter's rights" are your right to dissent from the merger and to have the fair cash value of your Scioto common shares determined by a court and paid in cash. The "fair cash value" of a Scioto common share is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay. The fair cash value is determined as of the day prior to the day on which the vote of the shareholders to adopt the Merger Agreement and approve the merger is taken. When determining fair cash value, any appreciation or depreciation in market value resulting from the proposed merger is excluded. In no event will the fair cash value of a Scioto common share exceed the amount specified in the demand of the particular shareholder as discussed below. To perfect your dissenter's rights, you must satisfy each of the following conditions:

  (a)
  You must be the record holder of the dissenting Scioto common shares on the record date for the Scioto Special Meeting; if you have a beneficial interest in Scioto common shares held of record in the name of any other person for which you desire to perfect dissenter's rights, you must cause the shareholder of record to timely and properly act to perfect such rights;

  (b)
  You must not vote your Scioto common shares in favor of adoption of the Merger Agreement and approval of the merger; you will waive your dissenter's rights if you vote your Scioto common shares for adoption of the Merger Agreement and approval of the merger; a failure to vote or abstaining from voting will satisfy this requirement but a vote in favor of the merger by proxy or in person or the return of a signed proxy that does not specify an abstention or a vote against adoption of the Merger Agreement will constitute a vote in favor of the Merger Agreement, a waiver of your dissenter's rights and will nullify any previously filed written demand for the fair cash value of your Scioto common shares.

  (c)
  On or before the tenth day following the Scioto shareholders' vote adopting the Merger Agreement and approving the merger, you must serve a written demand on Scioto for the fair cash value of your dissenting shares; the written demand must specify your name and address, the number of Scioto common shares as to which relief is sought and the amount that you claim as the fair cash value of the Scioto common shares for which you are exercising dissenter's rights;

  (d)
  If requested by Scioto, you must submit to Scioto your certificate(s) for the dissenting shares within fifteen days after your receipt of Scioto's request; Scioto will then endorse the certificate(s) with a legend that demand for fair cash value has been made; and

  (e)
  If you and Scioto cannot agree on the fair cash value of your dissenting shares, either you or Scioto must within three months after service of your written demand file or join in a petition in the Court of Common Pleas of Franklin County, Ohio for a determination of the fair cash value of the dissenting shares.

        If you dissent from the merger, your right to be paid the fair cash value of your Scioto common shares will terminate if:

  (a)
  For any reason the merger is not completed;

  (b)
  You fail to serve a timely and appropriate written demand upon Scioto;

  (c)
  You do not upon request of Scioto make timely and appropriate surrender of the certificate(s) evidencing your dissenting shares for endorsement of a legend that demand for the fair cash value of such common shares has been made;

  (d)
  You withdraw your demand with the consent of the directors of Scioto;

  (e)
  You and Scioto have not agreed upon the fair cash value of your dissenting shares and neither you nor Scioto has timely filed or joined in an appropriate petition in the Court of Common Pleas of Franklin County, Ohio; or

  (f)
  You otherwise fail to comply with the requirements of Section 1701.85 of the Ohio Revised Code.

        All written demands for the fair cash value of your Scioto common shares should be addressed to Scioto, 6000 South High Street, Post Office Box 7823, Columbus, Ohio 43207, Attention: Richard J. Fiore, Chief Financial Officer. The written demand must be executed by or for the record holder of the dissenting shares fully and correctly as the holder's name appears on the certificate(s) for the shares.

THE MERGER AGREEMENT

        Attached to this Joint Proxy Statement-Prospectus as Attachment I are a copy of the Merger Agreement and amendments thereto among MTR, Racing Acquisition and Scioto. Although MTR and Scioto believe the information contained in this Joint Proxy Statement-Prospectus provides an accurate summary of the Merger Agreement, you are urged to read the Merger Agreement, as amended, in its entirety.

The Parties

        The parties to the Merger Agreement are MTR, Racing Acquisition and Scioto. They may be reached at the addresses below.

    Scioto Downs, Inc.
    6000 South High Street
    Columbus, Ohio 43207
    Telephone: (614) 491-2515

    MTR Gaming Group, Inc. and
    Racing Acquisition
    State Route 2, South
    P.O. Box 358
    Chester, West Virginia 26034
    Telephone: (304) 387-8300

Effective Time

        If the Merger Agreement is approved by Scioto's shareholders, it is expected that the merger will be consummated as soon as possible after the Special Meeting and after all governmental and regulatory approvals required for the merger are received and all other conditions are satisfied. The merger will become effective upon the filing of Articles of Merger with the Secretary of State of the State of Ohio or at such later time and date as may be set forth in such Articles of Merger. It is currently anticipated that the merger will be consummated in July or August of 2003; however, there can be no assurance as to the timing of the consummation of the merger or that the merger will be consummated.

The Merger

        Pursuant to the terms of the Merger Agreement, at the time the merger is consummated: (1) Racing Acquisition will be merged with and into Scioto, (2) Scioto will become a wholly owned subsidiary of MTR, (3) each outstanding share of Scioto stock will be canceled and converted into the right to receive, at the election of each Scioto shareholder, either (i) cash in the amount of $32.00 per share, or (ii) $17.00 per share and one CEP Right, payable to the holder thereof, without interest, upon surrender of the certificate representing such shares.

Merger Consideration

        In accordance with the terms of the Merger Agreement, each share of Scioto's stock issued and outstanding immediately prior to the effective time of the merger will, by virtue of the merger, become only the right to receive, at the election of each Scioto shareholder, either (i) cash in the amount of $32.00 per share, or (ii) $17.00 per share and one CEP Right, without interest.

        In the event any Scioto Record Holder fails to make the election requesting to be paid $17.00 and one CEP Right per Scioto share, within the permitted time as shall be designated in written instructions to be distributed by the Disbursing Agent, each such Record Holder shall be deemed to have elected to receive only the amount of $32.00 as Merger Consideration and shall have no right to any other consideration with respect to the transaction contemplated pursuant to the Merger Agreement.

        After the consummation of the merger, Scioto shareholders will have no rights with respect to their shares of Scioto stock except the right to exchange the certificates representing those shares for the merger consideration. As a result of the merger, MTR will become the owner of all of the issued and outstanding shares of capital stock of Scioto.

The Exchange Fund; Payment for the Shares of Common Stock After the Merger

        Each shareholder of record of Scioto stock as of the record date will receive, concurrently with this Joint Proxy Statement-Prospectus, instructions describing the procedure and requirements for surrendering stock certificates in exchange for the cash (and where applicable the CEP Rights) to which such shareholder is entitled together with a form of Letter of Transmittal and Notice of Election. Each such shareholder will receive payment for shares to which they are entitled as soon as practicable after the Scioto stock certificates, Letters of Transmittal and Notices of Election have been duly delivered to Scioto, or its designee, in accordance with the written instructions, and the merger has been consummated. Upon consummation of the merger, all holders of stock certificates will be required to surrender their certificates to receive the cash (and where applicable the CEP Rights) to which they are entitled. Any shareholder who has lost his, her or its stock certificates should promptly make arrangements (which may include the posting of a bond or other satisfactory indemnification) with Scioto's Chief Financial Officer for replacement.

        Payment will be made through a Disbursing Agent selected by MTR. MTR will be required to deliver sufficient funds to a depository bank that shall have been approved by Scioto (the "Depository Bank") prior to the merger (to be subsequently disbursed by the Disbursing Agent) to pay the aggregate merger consideration which the Scioto shareholders shall be entitled to receive. Any portion of the funds required for such payment and made available by MTR to the Disbursing Agent that remains unclaimed by Scioto shareholders 12 months after the effective time of the merger will be returned to MTR. Any shareholder who has not exchanged his, her or its shares at the time the funds are returned to MTR must look solely to MTR for payment thereafter.

        With respect to the consideration for Record Holders who have elected to receive the CEP Rights, MTR shall deposit such amounts with the Depository Bank to be disbursed by the Disbursing Agent to the extent and as shall be required by the Merger Agreement, with respect to the CEP Rights, and the President of Scioto shall certify annually to the Disbursing Agent in writing that each such amount is the proper amount owed by it as contingent consideration under the terms of the Merger Agreement. Upon each receipt of such amount by the Disbursing Agent, MTR shall mail or cause to be mailed to each person who is a lawful and proper holder of CEP Rights, a Letter of Transmittal which shall specify all appropriate materials and instructions for use in effecting payment of the contingent earnout payments to such holders.

Conditions and Covenants

        The respective obligations of MTR, Racing Acquisition and Scioto under the Merger Agreement to consummate the merger are subject to the satisfaction or waiver by the appropriate party of certain conditions. These conditions include:

  •
  approval of the Merger Agreement by Scioto's shareholders;

  •
  the absence of any order or injunction of any governmental authority prohibiting consummation of the merger;

  •
  the truth and correctness of all parties' representations and warranties in the Merger Agreement;

  •
  the Ohio State Racing Commission shall have approved the transactions contemplated by the Merger Agreement;

  •
  shareholders of Scioto owning not more than 10% in the aggregate of Scioto's common stock shall have exercised dissenter's rights pursuant to Section 1701.85 of the Ohio Revised Code;

  •
  the delivery by MTR of the merger consideration (that Scioto's shareholders shall be entitled to receive) to the exchange agent; and

        Other conditions, including compliance with representations, warranties, and covenants, must be satisfied by Scioto or waived by MTR and Racing Acquisition before either MTR or Racing Acquisition is obligated to complete the merger. Similarly, compliance with additional representations, warranties, and covenants must be satisfied by MTR and Racing Acquisition or waived by Scioto before Scioto is obligated to complete the merger. Proxies would not be resolicited from shareholders upon the waiver of any representation, warranty, or covenant unless the waiver would be material to the voting decision of shareholders.

Governmental and Regulatory Approvals

        MTR is required to gain the approval of the Ohio Racing Commission to its acquisition of Scioto in order for the merger to become effective. MTR has secured such approval (subject only to the licensing of the appropriate officers and employees of MTR and receipt by the Ohio State Racing Commission of a report upon finalization of the Merger Agreement). Other than the approval of the Ohio State Racing Commission and Federal and State securities regulators, Scioto is aware of no other material governmental or regulatory approvals required for the consummation of the merger.

Termination, and Termination Fees

        The Merger Agreement may be terminated:

  •
  By mutual written consent of MTR and Scioto;

  •
  By either MTR or Scioto if the merger is not consummated by December 31, 2003, provided that this right to terminate is not available to any party whose failure to fulfill its obligations was the cause of, or resulted in, the failure of the merger to occur;

  •
  By either MTR or Scioto if any judgment, injunction, order or decree of a court or governmental agency or authority of competent jurisdiction shall restrain or prohibit the consummation of the Merger, and such judgment, injunction, order or decree shall become final and nonappealable and was not entered at the request of the terminating party;

  •
  By either MTR or Scioto, if (x) there has been a breach by the other party of any representation or warranty contained in the Merger Agreement which would reasonably be expected to have a Company Material Adverse Effect (with respect to Scioto) or a Parent Material Adverse Effect (with respect to MTR), as applicable and as defined in the Merger Agreement, or prevent or delay the consummation of the Merger beyond December 31, 2003, which has not been cured in all material respects within 30 days after written notice of such breach by the terminating party, or (y) there has been a breach of any of the covenants or agreements set forth in the Merger Agreement on the part of the other party, which would reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect, as applicable, or prevent or delay the consummation of the Merger beyond December 31, 2003, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the terminating party to the other party;

  •
  By MTR, if the Board of Directors of Scioto shall have failed to recommend, or shall have withdrawn, modified or amended in any material respect its approval or recommendation of the Merger or shall have resolved to do any of the foregoing, or shall have recommended another Acquisition Proposal (as defined in the Merger Agreement) or if the Board of Directors of Scioto shall have recommended to the shareholders of Scioto that they tender their shares in a tender or an exchange offer commenced by a third party (excluding any affiliate of MTR or any group of which any affiliate of MTR is a member);

  •
  By MTR or Scioto if the shareholders of Scioto fail to approve the Merger at a duly held meeting of shareholders called for such purpose (including any adjournment or postponement thereof); or

  •
  By MTR for Cause (as defined in the Merger Agreement).

        Amendment No. 2 of the Merger Agreement also provides for the payment of a termination fee (a breakup fee) by Scioto to MTR in the amount of $1,900,000 to be paid within two days of the termination of the Merger Agreement, subject to certain conditions set forth in that Agreement.

Representations and Warranties of Scioto

        Scioto has made certain representations and warranties in connection with the Merger Agreement, including but not limited to representations and warranties relating to such matters as:

  •
  organization and authority to enter into the Merger Agreement;

  •
  capitalization;

  •
  subsidiaries;

  •
  authority, non-contravention and approvals;

  •
  the absence of misstatements in its filings with the SEC, including this Joint Proxy Statement-Prospectus;

  •
  the absence of undisclosed liabilities;

  •
  the absence of certain changes or events;

  •
  the absence of undisclosed litigation;

  •
  compliance with applicable laws;

  •
  taxes, labor matters and employee benefit plans;

  •
  the absence of undisclosed noncompliance with environmental laws;

  •
  absence of any outstanding options, warrants or other rights to acquire Scioto shares;

  •
  title to assets; and

  •
  satisfaction of all of the representations and warranties in the Merger Agreement.

Representations and Warranties of MTR and Racing Acquisition

        Each of MTR and Racing Acquisition have made certain representations and warranties in the Merger Agreement, including but not limited to representations and warranties relating to such matters as:

  •
  Organization and qualification to enter into the Merger Agreement;

  •
  Authority, non-contravention and approvals;

  •
  The absence of untrue statements or omissions of material facts in this Joint Proxy Statement-Prospectus and in the representations and warranties of MTR and Racing Acquisition;

  •
  No undisclosed brokers and finders;

  •
  Compliance with applicable laws;

  •
  The absence of material litigation;

  •
  Ownership and interim operations; and

  •
  Organizational instruments.

Conduct of Scioto Business Pending the Merger

        Pursuant to the Merger Agreement, Scioto has agreed to operate and conduct its business only in the ordinary course in accordance with prior practices, and Scioto and its subsidiaries have specifically agreed, without MTR's consent, not to:

  •
  amend or propose to amend their articles of incorporation or bylaws;

  •
  split, combine or reclassify their capital stock;

  •
  declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions to Scioto or a wholly owned subsidiary of Scioto by a direct or indirect wholly owned subsidiary of Scioto;

  •
  issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, their capital stock of any class or any debt or equity securities convertible into, or exchangeable for, any such capital stock;

  •
  incur or become contingently liable with respect to any indebtedness for borrowed money other than (A) borrowings in the ordinary course of business or borrowings under the existing credit facilities of Scioto or of any of its subsidiaries up to the existing borrowing limit on the date of the Merger Agreement, and (B) borrowings to refinance existing indebtedness on terms which are reasonably acceptable to MTR; provided that in no event shall aggregate indebtedness of Scioto and its subsidiaries, net of all cash and cash equivalents, exceed Two Million, Seven Hundred Seventy-Five Thousand Dollars ($2,775,000.00); (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock other than in connection with the exercise of outstanding Options pursuant to the terms of the Company Plans (as defined in the Merger Agreement); (iii) make any acquisition of any assets or businesses other than expenditures for current assets for fixed or capital assets in each case in the ordinary course of business; (iv) without MTR's consent, acquire any property, (v) sell, pledge, dispose of or encumber any assets or businesses other than (A) sales of businesses or assets disclosed in Section 5.01 of the Company Disclosure Schedule attached to the Merger Agreement, (B) pledges or encumbrances pursuant to existing credit facilities or other permitted borrowings, (C) sales or dispositions of businesses or assets as may be required by applicable law, and (D) sales or dispositions of assets in the ordinary course of business, or (vi) enter into any binding contract, agreement, commitment or arrangement with respect to any of the foregoing;

  •
  enter into, amend, modify or renew any employment, consulting, severance or similar agreement with, or grant any salary, wage or other increase in compensation or increase in any employee benefit to, any director or officer of Scioto or of any of its subsidiaries, except (i) for changes that are required by applicable law, (ii) to satisfy obligations existing as of the date hereof, or (iii) in the ordinary course of business consistent with past practice;

  •
  enter into, establish, adopt, amend or modify any pension, retirement, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare plan, agreement, program or arrangement, in respect of any director, officer or employee of Scioto or of any of its subsidiaries, except, in each such case, as may be required by applicable law or by the terms of contractual obligations existing as of the date hereof, including any collective bargaining agreement;

  •
  make expenditures in excess of expenditures permitted by Scioto's last budget approved by the Scioto Board of Directors, including, but not limited to, capital expenditures, or enter into any binding commitment or contract to make expenditures, except (i) expenditures which the Company or its subsidiaries are currently contractually committed to make, (ii) other expenditures not exceeding $50,000 in each such case and $150,000 in the aggregate, (iii) for emergency repairs and other expenditures necessary in light of circumstances not anticipated as of the date of the Merger Agreement which are necessary to avoid significant disruption to Scioto's business or operations consistent with past practice (and, if reasonably practicable, after consultation with MTR), or (iv) for repairs and maintenance in the ordinary course of business consistent with past practice; provided; however, that all expenditures permitted under the terms of the Merger Agreement may be made;

  •
  make, change or revoke any material tax election (as defined in the Merger Agreement) unless required by law or make any agreement or settlement with any taxing authority regarding any material amount of Taxes or which would reasonably be expected to materially increase the obligations of the Company or the Surviving Corporation to pay Taxes in the future; and

        In addition, Scioto agreed to:

  •
  maintain all existing insurance policies of Scioto and any of its subsidiaries in full force and effect.

  •
  use best efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and use all reasonable efforts to preserve the goodwill and business relationships with customers and others having business relationships with them other than as expressly permitted by the terms of the Merger Agreement; and

  •
  resolve certain liabilities with respect to the multi-employer pension plan which Scioto sponsors pursuant to the terms of Amendment No. 1 to the Merger Agreement (which liabilities have been resolved prior to the date of this Joint Proxy Statement-Prospectus).

MTR GAMING GROUP, INC.

Where You Can Find More Information

        MTR is subject to the informational reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith MTR files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at the Commission's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Copies of such material can be obtained from the Commission by mail at prescribed rates. Requests should be directed to the Securities and Exchange Commission's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a website (http://www.sec.gov) that contains such reports and other information that MTR has filed. Information also may be obtained from MTR at MTR Gaming Group, Inc., State Route 2, South, P.O. Box 358, Chester, West Virginia 26034, Attention: John W. Bittner, Jr., CFO, telephone (304) 387-8310. Our website address is www.mtrgaming.com. Information on MTR's website does not constitute part of this Joint Proxy Statement-Prospectus.

Incorporation By Reference

        MTR has "incorporated by reference" into this Prospectus certain information that it files with the Commission. This means that MTR can disclose important business, financial and other information in this MTR Prospectus by referring you to the documents containing this information. All information incorporated by reference is part of this Joint Proxy Statement-Prospectus, unless and until that information is updated and superseded by the information contained in this Joint Proxy Statement-Prospectus or any information filed with the Commission and incorporated later. Any information that MTR subsequently files with the Commission that is incorporated by reference will automatically update and supersede any previous information that is part of this Joint Proxy Statement-Prospectus.

        MTR incorporates by reference its documents listed below and any future filings it makes with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the exchange offer is terminated or completed:

  •
  Annual Report on Form 10-K for the year ended December 31, 2002;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2003; and

  •
  Current Reports on Form 8-K filed February 27, 2003, March 3, 2003, March 21, 2003, and May 7, 2003.

        MTR will provide without charge to each person to whom a copy of this Joint Proxy Statement-Prospectus is delivered upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). TO OBTAIN TIMELY DELIVERY OF THIS INFORMATION, WE MUST RECEIVE YOUR REQUEST NO LATER THAN FIVE (5) BUSINESS DAYS BEFORE THE EXPIRATION DATE OF THE EXCHANGE OFFER. The expiration date of this exchange offer is 30 days following the date of the filing of the Articles of Merger with the Secretary of State of the State of Ohio pursuant to the terms of the Merger Agreement (separate written notice of which will be sent to you following such filing).

  Requests should be directed to:

    MTR Gaming Group, Inc.
    State Route 2, South
    P.O. Box 358
    Chester, West Virginia 20634
    Attention: John W. Bittner, Jr., CFO
    Telephone: (304) 387-8310

SCIOTO DOWNS, INC.

General

        Scioto's sole business is the ownership and operation of a harness horseracing facility located at 6000 South High Street, Columbus, Ohio. Racing operations at the South High Street facility started in 1959. Scioto's primary operations include pari-mutuel wagering on live racing during May to September and year-round simulcasting.

        Consummation of the merger will provide liquidity to the operation, subject to MTR's willingness and ability to continue to fund Scioto's operations. However, failure to consummate the transaction will make Scioto's ability to repay the loans and continue future operations uncertain.

Operations

        In addition to the racetrack itself, the grounds include parking, grandstand, clubhouse and eating facilities for Scioto's customers and barn and stable facilities for the horses. Revenue is derived primarily from commissions on pari-mutuel wagering (net of pari-mutuel taxes), admission fees to enter the facilities and concessions, programs and parking. In 2002, commissions on pari-mutuel wagering net of pari-mutuel taxes represented 69.7% of revenues, in 2001 72%, and in 2000 65%. In 2002, admissions represented 0.8% of revenues, in 2001 1%, and in 2000 1%. In 2002, revenues from concessions, parking and programs amounted to 6.9% of revenues, in 2001 7%, and in 2000 10%. During the last three years, average daily attendance has declined from 1,927 in 2000 to 1,900 in 2001 and in 2002. However, Scioto did not track attendance for people entering the facility before 6:00 p.m. prior to 2002.

        The number of races conducted daily during a live racing program varies from 9 races during the week to 11 or 12 races on weekends. The nearest racetrack competition is Beulah Park, a thoroughbred horse racetrack approximately eight miles away. Beulah Park typically conducts live racing from the middle of September until the first weekend of May, during which time Scioto currently is not open for live racing but continues to be open for simulcasting.

        Scioto conducts its business pursuant to a permit issued annually by the Ohio State Racing Commission. All of the racing conducted by Scioto is conducted in accordance with applicable Ohio statutes and the rules and regulations of the Ohio State Racing Commission. The Ohio State Racing Commission regulates and controls the forms of wagering that are permitted at the racetrack, the procedures to be followed as to wagering, the wagering information to be provided to the public, the number of races permitted during a racing program and the days and time that live racing will be permitted. The Commission also approves full-card simulcasting schedules. All persons who work at the racetrack must be licensed by the Ohio State Racing Commission. All owners, trainers, drivers and other persons involved in the racing program must be licensed by the Ohio State Racing Commission. For the fiscal year ending October 31, 2002, Scioto was issued a permit by the Ohio Racing Commission to conduct live harness racing at its facilities over a period of 148 days, together with full-card simulcasting on those days.

        Except on special occasions, such as Memorial Day, July 4 and Labor Day, Scioto currently conducts its racing at night with no racing on Sundays. The racing period in 2002 commenced May 4, 2002 and continued through September 28, 2002.

        On August 1, 2001, Scioto purchased all of the outstanding shares of Mid-America Racing Association, Inc. (Mid-America), which owned a racing permit entitling it to conduct harness horseracing. Scioto commenced operations on August 1, 2001 under the Mid-America Racing Association, Inc. permit and continued through September 30, 2001. The lease of racing facilities between Mid-America Racing Association, Inc. and Scioto was terminated as of the acquisition date.

        During 2002, major racing programs conducted at Scioto's facilities included the Super Night, the Little Brown Jug Preview, the Scarlet O'Hara, the Pink Bonnet, the Ohio Sires Stakes, and Ohio Fair Stakes events. Forms of competition faced by Scioto during its summer racing schedule include, in addition to the normal summer events, professional baseball (minor league in Columbus and major league in Cincinnati and Cleveland), outdoor music concerts and other similar entertainment events. Legalized gaming has been approved at specific locations in Indiana, West Virginia, New York, and Michigan. Competition from other forms of gaming outside of Ohio has negatively impacted Scioto's operations.

        In 1997, the Ohio legislature approved legislation, that permits full-card simulcasting at racetracks in Ohio. This legislation enables Ohio racetracks to bring into their facilities via television day and night full race programs conducted at racetracks located inside and outside the state of Ohio. Beginning January 1, 2001, Scioto commenced year-round simulcasting with the permission of the Ohio State Racing Commission. Scioto now operates full-card year-round simulcasting operations along with live racing.

        As a result of this legislation, Scioto and its nearest racetrack competitor, Beulah Park, could be open year round conducting both live racing and simulcast programs in competition with each other. As a result, Scioto and Beulah Park entered into an agreement not to be open at the same time. Pursuant to this agreement, during fiscal year 2000, Beulah Park operated from November to the first of May while Scioto was closed. During this period of time, simulcasting revenues derived from simulcasting at Beulah Park when it was not conducting live racing was, after deducting certain expenses, shared with Scioto. Scioto terminated its simulcasting agreement with Beulah Park in September 2000. On January 1, 2002, an agreement with Beulah Park went into effect that reduces the number of hours both tracks compete against each other for simulcasting revenues. The desired result was a reduction in overhead and an increase in revenue. Overall, during 2002 wagering on live racing continued to decline, and the additional wagering on simulcast races partially offset the decline in wagering on live racing. On November 12, 2002, Scioto signed a new agreement with Beulah Park for the year 2003 that calls for the same operating arrangement as the 2002 agreement.

        As part of Scioto's plan to expand the utilization of its facilities to activities other than live harness horse racing, Scioto rents out the use of its facilities for events other than horse racing. Prior to 2001, small trade shows and the Standard Bred Yearling sale were the only significant sources of additional revenue from the horseracing operations. During 2002, a flat-track motorcycle race was held at Scioto's race track. As of October 1, 2002, Scioto began to operate a winter horse-training center at its facility with approximately 100 to 150 horses on the premises.

        Existing live racing, simulcasting, and pari-mutuel wagering are contingent upon the continued governmental approval of these operations as forms of legalized gaming. All current and proposed operations are subject to extensive regulations and could be subjected at any time to additional or more restrictive regulations, or banned entirely. Any significant increase in governmental regulation could materially adversely affect the business, financial condition, and results of operations. Future expansion of gaming operations will likely require additional licenses, registrations, permits and approvals. There is no assurance that Scioto will meet the necessary requirements for additional licenses or permits.

        During 2002 the Ohio racetracks sought to have legislation authorizing the installation of electronic gaming devices at the Ohio tracks enacted by the General Assembly. These efforts were not successful, but the tracks intend to pursue this legislation in 2003. However there is no assurance that such legislation will be enacted.

        During the racing season, Scioto employed approximately 350 people, most of whom are pari-mutuel clerks employed during the hours the track is open for simulcasting and live racing, which is approximately twelve noon to midnight. As a part of the full-card simulcast racing program, Scioto sends its live races via television to all other tracks in Ohio and as many facilities outside the state of Ohio that it can contract with to receive the signal (export signal), which could be as many as 25 facilities. Scioto receives a percentage (in most instances 3%) of the amount wagered on its races at these other facilities outside the state of Ohio. Total export signal revenue was $567,638 in 2002, $511,857 in 2001, and $273,628 in 2000.

Properties

        Scioto's place of business is located at 6000 South High Street, Columbus, Ohio. Scioto owns in fee approximately 173 acres of land at this location. Situated on Scioto's land are the physical facilities necessary for the operation of a harness horseracing business, including the 7/8th mile race track for harness racing, grandstand with a capacity of 10,000, and enclosed clubhouse buildings with a capacity for 1,500 customers, in which are located eating and pari-mutuel wagering facilities (including simulcasting), barns, a paddock, and related facilities for the horses, drivers, and trainers. In addition, a substantial (approximately 6,000-space) parking area is provided for customers. These facilities are used fully during the racing season, which covers 148 days commencing in May and ending September 28.

Legal Proceedings

        To Scioto's knowledge, there is no material pending legal proceedings other than ordinary routine litigation incidental to the business to which Scioto is a party or of which any of its property is the subject. In addition, to Scioto's knowledge, there are no material pending legal proceedings to which any director, officer or affiliate of Scioto, any owner of record or beneficially of more than 5% of the voting securities of Scioto or any associate of any such director, officer or security holder is a party adverse to Scioto or has an interest that is materially adverse to Scioto.

Directors and Executive Officers

        The following information relates to the directors and executive officers of Scioto Downs that will continue with Scioto after the merger. Additional officers and directors may be retained by MTR, at its sole discretion, following the consummation of the merger.

        Edward T. Ryan, age 61, is a Director and President of Scioto. He has held these positions since April 15, 2000. Prior to being with Scioto Downs, Mr. Ryan was President and General Manager of Freehold Raceway in New Jersey from 1989 to 1999. Mr. Ryan attended the University of Chattanooga in 1962 and Monmouth College in 1963 and 1964.

        LaVerne A. Hill, age 79, has been a Director of Scioto Down since 1985 and was elected as a Vice President on February 1, 1992. She was formerly a Director and President of Mid-American Racing Association, Inc., which is now a wholly owned subsidiary of Scioto. Mrs. Hill's husband, Charles D. Hill, was the founder of Scioto Downs.

        Richard J. Fiore, age 57, became Chief Financial Officer of Scioto on November 1, 1999. Prior to that he was with Borden Foods in Columbus, Ohio for twenty years, his last position being Special Projects Manager. Mr. Fiore graduated from Niagara University in 1968 where he received a BBA in accounting.

        Information with respect to Edson R. Arneault, who will be the Chairman of the Board of Directors of Scioto is incorporated by reference to MTR's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

        No family relationships exist among the directors or executive officers.

Executive Compensation

Summary of Cash and Certain Other Compensation

        The following table sets forth information for the fiscal years ended October 31, 2002, 2001 and 2000 as to cash compensation paid by Scioto, as well as certain other compensation paid or accrued for those years, to officers of Scioto who will continue as officers and directors of the surviving corporation.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation			All Other Compensation($)
						Awards		Payouts
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary($)	Bonus ($)	Other Annual Compensation ($)		Restricted Stock Awards ($)	Options SARs (#)	LTIP Payouts ($)	Matching 401K	Total Pension Received
Edward T. Ryan, President and General Manager(1)	10/31/02 10/31/01 10/31/00	135,000 81,250 29,792	-0- -0- -0-	16,050 1,181 -0-	(2) (3)	-0- -0- -0-	-0- -0-	-0- -0- -0-	4,050 1,181 -0-	-0- -0- -0-
LaVerne A. Hill Vice President	10/31/02	103,000	-0-	3,109		-0-	-0-	-0-	3,109	47,940

(1)
Mr. Ryan assumed the position of President and General Manager of Scioto on April 15, 2000.

(2)
Includes $12,000 paid as an executive allowance and $4,050 paid as a safe harbor pension payment

(3)
Safe harbor pension payment.

Quarterly Per Share and Financial Data:

        The following is a summary of quarterly per share and financial data for Scioto:

	Net Revenues	Operating Income (Loss)	Net Earnings (Loss)	Basic and Diluted Earnings (Loss)
2003
Second Quarter	$2,149,792	$(583,601)	$(631,709)	$(1.06)
First Quarter	1,893,683	(526,259)	(581,158)	(.98)
2002
Fourth Quarter	$4,728,074	$(113,018)	$(187,079)	$(.31)
Third Quarter	5,519,431	(105,738)	(170,455)	(.29)
Second Quarter	2,228,077	(435,331)	(490,391)	(.82)
First Quarter	1,870,859	(499,784)	(558,891)	(.94)
2001
Fourth Quarter	$4,874,010	$(60,628)	$(76,170)	$(.13)
Third Quarter	5,423,031	106,881	(87,682)	(.15)
Second Quarter	2,157,730	(562,747)	(482,037)	(.81)
First Quarter	518,227	(560,389)	(506,422)	(.85)

MANAGEMENT'S DISCUSSION AND
ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        We provide the following discussion and analysis to enhance your understanding of Scioto's consolidated financial statements and the related notes. You should read this discussion in conjunction with Scioto's consolidated financial statements and the related notes that are included elsewhere in this proxy statement/prospectus.

Overview

        Any forward-looking statements contained in the following discussion or elsewhere in this document involve risks and uncertainties which may cause actual results to differ materially from those discussed. A wide range of factors could contribute to those differences, including those discussed in this document. The following discussion should be read in conjunction with the selected financial data and the consolidated financial statements of Scioto, including the respective notes thereto, all of which are included herein.

        The racing industry in general in Ohio is experiencing an overall decline in business. Attendance is down, and the amount wagered on racing in Ohio in 2002 was down approximately 8% from the previous year. Purses paid to winning horses are also down, which further contributes to a decline in the industry in Ohio, because the tracks are unable to attract more popular horses. Several developments in the racing industry have contributed to this result.

        One factor is the rapid growth of what is known as account wagering. This wagering system allows an individual to place a wager on a horserace while at home or elsewhere by telephone or over the Internet using an account established with the telephone or Internet entity. The person does not have to go to the racetrack to wager. Commissions received by the racetrack from account wagering are significantly less than if the person places a wager at the racetrack, thus, causing a decline in the racetrack's revenue.

        Another factor adversely affecting horseracing in Ohio is increased gambling competition from surrounding states. West Virginia, for example, has authorized electronic gaming machines at its racetracks. Indiana has riverboat gambling. Casino gambling is now in operation in Michigan. These out-of-state gambling facilities are patronized by Ohio residents who enjoy gambling and thus take business away from the Ohio racetracks. In addition, the racetracks in those states which have these other forms of gambling have additional funds available to them from these other opportunities to gamble to pay higher purses and, thus, attract the more popular horses. Generally, customers at Ohio racetracks do not wager as much on a less popular class of horses, so this also causes the mutuel handle to decline. At the present time, it is extremely difficult for the Ohio racetracks to compete with racetracks in other states that have alternate forms of gambling. As a result, the racing industry in Ohio is in decline which has adversely affected Scioto's operations.

        Scioto management has reviewed all operating costs and has taken steps to reduce expenses through cost containment, reductions in expenses and renegotiation of agreements with vendors. Also, management has been looking into ways to utilize its facilities to earn additional revenue from sources other than racing. Several agreements have been reached regarding facility use fees with participating customers.

        Management's plans to improve operating results also depended on a successful live 2002 racing season, which did not occur and the 2003 live racing season that commenced on May 8, 2003. As a result, management's plans have not produced the desired results and the Company's consolidated financial position has not improved. The impact of the 2003 live racing season is not yet known.

        On December 23, 2002, Scioto entered into an Agreement and Plan of Merger with MTR, pursuant to which Scioto will become a wholly owned subsidiary of MTR. The Agreement provides that each shareholder of Scioto may elect (a) to receive $32 in cash for each share of Scioto common stock owned by the shareholder, or (b) to receive an amount equal to $17 per share plus a CEP Right, providing for 10 annual earn out payments subject to the conditions set forth in the Merger Agreement. Consummation of the transaction is subject to various conditions, including the approval of the shareholders. The Agreement has subsequently been amended and additional associated agreements consummated, as discussed under the Liquidity and Capital Resources section.

        If the transaction takes place this will provide liquidity to the operations subject to MTR's willingness and ability to fund operations. However, failure to consummate the transaction will make the ability to continue future operations uncertain.

        At this time, it is uncertain that the Company will be able to continue as a going concern. The financial statements, however, have not been adjusted to account for the entity on other than a going concern basis.

General

        Scioto's fiscal year end is October 31. The results of operations of Scioto are dependent upon the operations of Scioto as a live harness horse racing facility and as a simulcast wagering facility. Scioto's live racing operations are limited by the race dates assigned to it by the Ohio State Racing Commission. In Ohio, each permit holder may be granted live racing days within a specified time period. The 2002 live racing season at Scioto commencing in May and ending in September was 148 days in total (which included 33 simulcasting only days on which no live racing occurred or, more commonly referred to as, "dark days," resulting in 115 live race days).

        Beginning January 1, 2001, Scioto commenced year-round simulcasting with the permission of the Ohio State Racing Commission. As a result, full-card simulcasting was carried on prior to and following the live racing season.

        On August 1, 2001, Scioto purchased all of the outstanding shares of Mid-America Racing Association, Inc. ("Mid-America") from Mara. As a result of this acquisition, Scioto acquired a second live racing permit. Scioto commenced operations on August 1, 2001 under the Mid-America racing permit and continued through September 30, 2001. The lease of the racing facilities between Mid-America and Scioto was terminated as of the acquisition date. The results of operations of Mid-America from August 1, 2001 through October 31, 2001 are included in the results of operations discussed below.

        Due to the seasonal nature of the business, Scioto experiences net operating losses during the first two quarters of the fiscal year. In addition, Scioto uses this period to perform routine repairs and maintenance and facility improvements. During the first two quarters of 2003, Scioto continued to service the debt on the clubhouse and the simulcasting equipment with funds generated during the 2002 racing season, the 2003 simulcasting season, and the loans from MTR. The live racing season at Scioto annually falls within the third and fourth quarters, ending in September. Scioto also conducts year-round simulcasting.

Critical Accounting Policies and Estimates

        Scioto's discussion and analysis of its financial condition and results of operations are based upon Scioto's consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires Scioto to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, Scioto evaluates its estimates, including those related to unclaimed purses, unclaimed winning tickets, bad debts, intangible assets, income taxes, pensions and other postretirement benefits, and contingencies and litigation. Scioto bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

        Scioto believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements. Scioto will perform impairment tests on the racing permit on an annual basis and between annual tests in certain circumstances. Such circumstances may include changes in industry and market conditions, including the potential for changes in Ohio gaming regulations. These impairment tests may determine that the value of this asset has been impaired and this would require a write-down of the recorded asset value. Scioto records a valuation allowance to reduce its deferred tax assets to the amount that is more likely than not to be realized. Scioto has considered future taxable income and ongoing prudent and feasible tax planning strategies in assessing the need for the valuation allowance. In the event that Scioto were to determine that it would be able to realize its deferred tax assets in the future in excess of its net recorded amount, an adjustment to the deferred tax asset would increase income in the period such determination was made.

        Scioto sponsors a defined benefit plan. Accounting for this plan requires Scioto to make certain assumptions regarding the discount rate, expected rate of return on plan assets, and mortality. Actual rates could differ from those estimated by management and have a material effect on the financial statements.

        Scioto evaluates the recoverability of long-lived assets whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. The assets are reduced to net realizable value based on several factors including management's plans for future operations, recent operating results and projected cash flows. These projected cash flows include assumptions related to future results of operations and market conditions, and could be materially affected by changes in assumptions and conditions.

Pari-Mutuel Commissions and Breakage Revenues

        Scioto's annual revenue is mainly derived from the pari-mutuel commissions and breakage revenue that it receives from wagers made by the public on live racing and simulcast race programs. Wagers at Scioto are placed under the pari-mutuel wagering system whereby individual bettors wager against each other in a pool. Scioto merely acts as the stakeholder for the wagers made by the public and deducts a commission which is fixed by Ohio law, and which is shared principally by the State of Ohio, horsemen (in the form of purses to horse owners and in various incentive awards) and Scioto. Scioto, as the racetrack operator, has no interest in the order of finish in any given race.

        Pari-mutuel revenues are derived from three sources: commissions and breakage (generally 20%) from wagers made at Scioto on live racing; commissions and breakage (generally 20%) from wagers made at Scioto on the audio-visual signal received of races conducted in Ohio and at out-of-state locations (imported simulcast races); and commissions (generally 3%) from wagers made at other track locations when Scioto exports its live racing signal to other track locations (commonly referred to as "export signal revenue").

Results of Operations

  Fiscal Year 2002 Compared to Fiscal Year 2001

        Year-round simulcasting resulted in an increase in pari-mutuel commissions and breakage, pari-mutuel taxes, purses and simulcasting fees. Purse expense represents payments into the simulcast purse fund and purse payments. In addition, increases in operating revenues resulted from the purchase of Mid-America and inclusion of Mid-America operating revenues in the consolidated financial statements of Scioto from the acquisition date.

        Revenue from pari-mutuel commissions and breakage increased by 7.8% or $854,960 resulting from additional race days as a result the purchase of Mid-America and from the addition of year-round simulcasting. Pari-mutuel taxes increased 12.3% or $195,284 due to the increase in pari-mutuel commissions and breakage and from the full utilization of the available tax abatement during July 2001. Entry fees and purse monies added by others increased by 43.6% or $777,314, due to an increase in contributions from sponsors and the holding of the Super Night at Scioto's facilities during 2002, for which purses of approximately $1,000,000 were paid. Revenue from export signal, which includes in state and out-of-state, increased by 10.9%, or $55,781, due to an increase in the number of months that tracks imported Scioto's signal due to year-round simulcasting. Tax abatement earned decreased by $224,676 or 100.0% due to the full utilization of the available tax abatement in July, 2001.

        Operating expenses such as salaries or wages increased by $392,439 or 17.6% in 2002 due to Scioto being operational for 12 months versus 10 months in 2001, and certain shared expenses with Mid-America from the acquisition date. Advertising expense decreased by $154,400 or 31.2% due to better utilization of advertising dollars. Repairs and maintenance decreased by $99,304 or 20.1% due to the previous year preventative maintenance program being implemented. Other operating and general expenses decreased by $91,249 or 3.7% due to Scioto's cost containment program.

        Net interest expense increased by $33,677, due primarily to a decrease in interest income of $34,051. Interest decreased due to using operating cash for financing the shortfall in the dark day purse funds resulting in lower interest earning cash balances.

        Loss from racing operations increased $76,988 due mainly to the reasons listed above.

        Net loss increased from $1,152,311, or ($1.93) per share in 2001 to $1,406,816, or ($2.36) per share in 2002, due mainly to higher operating costs, partially offset by higher revenue due to year-round simulcasting and the acquisition of Mid-America.

  Fiscal Year 2001 Compared to Fiscal Year 2000

        Year-round simulcasting resulted in an increase in pari-mutuel commissions and breakage, pari-mutuel taxes, purses and simulcasting fees. Purse expense represents payments into the simulcast purse fund and purse payments. In addition, increases in operating revenues resulted from the purchase of Mid-America and inclusion of Mid-America operating revenues in the consolidated financial statements of Scioto from the acquisition date. Revenue for the fourth quarter of 2001 increased by $4,156,314 due to this acquisition and year-round simulcasting. The 2001 numbers represent live racing from May through September and ten months of simulcasting versus only five months of simulcasting in 2000 and live racing May through mid-July 2000.

        Revenue from pari-mutuel commissions and breakage increased by 81.2% or $4,893,760 due to an increase in overall handle. Pari-mutuel taxes increased 71.1% or $657,526 due to the increase in the pari-mutuel handle. Entry fees and purse monies added by others increased by 137% or $1,028,786, due to an increase in contributions from sponsors. Revenue from export signal, which includes in state and out-of-state, increased by 87.1%, or $238,229, due to an increase in the number of months that tracks imported Scioto's signal due to year-round simulcasting. Rental income decreased by $360,695 or 88.2% due to the termination of the facilities lease agreement between Scioto and Mid-America as of the acquisition date. Tax abatement earned decreased by $144,549 or 39.1% due to the full utilization of the available tax abatement in July 2001.

        As a result of enacted legislation, Scioto and its nearest racetrack competitor, Beulah Park, could be open year-round conducting both live racing and simulcasting in and out of state horse racing in competition with each other. In previous years, Scioto and Beulah Park entered into an agreement not to be open at the same time. Pursuant to the agreement, during 2000, Beulah Park operated from the middle of September to the first of May, while Scioto was closed. During this period of time, simulcasting revenues derived from Beulah Park when it was not conducting live racing was, after deduction of certain expenses, shared with Scioto ($68,892 during 2000 and $70,180 during 1999).

        Scioto, as of September 2000, notified Beulah Park that it would not renew the agreement for 2001. Therefore, no revenue was earned related to this agreement during 2001. The reason for this is that Scioto had applied to and received permission from the Ohio State Racing Commission to open January 1, 2001 and offer simulcasting at its facilities on a year-round basis.

        Operating expenses, such as salaries and wages, advertising, repairs and maintenance and other operating and general, increased in 2001. Salaries and wages increased $974,878 or 77.9% due to the hiring of additional personnel and year-round simulcasting. Advertising increased $182,531 or 58.4% due to efforts to increase attendance and additional amounts spent on radio and television advertisements and promotions for special events and year-round simulcasting. Repairs and maintenance expense increased $221,214 or 81.0% due to an increase in the general maintenance program and year-round simulcasting. Other operating and general expenses increased $875,920 or 55.8% due to an increase in utilities, tote rental and bad debt expense, partially offset by a reduction in tax penalties. Operating and general expenses for the year ended October 31, 2001 includes a write-off of $292,169 for estimated uncollectible amounts due from Mid-America pursuant to its lease with Scioto.

        Net interest expense increased by $46,670, the result of a decrease in interest expense of $8,344 and a decrease in interest income of $55,044. Interest decreased due to using operating cash for financing the shortfall in the dark day purse funds resulting in lower interest earning cash balances.

        Income from racing operations decreased $964,683 due mainly to the reasons listed above.

        Income tax expense increased from a benefit of $11,000 in 2000 to $79,790 in 2001, due primarily to losses generated from operations. The tax benefit represents the reversal of the prior year net deferred tax liability. Scioto has recorded the valuation allowance against net deferred tax assets at October 31, 2001, as it deems it more likely than not that the deferred tax assets will not be realized.

        Net loss increased from $230,013, or ($.39) per share in 2000 to $1,152,311, or ($1.93) per share in 2001, due mainly to higher operating costs, partially offset by higher revenue.

Three Months Ended April 30, 2003 Compared to Three Months Ended April 30, 2002

        Year-round simulcasting for the quarter ended April 30, 2003 resulted in a decrease of $256,699 in pari-mutuel commissions and breakage as compared to 2002 due to the decrease in wagering dollars of $861,052 or 7.5%. We believe this decrease was attributable to the continued general decline in pari-mutuel wagering across the state of Ohio, the current economy and the weather in the month of February.

        Other operating revenues increased by $140,815 or 112.9%. The increase was partly due to the track being open for winter training, which provided rental income of $50,280 for the quarter ended April 30, 2003. On February 1, 2003, we took over the operation of food concessions. The operation of concessions resulted in revenue of $104,566. Expenses from the operation of concessions totaled $118,671 and are included in other operating and general expenses. Income from ATM machines increased by $10,820. These increases were offset by a loss of other rental income of $24,851.

        Salaries and wages decreased by $29,317 to $412,640 for the three months ended April 30, 2003 from $441,957 for the three months ended April 30, 2002. The decrease was due primarily to a reduction in mutuel clerk hours and reduction in headcount. Insurance expense increased $70,236 for the three months ended April 30, 2003 due to the increase in general insurance rates over the prior year. Operating and general expenses increased by $168,785 due mainly to the operation of food concessions of $118,671, increases in utility costs, legal fees and winter training expenses. There were reductions in advertising and tote rental fees as we continued to implement expense reduction strategies. Interest expense for the period declined as a result of lower average borrowings during the second quarter of 2003.

        Simulcasting fees decreased $44,709 to $321,367 for the three months ended April 30, 2003 from $366,076 for the three months ended April 30, 2002. This reduction was due to lower handle. Purse expense during the three months ended April 30, 2003 and 2002 represents payments to the simulcast purse fund as required by the Ohio Racing Commission. Payments are based upon simulcast handle on dark days and are lower as a result of decreased handle.

Six Months Ended April 30, 2003 Compared To Six Months Ended April 30, 2002

        Year-round simulcasting for the six months ended April 30, 2003 resulted in a decrease of $268,759 in pari-mutuel commissions and breakage as compared to the same period in 2002 due to a decrease in wagering dollars of $1,501,495 or 7.2%. We believe this decrease is due to the current economy, the continued decline in pari-mutuel wagering in Ohio and the harsh weather in December, January and February.

        Other operating revenues increased by $176,269 or 68.3%. The increase is due primarily to the operation of food concessions by Scioto from February 1, 2003, which resulted in revenue of $104,566 for the six months ended April 30, 2003. The increase was also attributable to the track being open for winter training, which provided rental income of $91,592 and an increase in ATM fee income of $13,200. These increases were offset by a loss of other rental income of $33,089.

        Salaries and wages decreased by $45,569 to $841,244 for the six months ended April 30, 2003. This decrease was due to a decrease in mutuel clerk hours and a decrease in headcount. Insurance expense increased by $116,807 for the six months ended April 30, 2003 due to an increase in general insurance rates. Operating and general expenses increased by $220,319 due to the operation of food concessions of $118,671 and increases in utility costs, legal fees and winter training expenses. There were reductions in advertising and tote rental fees as we continued to implement expense reduction strategies. Interest expense for the period declined as a result of the line of credit being paid off and a reduction in interest bearing debt.

        Simulcasting fees decreased $69,361 to $602,988 for the six months ended April 30, 2003. This reduction was due to lower handle. Purse expense for the six months ended April 30, 2003 declined by $100,419 due to lower handle. This purse expense represents payments made to the state simulcast purse fund as required by the Ohio Racing Commission. Payments are based upon simulcast handle on dark days.

Liquidity and Capital Resources

        Scioto has term debt outstanding of $2,667,690 at October 31, 2002, with monthly payments of principal and interest of $30,025 due through September 2013. Interest is fixed at 7.79%. The original proceeds were used to finance the clubhouse enclosure project in 1991 and to purchase simulcasting equipment in 1997. Scioto has an outstanding note payable of $50,000 at October 31, 2002 that is due to the former shareholders of Mid-America, and is payable on August 1, 2003. The note was discounted to approximately $48,400 assuming a discount rate of 6.75%, and is included in the current portion of long-term debt.

        During January 2003, Scioto paid the outstanding balance under the line of credit of $110,000. Further availability under the line was terminated by the lender.

        Management reviewed all operating costs and took steps to reduce expenses through cost containment, reductions in expenditures and renegotiation of agreements with vendors. Management also explored ways in which to utilize its facilities to earn additional revenue from sources other than harness horseracing. Even after management's initiatives, business has continued to decline, resulting in operating losses during the fiscal year 2002 live racing season which continued into our first and second quarters of 2003.

        At this time, it is uncertain that Scioto will be able to continue as a going concern. The financial statements, however, have not been adjusted to account for the entity on other than a going concern basis.

        On December 23, 2002, Scioto entered into an agreement and plan of merger (the Agreement) with MTR pursuant to which Scioto will become a wholly owned subsidiary of MTR. The Agreement provides that each stockholder of Scioto may elect to receive $32 in cash for each share of Scioto's common stock owned by the stockholder. Alternatively, each stockholder may elect to receive an amount equal to $17 per share plus 10 annual contingent earnout payments subject to the conditions set forth in the Merger Agreement. Consummation of the transaction is subject to various conditions, including the approval by the stockholders of Scioto and the attainment of necessary regulatory approvals. Pursuant to the terms of the Merger Agreement, MTR has completed its due diligence review of Scioto and on March 12, 2003 indicated its intent to proceed with the merger, subject to the terms and conditions in the Merger Agreement.

        On December 24, 2002, Scioto received a $1,000,000 payment from MTR in accordance with the terms of the Merger Agreement. In the event the Merger Agreement is terminated for cause as defined in the Merger Agreement, the $1,000,000 will become a loan to be repaid by Scioto to MTR on December 23, 2005, and shall bear interest at a rate equal to MTR's cost of borrowing. The loan will be collateralized by Scioto's real and personal property. The $1,000,000 is included in notes payable in the consolidated balance sheet of Scioto at April 30, 2003.

        On May 5, 2003, Scioto and MTR entered into a Management Agreement pursuant to which Scioto engaged MTR as the exclusive manager, subject to certain limitations and terms set forth in the Management Agreement, of the racing business, simulcast business, food service business, any future gaming business and all other businesses of Scioto presently conducted or which may be conducted in the future at or with respect to Scioto's facilities (the Managed Businesses). MTR's term as the manager under the Management Agreement is for a five-year period (subject to certain early termination provisions) commencing on May 5, 2003. During the term of the Management Agreement, Scioto will pay MTR a management fee consisting of (a) 3% of all the revenues derived from the Managed Businesses, and (b) 8% of the EBITDA derived from the Managed Businesses. The management fee will accrue and will not be payable until May 5, 2004.

        On May 5, 2003, MTR agreed to lend Scioto up to an additional $1,000,000 subject to the terms and conditions of the Management Agreement (and a Promissory Note, Loan Agreement and Mortgage also dated May 5, 2003). Unless accelerated on an earlier date, the entire balance of principal loaned, and all interest owed on that Loan, shall become due and payable on December 31, 2003. Interest payable by Scioto shall accrue at the rate equal to the rate of interest that would be paid by MTR pursuant to its credit agreement with its lenders. As of June 27, 2003, Scioto had borrowed $775,000 under this Agreement.

        On May 5, 2003, Scioto entered into an Amendment to the Merger Agreement. In accordance with the Amendment, Scioto agrees to pay MTR a break up fee of $1,900,000 within two business days of the termination of the agreement if (a) MTR terminates the acquisition pursuant to certain terms of the merger Agreement, or (b) prior to the time of the shareholder meeting, (i) a proposal by a third party relating to an acquisition transaction had been publicly proposed or publicly announced, and (ii) on or prior to the one-year anniversary of the termination of the Merger Agreement, Scioto or any of its subsidiaries or affiliates enters into an agreement or letter of intent (or resolves or announces an intention to do so) with respect to an acquisition transaction involving a person, entity or group if such person, entity or group (including any of its members or affiliates) made a proposal with respect to an acquisition transaction on or after May 5, 2003 and prior to the shareholder meeting, and (iii) such acquisition transaction is consummated.

        If the transaction takes place this will provide liquidity to the operations subject to MTR's willingness and ability to continue to fund operations. However, failure to consummate the transaction will make the ability to repay the loans and to continue future operations uncertain.

        Scioto generated a positive cash flow from operations during 2002 as a result of an increase in accounts payable and purses payable of $844,047 during 2002. The net cash provided by operating activities was $232,117 for 2002 compared to a use of ($1,162,940) in 2001. During 2001, a dividend of $29,788 was declared and not paid until December 18, 2001.

        Net cash used in investing activities was ($21,769) for 2002 compared to net cash provided by investing activities of $7,156 for 2001. Net cash from investing activities in 2002 was comprised of a movement from restricted cash to unrestricted cash of $10,829, a dividend from a joint venture of $15,000, and an outflow of cash for property improvements of ($47,598).

        Net cash used in financing activities was ($309,552) for 2002 compared to net cash provided by financing activities of $63,818 for 2001. Scioto paid ($189,764) on term debt during the year, ($90,000) on the revolving line of credit, and ($29,788) in dividends declared in 2001. In 2001, Scioto had cash inflows from the revolving line of credit of $200,000 offset by cash outflows for payments on the term debt of ($136,182).

        Scioto Downs' cash and cash equivalents increased to $390,940 as of April 30, 2003 as compared to $319,484 as of October 31, 2002.

        Net cash of $327,945 provided by operating activities for the six month period ended April 30, 2003 consisted of a net loss of $1,212,867, offset by noncash items of $279,902 and $1,260,910 provided by working capital and other activities. Net cash provided by working capital and other activities resulted primarily from a decrease in accounts receivable, primarily from the dark day fund, an increase in accounts payable, purses payable and simulcast liabilities, and an increase in deferred revenue.

        Net cash used in investing activities was $1,069,745 for the six months ended April 30, 2003, resulting primarily from the net receipt of restricted cash of $1,030,307 from the dark day fund, and a $24,000 payment to Mifflin Meadows Off-Track Betting Parlor that released the Company from its obligation related to this investment.

        Net cash provided by financing activities for the six-month period ended April 30, 2003 of $813,256 consisted primarily of proceeds from the MTR borrowing of $1,000,000 in accordance with the terms of the proposed merger agreement, off-set by payments on term debt.

        Management's plan in 2003 is to continue with year-round simulcasting. On January 1, 2002, an agreement with Beulah Park went into effect that reduces the number of hours both tracks compete against each other for simulcasting revenues. This agreement has been renewed for 2003. The desired result is a reduction in overhead and an increase in revenue.

        The Company and MARA participated in a multiple-employer pension plan. As a result of the proposed merger with MTR, the Company and MARA agreed to separate the plan. The separation was affected pursuant to statutory requirements for the allocation of the assets and liabilities to the Company and MARA. The effective date of this separation was June 1, 2003.

        Scioto has off balance sheet financing in the form of lease obligations expiring through December 2005. The following represents the minimum future operating lease payments for these commitments, as well as the aggregate maturities for all of Scioto's debt as of April 30, 2003.

	Term Debt	Note Payable	Pari-Mutuel Operating Leases	Equipment Lease	Total
2003	$213,534	$—	$40,336	$57,000	$310,870
2004	170,662	—	14,424	57,000	242,086
2005	184,284	1,000,000	14,424	57,000	1,255,708
2006	200,853	—	2,404	57,000	260,257
2007	217,190	—	—	—	217,190
Thereafter	1,614,423	—	—	—	1,614,423

	$2,600,946	$1,000,000	$71,588	$228,000	$3,900,534

        Scioto's payments for the lease of pari-mutuel equipment is based on a fixed rental fee for various equipment, a variable fee per live racing and simulcast program events, and a variable fee based on program wagers. The table above reflects Scioto's minimum obligation for the lease of pari-mutuel equipment, based on the number of live racing days approved by the Ohio Racing Commission.

Recent Developments and Outlook

        During 2002 the Ohio racetracks sought to have legislation authorizing the installation of electronic gaming devices at the Ohio tracks enacted by the General Assembly. These efforts were not successful, but the tracks are currently pursuing this legislation again in 2003. However there is no assurance that such legislation will be enacted.

        During 2003, Scioto will continue to evaluate the development of off-track betting parlors, as state law allows. This effort is being undertaken with the other racetracks in Ohio. During 2000, Scioto invested $30,000 in the Mifflin Meadows off-track betting parlor, but due to the poor performance of the investment, Scioto relinquished its membership units during 2002.

        During 2002, Scioto increased its efforts to identify tracks to receive export signal, and pursued additional tracks for signal import. Scioto plans to continue these efforts during 2003.

Inflation

        Inflation is not expected to materially impact Scioto.

Recently Issued Accounting Pronouncements

        On January 15, 2003, the FASB completed its redeliberations of the project related to the consolidation of variable interest entities which will culminate with the issuance of FASB Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities—an interpretation of ARB No. 51. FIN 46 clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 will require disclosures regarding ownership interests in variable interest entities. This Interpretation applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. Scioto does not anticipate having to make additional disclosures as a result of FIN 46.

Accountants

        There has been no change in accountants or disagreements with accountants as to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Market Risk

        Requirements as to quantitative and qualitative disclosures about market risk are not applicable.

INFORMATION REGARDING SCIOTO'S SPECIAL MEETING

Persons Making Solicitations

        The enclosed proxy is solicited by the Board of Directors of Scioto at the cost of MTR.

Interests of Certain Persons

        Other than an interest in ownership of shares of Scioto, none of the directors or executive officers of Scioto have any substantial interest, either direct or indirect, in the proposed merger. With regard to their interest in the ownership of shares of Scioto, they will not receive any extra or special benefit not shared on a pro rata basis by all other holders of the same class.

Voting Securities and Principal Holders

        The total number of outstanding securities of Scioto entitled to vote at the special shareholders meeting is 595,767 common shares. Each shareholder is entitled to one (1) vote for each common share held of record on the 27th day of June 2003.

Security Ownership of Certain Beneficial Owners

        The following table sets forth, as of April 30, 2003, those persons or entities known to the corporation to be the beneficial owners of more than five percent (5%) of the outstanding voting securities of the corporation and the ownership of such stock by Scioto's officers and directors.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	MARA Enterprises, Inc. 5525 Hoover Road Grove City, Ohio 43123	63,420	10.64%
Common	LaVerne A. Hill(1) 4814 Riverside Drive Columbus, Ohio 43220	208,341	34.97%
Common	Bud C. Hatfield 4000 West Broad Street Columbus, Ohio 43228	152,571	25.60%

Security Ownership of Management and Directors

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	LaVerne A. Hill(1) 4814 Riverside Drive Columbus, Ohio 43220	208,341	34.97%
Common	Edward T. Ryan 3538 Gateway Lake Drive Grove City, Ohio 43213 Director and President	0	0

Common	Robert S. Steele(1) 2607 Geyerwood Court Grove City, OH 43123 Director	6,230	1.05
Common	John J. Chester(1) 4906 Riverside Drive Columbus, OH 43220 Director	3,979	..66
Common	Delmer L. Bone 208 North King Xenia, OH 45385 Director	9,000	1.51
Common	John F. Fissell 565 Lawnwood Court Circleville, OH 43113 Director	3,686	..61
Common	William C. Heer(1) 124 Ashbourne Columbus, OH 43209 Director	9,265	1.55
Common	Robert R. Schwartz 9610 Washington—Waterloo Rd. NE Washington Court House, OH 43160 Director	181	..03
Common	Richard H. McClelland 5495 Marysville Pike Zanesville, Ohio 43701 Director	0	0
Common	Richard J. Fiore 600 S. High Street Columbus, Ohio 43207 Chief Financial Officer	0	0

(1)
LaVerne A. Hill owns 144,921 shares of the corporation directly, constituting 24.32% of the outstanding voting securities. LaVerne A. Hill is also a majority shareholder of MARA Enterprises, Inc., which owns 63,420 shares of the corporation, constituting 10.64% of the outstanding voting securities. LaVerne A. Hill therefore beneficially owns 208,341 shares which represents 34.97% of the outstanding voting securities. The shares owned by MARA Enterprises, Inc. as shown above are also included in the number of shares beneficially owned by LaVerne A. Hill. William C. Heer owns 35 shares of Mara Enterprises, Inc. Robert S. Steele owns 15 shares and Cynthia J. Chester, wife of John J. Chester, owns 35 shares. They do not claim any beneficial ownership of the shares of Scioto owned by Mara.

Vote Required for Approval

        The holders of a majority of the outstanding Scioto common shares must be represented either in person or by proxy to constitute a quorum for the transaction of business at the Scioto Special Meeting. Holders of Scioto common shares are entitled to cast one vote for each common share held on the record date. The affirmative vote of the holders of at least two-thirds of the outstanding Scioto common shares is required to adopt the Merger Agreement and approve the merger. Because adoption of the Merger Agreement and approval of the merger by Scioto shareholders requires the affirmative vote of holders of a specified percentage of outstanding Scioto common shares, abstaining, not returning a proxy card or failing to instruct your broker on how to vote Scioto common shares held by the broker for you will have the same effect as voting against adoption of the Merger Agreement and approval of the merger. Broker non-votes will be included for determining whether there is a quorum at the Special Meeting. Broker non-votes are votes that brokerage firms and banks holding shares of record for their customers are not permitted to cast under stock exchange rules because the brokerage firms and banks have not received specific instructions from their customers as to certain proposals and as to which the brokerage firms and banks have advised Scioto that they lack voting authority. Scioto believes that under applicable stock exchange rules brokerage firms and banks will not be able to vote their customers' unvoted Scioto common shares on the proposal to adopt the Merger Agreement and approve the merger. Proxies that are submitted with instructions as to how the proxy is to be voted, including abstention, will be voted in accordance with those instructions. Properly executed proxies which are submitted that contain no instructions as to how the proxy is to be voted will be voted for adoption of the Merger Agreement and approval of the merger.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the executive officers and directors of Scioto, and persons who own beneficially more than 10% of the outstanding Scioto common shares, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to Scioto pursuant to Section 16(a). Based solely on the reports received by Scioto and on written representations from reporting persons, Scioto believes that the directors, executive officers, and greater than 10% beneficial owners complied with all applicable filing requirements during the fiscal year ended October 31, 2002.

GOVERNMENTAL AND REGULATORY APPROVALS

        To MTR and Scioto's knowledge, the proposed transaction does not require any federal regulatory approvals other than the federal filings required under applicable U.S. securities laws in connection with this Joint Proxy Statement-Prospectus.

        MTR and Scioto, however, may need to obtain certain state regulatory approvals with respect to the exchange offer contemplated in the proposed transaction subject to state securities or Blue Sky laws. If and to the extent an exemption, exclusion or federal preemption is unavailable, the parties to the proposed transaction may have to restructure the transaction to qualify for the exemption, exclusion or preemption or avail themselves of a different exemption or exclusion, change the terms of the transaction to provide that no securities can be purchased in those states where an exemption or exclusion is not available or comply with applicable registration, filing or other procedures in order to comply with applicable Blue Sky laws.

        Approval of the Ohio State Racing Commission is also required which has been obtained subject to licensing of the appropriate officers and employees of MTR and receipt by the Ohio State Racing Commission of a report upon finalization of the Merger.

        Although no assurances can be made that the proposed transaction will receive the necessary regulatory clearances or exemptions on acceptable terms at any particular time, MTR and Scioto expect that the necessary regulatory clearances or exemptions will be obtained.

DESCRIPTION OF CEP RIGHTS

        The Contingent Earnout Participation Right entitles the permitted holder, for each of ten (10) calendar years beginning on January 1 of the year next following the year in which the Triggering Event (as defined below) occurs (the "Contingent Payment Period"), to share in an amount equal to ten percent (10%) of the amount by which EBITDA for Scioto for each calendar year of the Contingent Payment Period exceeds $(213,254) (the "Track Base"), (such payment to be divided and allocated on an equal basis to each outstanding CEP Right) provided, however, that the aggregate Contingent Earnout Payment shall not be less than $2,000,000 annually, and provided further that if less than all the Scioto shares are delivered to the Disbursing Agent subject to the election to receive the CEP Rights under the Merger Agreement, then the aggregate contingent earnout payment under all CEP Rights and such $2,000,000 amount shall be reduced by a pro rated amount, which amount shall equal (x) 100% less (y) the percentage of the shares designated in all Notices of Election to receive the CEP Rights.

        Not later than ten (10) business days after EBITDA, and thus the amount of contingent earnout payment due for a particular calendar year, has been established, MTR will transfer the aggregate contingent earnout payment for that year to the Depository Bank to be disbursed by the Disbursing Agent in trust for the benefit of the persons who held shares of Scioto common stock as of the Record Date and elected to receive the CEP Rights. The Disbursing Agent will disburse the contingent earnout payment to those persons who were record owners of Scioto's common stock as of the Record Date (each a "Prior Holder") to the extent they are entitled to payments under their CEP Rights. Specifically, each Record Holder who has elected to receive CEP Rights will receive a fraction of the Contingent Earnout Payment in which the numerator is 1 and the denominator is the total number of Scioto shares for which Scioto's Record Holders shall have elected to receive CEP Rights.

        Unless and until there has been a Triggering Event, MTR shall have no obligations and no person shall have any rights under CEP Rights. The Triggering Event means (i) state or federal legislation shall have been enacted that permits Scioto to operate enhanced forms of gaming not permitted by law as of the consummation of the merger, exclusive of parimutuel or internet wagering, at Scioto; and (ii) Scioto shall have in fact commenced operating such enhanced forms of gaming at Scioto.

        For purposes of the contingent payments described above, the term "EBITDA" will mean, for any period, Scioto's earnings before interest, taxes, depreciation and amortization as determined by MTR's independent auditors, whose determination shall be final, absent manifest error.

        Notwithstanding anything in the Merger Agreement to the contrary, no person shall have any right to any portion of a Contingent Earnout Payment to the extent prohibited by applicable law, including but not limited to applicable racing laws. In the event a governmental authority determines that receipt of a portion of a Contingent Earnout Payment is prohibited, absent receipt of a license issued by such governmental authority, then for a period of one (1) year from the date of such determination (the "Licensing Period"), the Disbursement Agent will continue to hold the Contingent Earnout Payment in trust.

        During the Licensing Period, any Prior Holder who obtains all necessary governmental approvals to receive a portion of a Contingent Earnout Payment (each an "Eligible Prior Holder") shall receive such Eligible Prior Holder's allocable share of the Contingent Earnout Payment promptly upon providing to the Disbursing Agent evidence of such approvals in a form reasonably satisfactory to MTR.

        Upon the expiration of the Licensing Period, MTR will be entitled to require the Disbursing Agent to deliver to it any funds that had been made available to the Disbursing Agent and not disbursed to Prior Holders (including, without limitation, all interest and other income received by the Disbursing Agent in respect of all such funds). Upon expiration of the Licensing Period, MTR will deposit with the Depository Bank an amount in cash, or other immediately available funds, to be disbursed by the Disbursing Agent in trust for the benefit of any Prior Holder who, during the Licensing Period, shall not have become an Eligible Prior Holder (each an "Ineligible Prior Holder") an amount equal to $15.00 per CEP Right lawfully owned by such Ineligible Prior Holder (the "Alternative Payment"). Upon disbursement of the Alternative Payment by the Disbursing Agent, an Ineligible Prior Holder shall have no further rights under the Merger Agreement.

        A CEP Right is not transferable except by applicable laws of descent and estate. A CEP Right will not expire once issued under the terms of the Merger Agreement until all required payments are made with respect to such Right, to the extent required by such Merger Agreement, unless surrendered to MTR at an earlier date.

SHAREHOLDER PROPOSALS

        Scioto will hold a 2004 annual meeting only if the proposed merger has not been consummated. If the 2004 annual meeting is held, shareholder proposals to be presented at the meeting must be received by Scioto for inclusion in Scioto's proxy statement and form of proxy relating to that meeting on or before October 15, 2003. Shareholder proposals received after such date will be considered untimely. Proposals for an item of business to be introduced at an annual meeting of Scioto must be submitted in writing and received by Scioto generally not less than 120 days in advance of an annual meeting. Any such proposals should be sent to Edward T. Ryan, Scioto Downs, Inc., 6000 High Street, Columbus, Ohio 43207 (614) 491-2515.

INTEREST OF NAMED EXPERTS AND COUNSEL

        Members of Ruben & Aronson, LLP, counsel to MTR, own, in the aggregate, 450,048 shares of MTR's common stock. John J. Chester and Roderick H. Willcox, members of Chester, Willcox & Saxbe LLP, counsel to Scioto, own 3,979 and 100 shares, respectively, of Scioto's common stock. See "Security Ownership of Certain Beneficial Owners."

FINANCIAL STATEMENTS OF SCIOTO DOWNS, INC.
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Accountants

To the Board of Directors and Stockholders
Scioto Downs, Inc.

        In our opinion, the consolidated balance sheets and the related consolidated statements of operations, stockholders' equity and cash flows, present fairly, in all material respects, the financial position of Scioto Downs, Inc. and its subsidiary (the Company) at October 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended October 31, 2002, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's net losses, negative working capital, and negative operating cash flows raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        As discussed in Note 2, the Company has restated its financial statements as of and for the year ended October 31, 2002.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
December 23, 2002, except for Note 2,
as to which the date is February 14, 2003

Scioto Downs, Inc.

Consolidated Balance Sheets

At October 31, 2002 and 2001

	2002	2001
	(as restated)
Assets
Current assets
Cash and cash equivalents	$319,484	$418,688
Restricted cash	31,864	42,693
Accounts receivable	240,452	548,371
Prepaid expenses and other	37,423	19,878

Total current assets	629,223	1,029,630

Property and equipment, at cost
Buildings and improvements	14,797,814	14,754,386
Land improvements	1,326,554	1,326,554
Furniture and fixtures	1,838,146	1,835,966
Machinery and equipment	2,469,408	2,471,265

	20,431,922	20,388,171
Less accumulated depreciation	(15,575,042)	(15,008,085)

	4,856,880	5,380,086
Land	299,847	299,847

	5,156,727	5,679,933

Other noncurrent assets	60,421	76,803
Racing permit	755,760	755,760

Total assets	$6,602,131	$7,542,126

Liabilities
Current liabilities
Accounts payable, trade	$1,160,086	$465,579
Purses payable and simulcast purse fund	512,895	363,355
Dividends payable	—	29,788
Current maturities, term debt	206,640	193,083
Line of credit	110,000	200,000
Accrued expenses
Property taxes	160,789	163,506
Other	228,901	214,504

Total current liabilities	2,379,311	1,629,815

Minimum pension liability	378,348	335,458
Accrued pension	195,020	274,374
Term debt, net of current maturities	2,471,050	2,674,371

Total liabilities	5,423,729	4,914,018

Commitments and contingencies
Stockholders' Equity
Common stock, $1.05 par value per share
Authorized: 3,600,000 shares
Issued and outstanding: 595,767 shares	625,555	625,555
Capital in excess of par value of stock	2,037,300	2,037,300
Accumulated (deficit) earnings	(1,106,105)	300,711
Accumulated other comprehensive loss	(378,348)	(355,458)

Total stockholders' equity	1,178,402	2,628,108

Total liabilities and stockholders' equity	$6,602,131	$7,542,126

The accompanying notes are an integral part of these consolidated financial statements.

Scioto Downs, Inc.

Consolidated Statements of Operations

For the Years Ended October 31, 2002, 2001 and 2000

	2002	2001	2000
	(as restated)
Nights of live racing and simulcasting	148	135	71

Dark days of simulcasting — off season	214	155	—

Operating revenues:
Pari-mutuel commissions and breakage	$11,774,127	$10,919,167	$6,025,407
Less pari-mutuel taxes	1,777,874	1,582,590	925,064

	9,996,253	9,336,577	5,100,343

Export signal revenue	567,638	511,857	273,628
Admissions	118,695	115,170	109,742
Simulcasting shared revenue, net	—	—	68,892
Concessions, program, parking, and other	984,011	881,526	777,199
Entry fees and purse monies added by others	2,558,813	1,781,499	752,713
Rental income from leased facilities	121,031	121,693	409,045
Pari-mutuel tax abatement earned	—	224,676	369,225

	14,346,441	12,972,998	7,860,787

Operating expenses:
Purses	6,903,813	5,842,746	2,957,929
Salaries and wages	2,618,637	2,226,198	1,251,320
Simulcasting fees	1,572,364	1,391,186	681,138
Depreciation and amortization	570,113	579,269	553,810
Advertising	340,783	495,183	312,652
Real and personal property taxes	205,500	216,016	172,315
Insurance	539,574	359,202	200,876
Repairs and maintenance	394,902	494,206	272,992
Other operating and general	2,354,626	2,445,875	1,569,955

	15,500,312	14,049,881	7,972,987

Loss from racing operations	(1,153,871)	(1,076,883)	(112,200)
Equity in (losses) earnings of joint ventures	(25,382)	(24,288)	17,712
(Loss) gain on settlement and disposal of assets	(691)	62,265	—
Interest expense, net	(226,872)	(193,195)	(146,525)

Loss before income tax benefit	(1,406,816)	(1,232,101)	(241,013)
Income tax benefit	—	79,790	11,000

Net loss	$(1,406,816)	$(1,152,311)	$(230,013)

Basic and diluted loss per common share	$(2.36)	$(1.93)	$(.39)

Dividends per common share	$—	$.05	$.10

Weighted average shares outstanding, basic and diluted	595,767	595,797	595,767

The accompanying notes are an integral part of these consolidated financial statements.

Scioto Downs, Inc.

Consolidated Statements of Stockholders' Equity

For the Years Ended October 31, 2002, 2001 and 2000

	Common Stock				Accumulated Other Comprehensive Loss
			Capital in Excess of Par Value of Stock	Accumulated (Deficit) Earnings		Total Stockholders' Equity
	Shares	Amount
Balances, October 31, 1999	595,767	$625,555	$2,037,300	$1,772,400	$(116,768)	$4,318,487
Net loss	—	—	—	(230,013)	—	(230,013)
Minimum pension liability adjustment, net of taxes	—	—	—	—	26,992	26,992

Comprehensive loss						(203,021)

Cash dividends — $.10 per share	—	—	—	(59,577)	—	(59,577)

Balances, October 31, 2000	595,767	625,555	2,037,300	1,482,810	(89,776)	4,055,889
Net loss	—	—	—	(1,152,311)	—	(1,152,311)
Minimum pension liability adjustment, net of taxes	—	—	—	—	(245,682)	(245,682)

Comprehensive loss						(1,397,993)

Cash dividends — $.05 per share	—	—	—	(29,788)	—	(29,788)

Balances, October 31, 2001	595,767	625,555	2,037,300	300,711	(335,458)	2,628,108
Net loss (as restated)	—	—	—	(1,406,816)	—	(1,406,816)
Minimum pension liability adjustment, net of taxes (as restated)	—	—	—	—	(42,890)	(42,890)

Comprehensive loss (as restated)						(1,449,706)

Balances, October 31, 2002 (as restated)	595,767	$625,555	$2,037,300	$(1,106,105)	$(378,348)	$1,178,402

The accompanying notes are an integral part of these consolidated financial statements.

Scioto Downs, Inc.

Consolidated Statements of Cash Flows

For the Years Ended October 31, 2002, 2001 and 2000

	2002	2001	2000
	(as restated)
Cash flows from operating activities
Net loss	$(1,406,816)	$(1,152,311)	$(230,013)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Equity in losses (earnings) of joint ventures	25,382	24,288	(17,712)
Gain on settlement	—	(58,670)	—
Loss (gain) on disposal of assets	691	(3,595)	—
Depreciation and amortization	570,113	579,269	553,810
Provision for losses on accounts receivable	—	292,169	1,234
Deferred income taxes	—	(79,790)	(11,000)
Accrued pension	(79,354)	—	—
Change in current assets and liabilities, net of the effect of acquisition:
Accounts receivable	307,919	(225,131)	(124,063)
Accounts receivable — related party	—	—	483,654
Prepaid expenses and other	(17,545)	(11,686)	5,734
Accounts payable, trade and purses payable and simulcast purse fund	844,047	227,760	(417,054)
Accounts payable — related party	—	(370,217)	78,078
Accrued expenses	(12,320)	(385,026)	74,832

Net cash provided by (used in) operating activities	232,117	(1,162,940)	397,500

Cash flows from investing activities
Decrease in restricted cash	10,829	3,061	272,787
Purchase of property and equipment	(47,598)	(330,884)	(213,225)
Contribution to joint venture	—	—	(30,000)
Cash received in purchase of business, net of cash paid	—	300,953	—
Proceeds from sale of property and equipment	—	4,026	—
Dividend from joint venture	15,000	30,000	30,000

Net cash (used in) provided by investing activities	(21,769)	7,156	59,562

Cash flows from financing activities
Payments on term debt	(189,764)	(136,182)	(122,292)
Proceeds from revolving line of credit	—	200,000	300,000
Payments on revolving line of credit	(90,000)	—	(300,000)
Dividends paid	(29,788)	—	(59,577)

Net cash (used in) provided by financing activities	(309,552)	63,818	(181,869)

Net (decrease) increase in cash and cash equivalents	(99,204)	(1,091,966)	275,193
Cash and cash equivalents, beginning of year	418,688	1,510,654	1,235,461

Cash and cash equivalents, end of year	$319,484	$418,688	$1,510,654

Supplemental Disclosures of Cash Flow Information
Cash paid during the year:
Interest paid	$227,505	$237,419	$256,597

Supplemental Schedule of Noncash Financing Activity
Dividends declared, not paid	$—	$29,788	$—

Business acquired by seller financing	$—	$91,876	$—

Liability accrued for contribution to joint venture	$24,000	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

Scioto Downs, Inc.

Notes to Consolidated Financial Statements

October 31, 2002, 2001 and 2000

1.    Description of the Business

        Scioto Downs, Inc.'s (Scioto Downs) business is the ownership and operation of a harness horseracing facility located in central Ohio. Revenues are earned from commissions on pari-mutuel wagering on live races and simulcasting and various related revenues including simulcasting export signal revenue, rental income, admissions, concessions and parking.

        On August 1, 2001, Scioto Downs acquired all of the outstanding common shares of Mid-America Racing Association, Inc. (Mid-America). The acquisition has been accounted for under the purchase method. Accordingly, the assets, liabilities, and the results of operations are reflected in the consolidated financial statements of Scioto Downs from the acquisition date. Scioto Downs and Mid-America are collectively referred to as the Company. See Note 13.

        During fiscal 2001, the Company incurred operating losses and negative cash flows from operations and had a working capital deficit of $600,185 at October 31, 2001. The Company continued to have losses from operations in fiscal 2002 and had a working capital deficit of $1,750,088 at October 31, 2002.

        Management reviewed all operating costs and took steps to reduce expenses through cost containment, reductions in expenditures and renegotiation of agreements with vendors. Management developed ways to utilize its facilities to earn additional revenue from sources other than racing and this resulted in several agreements involving facility use fees with participating customers.

        Management's plan in 2003 is to continue with year-round simulcasting. On January 1, 2002, an agreement with Beulah Park went into effect that reduces the number of hours both tracks compete against each other for simulcasting revenues. This agreement has been renewed for 2003. The desired result is a reduction in overhead and an increase in revenue.

        Management's plans to reduce expenses and improve operating results also depended on a successful 2002 live racing season, which did not occur due primarily to a decline in pari-mutuel wagering in the racing industry in Ohio. As a result, management's plans have not produced the desired results, and the Company's consolidated financial position has not improved.

        On December 23, 2002, the Company entered into an agreement and plan of merger with MTR Gaming Group, Inc. (MTR) (See Note 14). If the transaction takes place this will provide liquidity to the operation subject to MTR's willingness and ability to fund operations. However, failure to consummate the transaction will make the ability to continue future operations uncertain.

        At this time, it is uncertain that the Company will be able to continue as a going concern. The financial statements, however, have not been adjusted to account for the entity on other than a going concern basis.

2.    Restatement

        The financial statements as of and for the year ended October 31, 2002 have been restated to reflect adjustments related to the Company's retirement plan benefit obligation and associated net pension expense. The adjustments had the following effects on the financial statements.

	As Restated	As Previously Reported
Minimum pension liability	$378,348	$878,620
Accrued pension	195,020	274,374
Accumulated deficit	(1,106,105)	(1,185,459)
Accumulated other comprehensive loss	(378,348)	(878,620)
Comprehensive loss	(1,449,706)	(2,029,332)
Other operating and general expenses	2,354,626	2,433,980
Net loss	(1,406,816)	(1,486,170)
Basic and diluted loss per common share	(2.36)	(2.49)

3.    Accounting Policies

        The following is a summary of significant accounting policies followed in the preparation of the financial statements.

Basis of Consolidation

        The accompanying consolidated financial statements include the accounts of Scioto Downs and its wholly owned subsidiary, Mid-America. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

        Cash and cash equivalents represent amounts on deposit with financial institutions, including money market investments with original maturities of three months or less. At October 31, 2002 and 2001, cash and cash equivalents and restricted cash included deposits of approximately $224,000 and $376,000, respectively, which are held at one financial institution.

Restricted Cash

        The Company is required to hold funds related to horsemen's fines and certain simulcasting funds in separate accounts. Their use is restricted to payments for improving horsemen's facilities and increasing racing purses.

Property and Equipment

        The Company records asset acquisitions at cost. Depreciation is recognized on the straight-line method over the estimated useful lives of the applicable assets as follows:

Class of Assets	Estimated Useful Lives (Years)
Buildings and improvements	10 to 40
Land improvements	6 to 20
Furniture and fixtures	4 to 20
Machinery and equipment	5 to 15

        Maintenance, repairs and minor renewals are charged to expense as incurred, while major renewals and betterments are capitalized. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the related accounts, and resulting gains or losses are reflected in the statement of operations.

Racing Permit

        The Company recorded a racing permit, an intangible asset, at fair value as a result of the purchase of Mid-America during 2001 (see Note 13). The racing permit is not amortized as it is considered to be an indefinite lived intangible. It will be tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

Long-Lived Assets

        The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of assets. To date, no such impairment has been recognized.

Income Taxes

        The Company accounts for income taxes on the liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to "temporary differences" between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Net Loss Per Common Share

        Net loss per share of common stock is based on the weighted average number of shares outstanding. The Company has no common stock equivalents. Accordingly, the weighted average shares outstanding are the same for calculation of basic and diluted per share computations.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Revenue Recognition

        The Company recognizes commission revenue based upon various percentages of pari-mutuel wagering when earned. Other revenues are recognized when services are performed.

Reclassifications

        Certain prior year amounts have been reclassified to conform to the 2002 presentation.

Recently Issued Accounting Pronouncements

        In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Accounting Standard (SFAS) No. 142 (SFAS 142), Goodwill and Other Intangible Assets. SFAS 142 provides that goodwill should not be amortized but should be tested for impairment at least annually using a fair-value based approach. SFAS 142 is effective for the Company beginning November 1, 2002. The Company will be required to perform annual impairment tests of indefinite-lived intangible assets.

        On October 4, 2001, the FASB issued SFAS No. 144 (SFAS 144), Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS 144 supercedes SFAS No. 121 and applies to all long-lived assets (including discontinued operations) and amends Accounting Principles Board Opinion No. 30, Reporting Results of Operations-Reporting the Effects of Disposal of a Segment of a Business. SFAS 144 develops one accounting model for long-lived assets that are to be disposed of by sale. This model requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value less cost to sell. Additionally, SFAS 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS 144 is effective for the Company's first quarter in fiscal year 2003. The Company does not anticipate that the adoption of SFAS 144 will have a material effect.

        In November 2002, the FASB issued FASB Interpretation No. 45 (FIN 45), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57, and 107 and Rescission of FASB Interpretation No. 34. FIN 45 clarifies the requirements of FASB Statement No. 5, Accounting for Contingencies, relating to the guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees. This Interpretation clarifies that a guarantor is required to recognize, at the inception of certain types of guarantees, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of this Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The disclosure requirements in this Interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company is currently evaluating the impact of adopting FIN 45.

        On January 15, 2003, the FASB completed its redeliberations of the project related to the consolidation of variable interest entities which will culminate with the issuance of FASB Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities—an interpretation of ARB No. 51. FIN 46 clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 will require disclosures regarding ownership interests in variable interest entities. This Interpretation applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Company does not anticipate having to make additional disclosures as a result of FIN 46.

4.    Affiliated Entities

        Scioto Downs leased its racing facilities to Mid-America, which had common management and certain common stockholders with Scioto Downs. The facilities were leased for the period of time necessary to conduct an annual racing meet under the terms of a 25-year lease agreement, which was terminated on August 1, 2001. The lease agreement provided for rental payments to Scioto Downs based on percentages of daily pari-mutuel wagering during the meet with a minimum annual rental payment of $7,200. During 2000, Mid-America paid to Scioto Downs additional rents of $60,051. Additional payments were based on two months of Scioto Downs' required debt service during the period in which Mid-America rented Scioto Downs' facilities. These additional payments were subject to annual approval by Mid-America. As discussed in Note 8, the lessee remitted its portion of the pari-mutuel tax abatement to Scioto Downs. In addition, the lessee was required to pay certain operating expenses. Revenues from this lease were accounted for on the operating method.

        Scioto Downs collected simulcasting purse pool funding and other monies on behalf of Mid-America and remitted such funding to Mid-America on a periodic basis. In addition, amounts were due from Mid-America for the portion of certain shared corporate overhead expenses paid by Scioto Downs and subsequently reimbursed by Mid-America. Interest on the outstanding balance was charged at the prime-lending rate.

        The following is a summary of transactions with Mid-America for the years ended October 31, 2001 and 2000 and amounts due to (from) Mid-America as of October 31, 2001 and 2000.

	Income (Expense)
	2001	2000
Facility rents	$48,350	$409,045
Reimbursement of overhead expenses	406,289	336,920
Pari-mutuel tax abatement	—	(168,115)
Concessionaire sublease	21,089	(113,762)
Interest on outstanding balances	—	30,101

Net expenses	$475,728	$494,189

Amounts due to (from) at October 31	$—	$78,078

        Scioto Downs had an outstanding receivable due from Mid-America of $517,169 at the date of acquisition. Scioto Downs had recorded a valuation allowance of $292,169 against the total receivable during 2001.

        Effective July 1, 1999, Mid-America spun off MARA Enterprises, Inc. (MARA) to its stockholders. Scioto Downs had accounts receivable of $4,485 and $27,247 at October 31, 2002 and 2001, respectively, due from MARA, which has certain common stockholders with the Company. Such amounts arose from the reimbursement of certain shared corporate overhead expenses paid by Scioto Downs. Reimbursed expenses from MARA were $62,504 and $99,154 for the years ended October 31, 2002 and 2001, respectively

5.    Income Taxes

        Income tax (benefit) expense includes the following components:

	2002	2001	2000
Federal income tax (benefit) expense:
Deferred	$—	$(79,790)	$(11,000)

Total	$—	$(79,790)	$(11,000)

        A summary of the effective income tax rate is as follows:

	Percentage of Pretax Income (Loss)
	2002	2001	2000
Statutory federal rate	(34)%	(34)%	(34)%
Surtax exemption	7	7	2
Permanent differences	2	5	32
Deferred tax rate and other adjustments	(2)	(11)	(5)
Valuation allowance	27	27	—

Effective tax rate	—%	(6)%	(5)%

        The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities at October 31 are as follows:

	2002	2001
Deferred tax assets arising from:
Alternative minimum tax credit carryforwards	$59,000	$59,000
Net operating loss carryforwards	1,138,343	734,907
Accrued liabilities	9,936	9,145
Pension liability adjustment	107,824	114,056

Total deferred tax assets	$1,315,103	$917,108

Deferred tax liabilities arising from:
Depreciation	$240,875	$303,979

Total deferred tax liabilities	$240,875	$303,979

Net deferred tax asset	$1,074,228	$613,129
Valuation allowance	(1,074,228)	(613,129)

Net deferred tax asset (liability)	$—	$—

        The Company has determined at October 31, 2002 and 2001, that it is more likely than not that the deferred tax assets will not be realized and, therefore, has recorded a full valuation allowance. The valuation allowance related to the minimum pension liability has been recorded through other comprehensive income. Deferred tax assets, liabilities, and federal income tax expense in future years can be significantly affected by changes in enacted tax rates and the rates at which net operating loss carryforwards are utilized.

        At October 31, 2002, the Company has, for federal income tax purposes, approximately $59,000 in alternative minimum tax credit carryforwards and approximately $3,586,000 in net operating loss carryforwards. The net operating loss carryforwards expire over the years 2010 through 2022. Approximately $150,000 of the net operating loss carryforwards are related to Mid-America and their use will be limited by Section 382 of the Internal Revenue Code. The alternative minimum tax credit can be carried forward indefinitely.

6.    Commitments

        The Company leases pari-mutuel equipment under a five-year noncancelable-operating lease with an automatic extension as long as the Company conducts pari-mutuel wagering. Rental expense was approximately $283,000 in 2002, $280,000 in 2001, and $125,000 in 2000. Under the agreement, the Company is obligated to pay the third-party processor a minimum charge per program of $1,600 (approximately $97,600 annually).

7.    Operating Leases

        The Company leases equipment under various operating lease agreements that expire in March 2003 and December 2005. Rent expense under these leases was $76,612 in 2002, $74,208 in 2001 and $62,188 in 2000.

        The future annual minimum rental payments on these leases are as follows for the years ending October 31.

2003	$40,336
2004	14,424
2005	14,424
2006	2,404

Total minimum payments required	$71,588

8.    Retirement Plans

        Scioto Downs, Mid-America and MARA sponsor a noncontributory defined-benefit pension plan covering all full-time employees meeting certain age and service requirements. Scioto Downs, Mid-America and MARA share proportionately the costs and related assets of the plan. In connection with the acquisition of Mid-America, Scioto Downs assumed Mid-America's portion of the unfunded benefit obligation of $332,780. On May 31, 2001, the plan was amended to freeze eligibility, the accrual of years of service and benefits. The Company's total pension expense, which includes both current service costs and amortization of prior years' service costs, amounted to $47,338 in 2002 (as restated), $28,101 in 2001, and $40,791 in 2000.

        The Company's funding policy is to contribute annually an amount sufficient to fund the plan's estimated past service costs over a 30-year period using a different actuarial cost method and different assumptions from those used for financial reporting.

        The Company's portion of the funded status of the plan at October 31 is as follows:

	2002	2001
Change in projected benefit obligation:
Benefit obligation as of the beginning of the year	$1,310,220	$521,902
Benefit obligation acquired in business combination	—	655,110
Interest cost	86,340	45,726
Actuarial loss (gain)	(22,708)	140,407
Benefits paid	(102,870)	(52,925)

Benefit obligation as of the end of the year	$1,270,982	$1,310,220

Change in plan assets:
Fair value of assets at the beginning of the year	$644,660	366,629
Fair value of assets acquired in business combination	—	322,330
Actual loss on plan assets	(26,596)	(19,171)
Other allocation adjustments	—	8,312
Employer contributions	99,506	19,485
Benefits paid	(102,870)	(52,925)

Fair value of assets at the end of the year	$614,700	$644,660

Funded status deficit	$(656,282)	$(665,560)
Unrecognized net actuarial loss	378,348	335,458

Net amount of deficit recognized	$(277,934)	$(330,102)

Amounts recognized in the Company's balance sheets consist of:
Accrued pension cost, current portion	$(82,914)	$(55,728)
Accrued pension	(195,020)	(274,374)
Additional minimum liability	(378,348)	(335,458)
Accumulated other comprehensive loss	378,348	335,458

Net amount recognized	$(277,934)	$(330,102)

        Assumptions used for the plan are as follows:

	2002	2001	2000
Discount rate	7.00%	7.00%	7.75%
Rate of increase in compensation levels	0.00%	0.00%	5.50%
Long-term rate of return on assets	8.00%	8.00%	8.00%

        Net pension expense includes the following components:

	2002	2001	2000
Service cost — components of net periodic benefit cost	$—	$—	$12,027
Interest cost	86,340	45,726	39,788
Expected return on plan assets	(56,434)	(28,744)	(26,830)
Net amortization relating to the deferral of initial transitional obligation and subsequent gains and losses	17,432	11,119	7,010
Amendments	—	—	8,796

Net pension expense	$47,338	$28,101	$40,791

        In the event that MARA is unable to fund their portion of the benefit obligation, the Company would be liable for the amount. At October 31, 2002 MARA's portion of the funded status deficit was approximately $123,000.

        The Company and MARA have a 401(k) savings plan covering substantially all full-time employees. The Company expensed matching contributions of $68,550 in 2002, $40,911 in 2001, and $18,911 in 2000. In 2002, the Company and MARA separated the 401(k) savings plan, each assuming their respective liabilities.

9.    Pari-Mutuel Tax Abatement

        To encourage the improvement of racing facilities in Ohio, permit holders are allowed to recover 70% of the cost of qualified improvements as determined by the Ohio State Racing Commission. Such recovery is accomplished by reducing each day's pari-mutuel tax paid to the state by a fraction of 1% of pari-mutuel wagering and continues for 15 years (10 years if construction of the improvements commenced after March 29, 1988), or until the total tax reduction reaches 70% of the cost of the improvement, whichever occurs first. Such abatement is available to all permit holders who race at the improved facility. By agreement, Mid-America, through the date of acquisition, remitted its portion of the abatement to the Company (see Note 3). The abatement was fully utilized during 2001. The Company earned pari-mutuel tax abatement (including amounts from Mid-America through the date of acquisition) of $224,676 in 2001 and $369,225 in 2000.

10.    Debt Financing Arrangements

        During 2002, the Company was notified by its lender that availability under the line of credit was terminated and the outstanding balance is due on January 31, 2003.

        The line calls for interest at the prime rate (4.75% at October 31, 2002). At October 31, 2002, the line had an outstanding balance of $110,000.

        In April 1999, the Company entered into a term loan agreement that provides for monthly payments of principal and interest of $30,025 through September 2013. Interest is fixed at 7.79% per annum. The line of credit and the term loan are collateralized by a first mortgage on the Company's real property facilities, as well as other personal property, and an assignment of the rents from the Company's lease arrangements.

        The Company's term loan agreement contains an acceleration clause whereby the lender has the right to declare the loan immediately due and payable if, in the lender's judgment, an event has occurred which is likely to have a material adverse effect on the Company.

        During 2001, the Company issued non-interest-bearing promissory notes to the previous stockholders of Mid-America for consideration of the purchase price (see Note 13). The remaining unpaid principal balance of $50,000 under the notes is due in August 2003 and is included in the current portion of term obligations at October 31, 2002. The note was discounted to approximately $48,400, assuming a discount rate of 6.75%. The promissory notes are related-party transactions as certain previous Mid-America stockholders are board members and significant stockholders of the Company.

        Maturities of term obligations at October 31, 2002 are as follows:

2003	$206,640
2004	170,662
2005	184,284
2006	200,853
2007	217,190
Thereafter	1,698,061

Total	$2,677,690

        Interest expense was $228,026, $228,406, and $236,780 for the years ended October 31, 2002, 2001, and 2000, respectively.

11.    Joint Ventures

        The Company is a member of a joint venture established for the purpose of installing and operating outdoor advertising at the Company's facilities. Revenues and expenses, as well as cash shortfalls, are shared equally by both participants in the joint venture. The Company accounts for its 50% investment under the equity method of accounting. The Company recorded $4,250 in 2002, $13,896 in 2001, and $17,712 in 2000, as its proportionate share of the joint venture's earnings in its consolidated statements of operations.

        The Company has a 20% equity interest in an off-track betting parlor and accounts for the investment under the equity method of accounting. The Company recorded $38,184 as its proportionate share of the joint venture's losses in its consolidated statement of operations for the year ended October 31, 2001. During 2002, the Company recognized a loss of $5,632 in order to write-off the remaining balance of the investment. Subsequent to October 31, 2002, the Company amended the operating agreement with the off-track betting parlor, under which the Company agreed to contribute $24,000 in exchange for which the Company relinquished its membership units and is released from all obligations pursuant to the terms of the agreement.

12.    Commitments and Contingencies

        At October 31, 2000, the Company had an outstanding receivable from its former concessionaire of $127,864. The Company was in dispute with the former concessionaire and had fully reserved the receivable at October 31, 2000. In April 2001, the Company reached a settlement agreement with the concessionaire. The settlement resulted in the receipt of equipment from the concessionaire and forgiveness by the Company of the outstanding receivable. The Company recognized a gain on the settlement of $58,670 at October 31, 2001.

13.    Acquisition

        On August 1, 2001, Scioto Downs acquired all of the outstanding common shares of Mid-America. The assets, liabilities, and results of Mid-America's operations have been reflected in the consolidated financial statements of Scioto Downs from the acquisition date. The consideration was $150,000, for which the Company issued non-interest-bearing promissory notes, which were due $50,000 at closing and $50,000 each in August 2002 and 2003. Mid-America owns a racing permit entitling it to conduct harness horseracing, typically immediately following the live racing season of Scioto Downs. The lease of racing facilities between Mid-America and Scioto Downs was terminated as of the acquisition date.

        The acquisition was accounted for under the purchase method as required by SFAS 141. The total purchase price has been allocated to the tangible and intangible assets and liabilities of Mid-America based upon their estimated fair values. The amounts and components of the purchase price, along with the allocation of the purchase price, are presented below.

August 1, 2001
Purchase Price:
Cash paid in closing	$50,000
Present value of current portion of non-interest-bearing promissory notes(a)	46,838
Present value of non-interest-bearing promissory notes, less current maturities(a)	43,877
Other direct acquisition costs	40,000
Liabilities assumed, net of valuation allowance provided for amounts due from Mid-America	1,183,649
Cash acquired	(390,953)

Total	$973,411

Purchase Price Allocation:
Accounts receivable, net	$132,361
Other assets	85,290
Racing permit	755,760

Total	$973,411

(a)
These promissory notes have been discounted at an interest rate of 6.75%.

        The following unaudited pro forma information is presented as if the August 1, 2001 acquisition of Mid-America had occurred on November 1, 2000 and 1999:

	October 31,
	2001	2000
Net revenues	$13,818,248	$14,652,955
Net loss	(1,860,240)	(576,228)
Loss per common share:
Basic and diluted	(3.12)	(.97)

        This unaudited pro forma financial information is not necessarily indicative of the operating results that would have occurred had the transaction been consummated as of November 1, 2000 and 1999, nor is it necessarily indicative of future operating results.

14.    Subsequent Event

        On December 23, 2002, the Company entered into an agreement and plan of merger (the Agreement) with MTR Gaming Group, Inc. (MTR), pursuant to which the Company will become a wholly owned subsidiary of MTR. The Agreement provides that each stockholder of the Company may elect to receive $32 in cash for each share of the Company's common stock owned by the stockholder. Alternatively, each stockholder may elect to receive an amount equal to $17 per share plus 10 annual earnout payments per share subject to the conditions set forth in the Agreement. Consummation of the transaction is subject to various conditions, including the successful completion of the due diligence review by MTR, the approval by the stockholders of the Company and the attainment of necessary regulatory approvals. On December 24, 2002, the Company received a $1 million payment from MTR in accordance with the terms of the Agreement. In the event the Agreement is terminated for cause as defined in the Agreement, the $1 million will become a loan to be repaid by the Company to MTR on December 23, 2005, and shall bear interest at a rate equal to MTR's cost of borrowing. The loan will be collateralized by the Company's real and personal property.

?

Scioto Downs, Inc.

Consolidated Balance Sheets

At April 30, 2003, October 31, 2002 and April 30, 2002

	April 30, 2003	October 31, 2002	April 30, 2002
	(unaudited)	(as restated)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$390,940	$319,484	$486,190
Restricted cash	1,062,171	31,864	785,870
Inventories	12,120	—	—
Accounts receivable, related party and other	53,125	240,452	108,286
Prepaid expenses and other	103,376	37,423	42,724

Total current assets	1,621,732	629,223	1,423,070

Property and equipment, at cost	20,747,707	20,731,769	20,692,899
Less accumulated depreciation	(15,854,944)	(15,575,042)	(15,287,324)

Total property and equipment, net	4,892,263	5,156,727	5,405,575

Other noncurrent assets	60,421	60,421	76,803
Racing permit	755,760	755,760	755,760

Total assets	$7,330,176	$6,602,131	$7,661,208

Liabilities and Stockholders' (Deficit) Equity
Current liabilities
Accounts payable, trade	$681,198	$1,160,086	$623,073
Current maturities, term debt	213,534	206,640	199,314
Line of credit	—	110,000	175,000
Accrued expenses	426,242	389,690	356,708
Deferred revenue	327,575	—	456,290
Purses payable and simulcast liabilities	1,755,312	512,895	1,063,689

Total current liabilities	3,403,861	2,379,311	2,874,074

Minimum pension liability	378,348	378,348	335,458
Accrued pension	195,020	195,020	274,374
Term debt, net of current maturities	2,387,412	2,471,050	2,598,476
Note payable	1,000,000	—	—
Stockholders' (deficit) equity
Common stock, $1.05 par value per share, issued and outstanding, 595,767 shares	625,555	625,555	625,555
Capital in excess of par value of common stock	2,037,300	2,037,300	2,037,300
Accumulated deficit	(2,318,972)	(1,106,105)	(748,571)
Accumulated other comprehensive loss	(378,348)	(378,348)	(335,458)

Total stockholders' (deficit) equity	(34,465)	1,178,402	1,578,826

Total liabilities and stockholders' (deficit) equity	$7,330,176	$6,602,131	$7,661,208

The accompanying notes are an integral part of these financial statements.

Scioto Downs, Inc.

Consolidated Statements of Operations

For the Three Month and Six Month Periods Ended April 30, 2003 and 2002 (Unaudited)

	For the Three-Month Periods Ended April 30,		For the Six-Month Periods Ended April 30,
	2003	2002	2003	2002
Pari-mutuel commissions and breakage	$2,226,244	$2,482,943	$4,264,991	$4,533,750
Less pari-mutuel taxes	341,957	379,556	655,645	692,674

	1,884,287	2,103,387	3,609,346	3,841,076
Other operating revenues	265,505	124,690	434,129	257,860

	2,149,792	2,228,077	4,043,475	4,098,936
Operating expenses:
Purses	844,280	939,263	1,616,080	1,716,499
Salaries and wages	412,640	441,957	841,244	886,813
Simulcasting fees	321,367	366,076	602,988	672,349
Depreciation	139,984	140,011	279,902	282,395
Insurance	161,032	90,796	315,163	198,356
Other operating and general expenses	854,090	685,305	1,497,958	1,277,639

	2,733,393	2,663,408	5,153,335	5,034,051

Loss from operations	(583,601)	(435,331)	(1,109,860)	(935,115)
Other expense	—	—	—	(691)
Net interest expense	(48,108)	(55,060)	(103,007)	(113,476)

Net loss before income taxes	(631,709)	(490,391)	(1,212,867)	(1,049,282)
Income taxes	—	—	—	—

Net loss	$(631,709)	$(490,391)	$(1,212,867)	$(1,049,282)

Net loss per common share — basic and diluted	$(1.06)	$(.82)	$(2.04)	$(1.76)

Weighted average common shares outstanding — basic and diluted	595,767	595,767	595,767	595,767

The accompanying notes are an integral part of these financial statements.

Scioto Downs, Inc.

Consolidated Statements of Cash Flows

For the Six Month Periods Ended April 31, 2003 and 2002 (Unaudited)

	2003	2002
Cash flows from operating activities:
Net loss	$(1,212,867)	$(1,049,282)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	279,902	282,395
Loss on disposal of assets	—	691
Changes in current assets and liabilities:
Accounts receivable	187,327	440,085
Inventories	(12,120)	—
Prepaid expenses and other	(65,953)	(22,846)
Accounts payable and purses payable and simulcast liabilities	763,529	857,828
Deferred revenue	327,575	456,290
Accrued expenses	60,552	(21,302)

Net cash provided by operating activities	327,945	943,859

Cash flows from investing activities:
Net restricted cash receipts	(1,030,307)	(743,177)
Purchase of equipment	(15,438)	(8,728)
Contribution to joint venture	(24,000)	—

Net cash used in investing activities	(1,069,745)	(751,905)

Cash flows from financing activities:
Proceeds from issuance of debt	1,000,000	—
Payments on term debt	(186,744)	(94,664)
Dividends paid	—	(29,788)

Net cash provided by (used in) financing activities	813,256	(124,452)

Net increase in cash and cash equivalents	71,456	67,502
Cash and cash equivalents, beginning of period	319,484	418,688

Cash and cash equivalents, end of period	$390,940	$486,190

The accompanying notes are an integral part of these financial statements.

Scioto Downs, Inc.

Notes to Consolidated Financial Statements

For the Three-Month and Six-Month Periods Ended April 30, 2003 and April 30, 2002 (Unaudited)

1.    BASIS OF PRESENTATION

        The accompanying unaudited consolidated financial statements are presented in accordance with the requirements of Form 10-Q and, consequently, do not include all the disclosures normally required by accounting principles generally accepted in the United States of America or those normally made in Scioto Downs' Annual Report on Form 10-K/A. The year-end consolidated balance sheet was derived from audited consolidated financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. Reference should be made to the Company's 2002 Form 10-K/A for additional disclosures, including a summary of the Company's accounting policies.

        The financial information furnished reflects all adjustments which are, in the opinion of management, necessary to present a fair statement of the results for the interim periods on a basis consistent with that of prior periods. All such adjustments are of a normal recurring nature.

        The accompanying unaudited consolidated financial statements include the accounts of Scioto Downs, Inc. and its wholly owned subsidiary, Mid-America Racing Association, Inc. (Mid-America), collectively referred to as Scioto Downs or the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

        The accompanying consolidated financial statements have been prepared assuming that Scioto Downs will continue as a going concern. The Company has incurred recurring losses from operations and has a working capital deficit at April 30, 2003.

        Management previously implemented plans to reduce expenses and generate revenues from additional sources in order to improve operating results. However, these plans depended on a successful 2002 live racing season, which did not occur, and the 2003 live racing season that commenced on May 8, 2003. As a result, management's plans have not produced the desired results, and the Company's consolidated financial position has not improved. The impact of the 2003 live racing season is not yet known.

        On December 23, 2002, the Company entered into an agreement and plan of merger with MTR Gaming Group, Inc. (MTR). On May 13, 2003, the Company and MTR filed a Joint Proxy Statement—Prospectus with the Securities and Exchange Commission, indicating their intent to proceed with the merger, subject to the terms and conditions in the Merger Agreement. If the transaction takes place, this will provide liquidity to the operation subject to MTR's willingness and ability to fund operations. Failure to consummate the transaction will make the ability to continue future operations uncertain.

        At this time, it is uncertain whether the Company will be able to continue as a going concern. The financial statements, however, have not been adjusted to account for the entity on other than a going concern basis.

2.    INVENTORIES

        On February 1, 2003, the Company terminated its food concessionaire agreement and assumed operation of all concessions. Concession inventories at April 30, 2003 are stated at the lower of cost (determined by the first-in, first-out method) or market.

3.    INCOME TAXES

        The Company provides for income taxes in interim periods based on its estimated annual effective tax rate. The estimated annual effective tax rate differs from the statutory rate due to the application of surtax exemptions. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. The Company has determined at April 30, 2003 and 2002 that it is more likely than not that the deferred tax assets will not be realized and, therefore, has recorded a full valuation allowance.

4.    DEFERRED REVENUE

        Deferred revenue represents cash received for entry fees and monies added by others, sustaining and nominating fees, and advance ticket sales. Monies added by others represent sponsor contributions to the purse awards. Due to the seasonal nature of the business, these revenues are generally deferred during the first two quarters of the fiscal year, until the commencement of the live racing season.

5.    PLAN OF MERGER

        On December 23, 2002, the Company entered into an agreement and plan of merger (the Merger Agreement) with MTR, pursuant to which the Company will become a wholly owned subsidiary of MTR. The Merger Agreement provides that each stockholder of the Company may elect to receive $32 in cash for each share of the Company's common stock owned by the stockholder. Alternatively, each stockholder may elect to receive an amount equal to $17 per share plus 10 annual earnout payments per share subject to the conditions set forth in the Merger Agreement. Consummation of the transaction is subject to various conditions, including the approval by the stockholders of the Company and the attainment of necessary regulatory approvals. On May 13, 2003, the Company and MTR filed a Joint Proxy Statement-Prospectus with the Securities and Exchange Commission, indicating their intent to proceed with the merger, subject to the terms and conditions in the Merger Agreement.

6.    DEBT FINANCING ARRANGEMENTS

        On December 24, 2002, the Company received a $1,000,000 payment from MTR to be used for the business improvement purposes set forth in the Merger Agreement. If the Merger Agreement is terminated pursuant to its terms, the $1,000,000 amount shall be deemed a loan to be repaid by the Company to MTR on December 23, 2005 and shall bear interest at a rate equal to MTR's cost of borrowing as may vary from time to time. In such case, interest will accrue from the date of termination of the Merger Agreement. The loan will be collateralized by the Company's real and personal property (junior only to liens of record on December 23, 2002). The $1,000,000 is included in notes payable in the consolidated balance sheet of the Company at April 30, 2003.

        During January 2003, the Company paid the outstanding balance under the line of credit of $110,000. Further availability under the line was terminated by the lender.

        The Company's term loan agreement contains an acceleration clause whereby the lender has the right to declare the loan immediately due and payable if, in the lender's judgment, an event has occurred which is likely to have a material adverse effect on the Company.

7.    ADOPTION OF ACCOUNTING PRINCIPLES AND RECENT ACCOUNTING PRONOUNCEMENT

        Effective November 1, 2002, the Company adopted Statement of Financial Accounting Standard No. 142 (SFAS 142), Goodwill and Other Intangible Assets. SFAS 142 requires that the Company evaluate the remaining useful lives of intangible assets not subject to amortization to determine whether events and circumstances continue to support an indefinite useful life. The intangible asset is required to be tested for impairment at least annually, or more frequently if events and changes in circumstances indicate that the asset might be impaired. The Company evaluated the useful life of the racing permit at November 1, 2002, and determined that the license continues to be an indefinite lived intangible asset. The Company performed a transitional impairment test during the six months ended April 30, 2003 and determined that no impairment charge was necessary. No events or changes in circumstances during the three or six month periods ended April 30, 2003 indicate that the racing license might be impaired.

        Effective November 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144 (SFAS 144), Accounting for the Impairment or Disposal of Long-Lived Assets, which addresses accounting and reporting standards for the impairment or disposal of long-lived assets. In accordance with SFAS 144, the Company evaluates the recoverability of long-lived assets in accordance with its existing accounting policies, whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. The adoption of SFAS 144 had no impact on the financial position or the results of operations of the Company for the six months ended April 30, 2003.

        In January 2003, the FASB issued Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities. FIN 46 clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 will require disclosures regarding ownership interests in variable interest entities. This Interpretation applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Company does not anticipate having to make additional disclosures as a result of FIN 46.

8.    JOINT VENTURE

        The Company had a 20% equity interest in an off-track betting parlor that was accounted for on the equity method of accounting. During the six months ended April 30, 2003, the Company amended the operating agreement with the off-track betting parlor and contributed $24,000 in exchange for its membership units and release from all other obligations pursuant to the terms of the operating agreement.

9.    ENVIRONMENTAL REMEDIATION AND COMPLIANCE

        During February 2003, the Company completed Phase II environmental studies related to potential contamination of the land. The results indicated that a certain amount of soil contamination is present. However, further investigation would be required in order to determine the magnitude and depth of the contamination. No determination has been made as to whether the Company will be subject to remedial action and environmental clean-up, and the cost of such action, if any. Environmental remediation and compliance expenditures are expensed or capitalized by the Company in accordance with accounting principles generally accepted in the United States of America. Liabilities are recorded when it is probable the obligations have been incurred and the amounts can be reasonably estimated.

10.    SUBSEQUENT EVENT

RETIREMENT PLAN

        The Company and MARA Enterprises, Inc. (MARA) are parties to a multiple employer pension plan. As a result of the proposed merger with MTR, the Company and MARA agreed to separate the plan. The separation will be affected pursuant to statutory requirements for the allocation of the assets and liabilities to the Company and MARA. The effective date of this separation was June 1, 2003.

MANAGEMENT AGREEMENT

        On May 5, 2003, the Company and MTR entered into a Management Agreement pursuant to which the Company engaged MTR as the exclusive manager, subject to certain limitations and terms set forth in the Management Agreement, of the racing business, simulcast business, food service business, any future gaming business and all other businesses of the Company presently conducted or which may be conducted in the future at or with respect to the Company's facilities (the Managed Businesses). MTR's term as the manager under the Management Agreement is for a five-year period (subject to certain early termination provisions) commencing on May 5, 2003.

        During the term of the Management Agreement, the Company will pay MTR a management fee consisting of (a) 3% of all the revenues derived from the Managed Businesses, and (b) 8% of the EBITDA derived from the Managed Businesses. The management fee will accrue and will not be payable until May 5, 2004.

DEBT FINANCING ARRANGEMENTS

        On May 5, 2003, MTR agreed to lend the Company up to an additional $1,000,000 subject to the terms and conditions of the Management Agreement (and a Promissory Note, Loan Agreement and Mortgage also dated May 5, 2003). Unless accelerated on an earlier date, the entire balance of principal loaned, and all interest owed on that Loan, shall become due and payable on December 31, 2003. Interest payable by the Company shall accrue at the rate equal to the rate of interest that would be paid by MTR pursuant to its credit agreement with its lenders. During May and June 2003, the Company borrowed $602,000 under this Agreement.

CONTINGENT FEE

        On May 5, 2003, the Company entered into an Amendment to the Merger Agreement. In accordance with the Amendment, the Company agrees to pay MTR a Break Up Fee of $1,900,000 within two business days of the termination of the agreement if (a) MTR terminates the acquisition pursuant to certain terms of the Merger Agreement, or (b) prior to the time of the shareholder meeting, (i) a proposal by a third party relating to an acquisition transaction had been publicly proposed or publicly announced, and (ii) on or prior to the one-year anniversary of the termination of the Merger Agreement, the Company or any of its subsidiaries or affiliates enters into an agreement or letter of intent (or resolves or announces an intention to do so) with respect to an acquisition transaction involving a person, entity or group if such person, entity or group (including any of its members or affiliates) made a proposal with respect to an acquisition transaction on or after May 5, 2003 and prior to the shareholder meeting, and (iii) such acquisition transaction is consummated.

OPTION TO PURCHASE ADJACENT LAND

        On March 11, 2003, MTR and MARA entered into a letter agreement pursuant to which MARA agreed (a) to grant the Company a right of refusal with respect to the sale or transfer of an approximately 32 acre parcel of land owned by MARA (the Property) adjacent to the Company's property in Ohio, and (b) to grant the Company the right to purchase the Property at its fair market value with payments to be made at the time the option is exercised. MARA is owned and controlled by five individuals who are also shareholders of the Company, including LaVerne Hill, who owns approximately 71% of the issued and outstanding shares of MARA. MARA owns 63,240 shares (10.65%) of the Company's common stock. The Option Agreement provides that the option to purchase the Property will expire on the earlier of (a) five years from the date the merger is consummated, (b) six months following the death of Ms. Hill, or (c) December 31, 2008.

ATTACHMENT I

AGREEMENT AND PLAN OF MERGER AND AMENDMENTS THERETO

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of December 23, 2002, by and among MTR Gaming Group, Inc., a Delaware corporation ("Parent"), Racing Acquisition, Inc., an Ohio corporation and wholly owned subsidiary of Parent ("Merger Subsidiary"), and Scioto Downs, Inc., an Ohio corporation (the "Company"). Parent, Merger Subsidiary and the Company are referred to collectively herein as (the "Parties").

        WHEREAS, the respective Boards of Directors of Parent, Merger Subsidiary and the Company have each approved the merger of Merger Subsidiary with and into the Company on the terms and subject to the conditions set forth in this Agreement (the "Merger");

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

THE MERGER; CLOSING

        Section 1.01.    The Merger.    Upon the terms and subject to the conditions of this Agreement, and in accordance with the Ohio General Corporation Law as embodied in Title 17, Chapter 1701 of the Ohio Revised Code (the "Ohio Revised Code"), Merger Subsidiary shall be merged with and into the Company at the Effective Time (as defined in Section 1.02). Following the Merger, the separate existence of Merger Subsidiary shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and a wholly owned subsidiary of Parent, and shall succeed to and assume all the rights and obligations of Merger Subsidiary in accordance with the Ohio Revised Code.

        Section 1.02.    Effective Time.    The Merger shall become effective when articles of merger (the "Articles of Merger"), executed in accordance with the relevant provisions of the Ohio Revised Code, are filed with the Secretary of State of the State of Ohio (the "Commission"); provided, however, that, upon mutual consent of the constituent corporations to the Merger, the Articles of Merger may provide for a later date of effectiveness of the Merger not more than thirty (30) days after the date of filing the Articles of Merger with the Commission. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Articles of Merger are accepted for record or such later time established by the Articles of Merger. The Articles of Merger shall be filed on the Closing Date (as defined in Section 1.07).

        Section 1.03.    Effects of The Merger.    The Merger shall have the effects set forth in Section 1701.78 of the Ohio Revised Code.

        Section 1.04.    Conversion of Shares.    At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Subsidiary, the Company or the holders of any of the following securities:

          (a)   each issued and outstanding share of the Company's common stock, par value $1.05 per share (the "Common Stock") held by the Company as treasury stock and each issued and outstanding share of the Common Stock owned by any subsidiary of the Company, (collectively, the "Treasury Stock"), shall be canceled and retired and shall cease to exist, and no payment or consideration shall be made with respect thereto;

          (b)   each issued and outstanding share of Common Stock, other than those shares of Common Stock constituting Treasury Stock (the "Exchange Stock"), shall be converted into the right to receive, subject to Section 1.10(a) of this Agreement and certain adjustment as provided in this Section 1.04(b), an amount in cash, without interest, equal to $32.00 (the "Merger Consideration") payable to the Record Holder (as defined in Section 1.05(d)) thereof upon surrender of the Certificate (as defined in this Section 1.04(b)) with respect to such shares, provided, however, that at the election of the Record Holder of each issued and outstanding share of Exchange Stock which election shall be in writing and delivered to the Disbursing Agent in a notice of election ("Notice of Election") in the form and subject to the written instructions that shall be provided to each Record Holder by the Disbursing Agent pursuant to the terms of this Agreement, the Merger Consideration shall be adjusted and be deemed to be an amount equal to (A) $17.00 plus (B) an amount in cash equal to the Track Business Contingent Earnout Payment as defined and provided for in Section 5.12 of this Agreement (the "Contingent Consideration") ($17.00 plus the Contingent Consideration being referred to herein as the "Adjusted Merger Consideration") to be paid to the Record Holder of each such share of Common Stock, pursuant and subject to the terms of this Agreement. In the event any such Record Holder fails to make the election hereunder requesting to be paid the Adjusted Merger Consideration within the permitted period of time as shall be designated in written instructions to be distributed by the Disbursing Agent, each such Record Holder shall be deemed to have elected to receive only the amount of $32.00 as Merger Consideration hereunder and shall have no right to any other consideration with respect to the transactions contemplated hereby. At the Effective Time, and notwithstanding anything to the contrary herein, all such shares of Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or other reasonable evidence of ownership of non-certificated shares, including, but not limited to, those held electronically or in street name (collectively, a "Certificate") representing any such shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration or, for those Record Holders who so elect, the Adjusted Merger Consideration; and

          (c)   each issued and outstanding share of capital stock or ownership interest of Merger Subsidiary shall be converted into one fully paid and nonassessable share of common stock, par value $1.05, of the Surviving Corporation.

        Section 1.05.    Payment of Shares.

          (a)   Prior to the mailing of the Proxy Statement (as herein defined) to the Company's shareholders, Parent shall appoint a bank or trust company reasonably satisfactory to the Company, and which shall be located in Columbus, Ohio, to act as disbursing agent (the "Disbursing Agent") for the payment of the Merger Consideration upon surrender of the Certificates and payment of the Adjusted Merger Consideration, including any Contingent Consideration, as provided herein. Parent will enter into a disbursing agent agreement with the Disbursing Agent, in form and substance reasonably acceptable to the Company. Prior to the Effective Time, Parent shall deposit or cause to be deposited with the Disbursing Agent in trust for the benefit of the Company's shareholders cash in an aggregate amount necessary to make the payments pursuant to Section 1.04(b)(i) to holders of the Exchange Stock (such amounts being hereinafter referred to as the "Exchange Fund"). The Disbursing Agent shall invest the Exchange Fund, as the Surviving Corporation directs, in direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of all principal and interest, or a combination thereof, provided that, in any such case and subject to the obligation to effect payment of the Merger Consideration pursuant to Section 1.05(b), no such instrument shall have a maturity exceeding three months. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Corporation. The Exchange Fund shall be used only as provided in this Agreement.

          (b)   Concurrently with the mailing of the Proxy Statement to the Company's shareholders, the Company shall mail or cause to be mailed to each person who is a record holder of the Exchange Stock, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Disbursing Agent) and any other appropriate materials and instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration including, without limitation, a Notice of Election pursuant to Section 1.04(b)(ii) of this Agreement and written instructions

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  regarding the completion and timely return of such Notice to the Disbursing Agent. Upon surrender to the Disbursing Agent of a Certificate, together with such letter of transmittal duly executed and such other documents as may be reasonably required by the Disbursing Agent, the holder of such Certificate shall be paid promptly after the Effective Time in exchange therefor cash in an amount equal to the product of the number of shares of Common Stock represented by such Certificate multiplied by the Merger Consideration or Adjusted Merger Consideration, as the case may be, and each such Certificate shall be cancelled. No interest will be paid or accrue on the cash payable upon the surrender of the Certificates. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with this Section 1.05, each Certificate (other than Certificates representing Controlling Shares) shall represent for all purposes only the right to receive the Merger Consideration or Adjusted Merger Consideration in cash multiplied by the number of shares of Company Common Stock evidenced by such Certificate without any interest thereon, and, for those Record Holders who have elected to receive the Adjusted Merger Consideration, the right to receive the Contingent Consideration if any is to be paid.

          (c)   From and after the Effective Time, there shall be no registration of transfers of shares of the Common Stock which were outstanding immediately prior to the Effective Time on the stock transfer books of the Surviving Corporation. From and after the Effective Time, the holders of shares of the Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided in this Agreement or by applicable law. All cash paid upon the surrender of Certificates in accordance with this Article I shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of the Common Stock previously represented by such Certificates. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, such Certificates shall be canceled and exchanged for cash as provided in this Article I. At the close of business on the day of the Effective Time the stock ledger of the Company shall be closed.

          (d)   With respect to the Merger Consideration, at any time more than twelve months after the Effective Time, the Surviving Corporation shall be entitled to require the Disbursing Agent to deliver to it any funds which had been made available to the Disbursing Agent and not disbursed in exchange for Certificates (including, without limitation, all interest and other income received by the Disbursing Agent in respect of all such funds). Thereafter, holders of shares of the Common Stock shall look only to Parent (subject to the terms of this Agreement, abandoned property, escheat and other similar laws) as general creditors thereof with respect to any Merger Consideration that may be payable, without interest, upon due surrender of the Certificates held by them. If any Certificates shall not have been surrendered immediately prior to the time on which any payment in respect hereof would otherwise escheat or become the property of any governmental unit or agency, the payment in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, none of Parent, the Company, the Surviving Corporation nor the Disbursing Agent shall be liable to any holder of the Common Stock for any Merger Consideration in respect of such Common Stock delivered to a public official pursuant to any abandoned property, escheat or other similar law. With respect to the Contingent Consideration for Record Holders who have elected to receive the Adjusted Merger Consideration, the Surviving Corporation shall pay such amounts to the Disbursing Agent to the extent and as shall be required by this Agreement and the President of the Surviving Corporation shall certify annually to the Disbursing Agent in writing that each such

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  amount is the proper amount owed by it as Contingent Consideration under the terms of this Agreement. Upon each receipt of such amount by the Disbursing Agent, the Surviving Corporation shall mail or cause to be mailed to each person who was a record holder of the Company's stock on the record date set forth in the Proxy Statement ("Record Holder") with respect to the transactions contemplated hereby (the "Record Date") a letter of transmittal which shall specify all appropriate materials and instructions for use in effecting delivery of the Contingent Consideration to such holders.

          (e)   To the extent required by applicable law, delivery of the Contingent Consideration shall be effected by a Trustee under the terms of an Indenture to be entered into by Parent and Merger Subsidiary and a Trustee with appropriate credentials that are substantially the same as other Trustees involved in transactions that are similar to the transactions contemplated by this Agreement. Concurrently with the mailing of the Proxy Statement to the Company's shareholders, five days prior written notice of which shall be given to Parent by the Company, Parent shall mail or cause to be mailed to each person who is a record holder of the Company's Common Stock a summary of the terms of any such Indenture and any related prospectus that may be required to be delivered by the Parent to the Company's shareholders with respect to the Contingent Consideration under applicable securities law. Parent shall file a Registration Statement on Form S-4, and effect such other filings, to the extent required by applicable securities laws and pursuant to the terms of Section 5.12 hereof.

        Section 1.06.    Lost or Stolen Certificates.    If any Certificate has been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen, or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to such Certificate, the Disbursing Agent will deliver in exchange for such lost, stolen, or destroyed Certificate, the appropriate Merger Consideration with respect to the shares of Company Common Stock formerly represented by that Certificate.

        Section 1.07.    Stock Options.    At the Effective Time, each unexercised option, whether or not then vested or exercisable in accordance with its terms, to purchase shares of Common Stock (the "Options") previously granted by the Company or any of its subsidiaries shall be canceled automatically and the Parent shall or shall cause the Surviving Corporation to provide the holder thereof with a lump sum cash payment equal to the product of the total number of shares of the Common Stock subject to such Option immediately prior to the Effective Time and the excess (if any) of the Merger Consideration over the purchase price per share of the Common Stock subject to such Option.

        Section 1.08.    The Closing.    The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at such place as shall be agreed upon by the Parties commencing at 9:00 a.m. local time on the earlier of (a) fifteen (15) days after the satisfaction (or waiver by the appropriate party) of the conditions precedent and the receipt of the approvals and the satisfaction of the closing conditions set forth in Article VI of this Agreement, or (b) December 31, 2003, provided that all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the Parties will take at the Closing) have been satisfied or waived, or such other place and date as the Parties may mutually determine (the "Closing Date").

        Section 1.09.    Dissenters' Rights.    Notwithstanding anything in this Agreement to the contrary, shares of the Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger and who has dissented from the Merger in accordance with Section 1701.85 of the Ohio Revised Code ("Dissenting Shares") shall not be converted into the right to receive the Merger Consideration as provided in Section 1.05, unless and until such holder fails to

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perfect or withdraws or otherwise loses his right to payment under the Ohio Revised Code. If, after the Effective Time, any such holder fails to perfect or withdraws or loses his right to such payment, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, if any, to which such holder is entitled, without interest thereon. The Company shall give Parent and Merger Subsidiary prompt notice of any notice of dissent received by the Company and, prior to the Effective Time, Parent and Merger Subsidiary shall have the right to participate in all negotiations, proceedings and appraisals with respect to any exercise of dissenters' rights. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent and Merger Subsidiary, make any payment with respect to, or settle or offer to settle, any such dissents.

        Section 1.10.    Consideration to Company; Company Improvements.    In consideration of the Company's covenants set forth in Section 5.03, Parent hereby agrees as follows:

          (a)   On the date hereof, subject to the terms of this Agreement, Parent shall deliver to the Company the amount of $1,000,000 (the "Improvement Amount") by wire transfer, such amount to be used by the Company solely for the purposes set forth in Section 1.10 of the Company Disclosure Schedule, provided, however, that if any portion of the Improvement Amount shall remain unused by the Company on the Closing Date, such unused portion of the Improvement Amount shall be added to the Merger Consideration and shall be payable on a pro rated basis to the record owners of the Company's Exchange Stock entitled to receive the Merger Consideration hereunder.

          (b)   The Company agrees that commencing with the date of this Agreement, and continuing on a calendar week basis until the Closing, the Company shall deliver to Parent a written spending report, the accuracy and completeness of which shall be certified by the Company's President, setting forth the uses of any portion of the Improvement Amount during such week and shall also deliver a final written spending report to Parent at the Closing setting forth the uses of any portion of the Improvement Amount not previously accounted for in prior weekly reports.

          (c)   In the event (i) Parent terminates this Agreement for "Cause" (as defined below) pursuant to Section 7.01(vii) of this Agreement, or (ii) this Agreement is terminated for any reason other than pursuant to Section 7.01(viii) of this Agreement, then the Improvement Amount shall be deemed and shall become a loan to be repaid by the Company to the Parent on December 23 2005 and shall bear interest at the rate equal to Parent's cost of borrowing as may vary from time to time (the "Loan"). The Loan will be secured by the Company's real and personal property (junior only to liens of record on the date hereof) with agreements and related instruments containing ordinary and customary terms and provisions, including, but not limited to, the execution by the Company and delivery to Parent of a Promissory Note in the form attached hereto as Exhibit A. In the following circumstances, however, the Company shall have no obligation to repay the Improvement Amount: (i) this Agreement is terminated by Parent without cause at any time during the Due Diligence Period; (ii) notwithstanding any provisions to the contrary herein, the Parent fails to obtain a license to engage in the Company's business by December 31, 2003, because Parent is found to be unsuitable by the Ohio Racing Commission; or (iii) the transactions contemplated hereby are consummated, provided, that in such event, notwithstanding any provisions to the contrary herein, the Company shall have no other remedy with respect to the transactions contemplated hereby. For the purpose of this Agreement, "Cause" shall mean: (i) any event or circumstance discovered or occurring during the Due Diligence Period which would make it impracticable for the Company to conduct its business including, but not limited to such impracticability arising from the loss of any racing or liquor license, or other significant license or permit; inability to convey free and clear title to the Company's property (matters of record on the date hereof excepted); the presence of any hazardous materials on the Company's property or any other material violation of any environmental law or regulation, except

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  as set forth in the Company Disclosure Schedule; or the commencement of bankruptcy proceedings; (ii) any material breach by the Company of any of its representations, warranties or obligations hereunder following the completion of the Due Diligence Period and prior to the Closing, (iii) failure of the Company's Board of Directors to recommend the merger pursuant to the terms hereof to the Company's shareholders, or (iv) approval or other acceptance by the Company's shareholders of a merger or other Acquisition Transaction (as defined in Section 5.03 hereof) other than as set forth herein.

ARTICLE II

THE SURVIVING CORPORATION; DIRECTORS AND OFFICERS

        Section 2.01.    Articles of Incorporation.    The articles of incorporation of the Company in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance with applicable law.

        Section 2.02.    Bylaws.    The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation, until amended in accordance with applicable law and this Agreement.

        Section 2.03.    Directors and Officers.    The directors of Merger Subsidiary prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time, provided, however, that Laverne Hill shall continue as the Vice President of the Surviving Corporation. The officers of the Merger Subsidiary shall be the officers of the Surviving Corporation as of the Effective Time, provided; however that Edward T. Ryan shall continue as President of the Surviving Corporation.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY

        Parent and Merger Subsidiary jointly and severally represent and warrant to the Company that, except as set forth in the Parent Disclosure Schedule dated as of the date hereof and signed by an authorized officer of Parent (the "Parent Disclosure Schedule"), it being agreed that disclosure of any item on the Parent Disclosure Schedule shall be deemed disclosure with respect to all Sections of this Agreement if the relevance of such item is reasonably apparent from the face of the Parent Disclosure Schedule:

        Section 3.01.    Organization and Qualification.    Parent is a corporation and Merger Subsidiary is a corporation and each of Parent's other subsidiaries is a corporation in each case duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation and has all requisite corporate or company power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and Merger Subsidiary is qualified to transact business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have a Parent Material Adverse Effect. The term "Parent Material Adverse Effect" means an effect that is materially adverse to (i) the business, financial condition or ongoing operations or prospects of Parent and its subsidiaries, taken as a whole or (ii) the ability of Parent or any of its subsidiaries to obtain financing for or to consummate any of the transactions contemplated by this Agreement.

        Section 3.02.    Authority; Non-Contravention; Approvals.

          (a)   Each of Parent and Merger Subsidiary has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This

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  Agreement and the Merger have been approved and adopted by the boards of directors of Parent and Merger Subsidiary and Parent as the sole shareholder of Merger Subsidiary, and no other corporate or similar proceeding on the part of Parent or Merger Subsidiary (or any other party) is necessary to authorize the execution and delivery of this Agreement or the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Subsidiary and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and legally binding agreement of each of Parent and Merger Subsidiary enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) general equitable principles.

          (b)   The execution, delivery and performance of this Agreement by each of Parent and Merger Subsidiary and the consummation of the Merger and the transactions contemplated hereby, do not and will not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective certificates of incorporation or bylaws of Parent or any of its subsidiaries currently in effect, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Parent or any of its subsidiaries or any of their respective properties or assets, subject, in the case of consummation, to obtaining (prior to the Effective Time) the Parent Required Statutory Approvals (as defined in Section 3.02(c)), or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (each a "Contract") to which Parent or any of its subsidiaries is now a party or by which Parent or any of its subsidiaries or any of their respective properties or assets may be bound or affected, except, with respect to any item referred to in clause (ii) or (iii), for any such violation, conflict, breach, default, termination, acceleration or creation of liens, security interests or encumbrances that would not reasonably be expected to have a Parent Material Adverse Effect and would not materially delay the consummation of the Merger.

          (c)   Except for (i) applicable filings, if any, with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) filing of the Articles of Merger with the Commission, and (iii) filings with and approvals by any regulatory authority with jurisdiction over the Parent's operations (including all Parent's subsidiaries) and the Company's racing and parimutuel wagering operations required under any Federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, decree, injunction or other authorization governing or relating to the current or contemplated activities and operations of the Company, including, but not limited to, Title 37, Chapter 3769 of the Ohio Revised Code and the rules and regulations promulgated thereunder and all other rules and regulations, statutes and ordinances having authority or with which compliance is required for the conduct of gambling, and gaming (collectively, the "Racing Laws") (the filings and approvals referred to in clauses (i) through (iii) being collectively referred to as the "Parent Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Parent or Merger Subsidiary, or the consummation by Parent or Merger Subsidiary of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not reasonably be expected to

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  have a Parent Material Adverse Effect and would not materially delay the consummation of the Merger.

        Section 3.03.    Proxy Statement and Other SEC Filings.    None of the information to be supplied by Parent or its subsidiaries for inclusion in any proxy statement (the "Proxy Statement") to be distributed in connection with the Company's special meeting of shareholders (the "Special Meeting") called for the purpose of voting on this Agreement and the transactions contemplated hereby at the time of the mailing to shareholders of the Proxy Statement or any amendment or supplement thereto at the time of the Special Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

        Section 3.04.    Brokers and Finders.    Except as disclosed in the Parent Disclosure Schedule, neither Parent nor Merger Subsidiary has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company to pay any investment banking fees, finder's fees or brokerage fees in connection with the transactions contemplated hereby.

        Section 3.05.    Compliance with Applicable Laws.    The businesses of Parent and Merger Subsidiary are not being conducted in violation of any law, ordinance or regulation of any governmental entity which violation, insofar as reasonably can be foreseen, would prevent or materially impair the consummation by Parent and Merger Subsidiary of the Merger and the transactions contemplated hereby. As of the date of this Agreement, no investigation or review by any governmental entity with respect to Parent and Merger Subsidiary is pending or, to the knowledge of Parent and Merger Subsidiary, threatened, nor has any governmental entity indicated an intention to conduct the same which investigation or review, insofar as reasonably can be foreseen, would prevent or materially impair the consummation by Parent and Merger Subsidiary of the Merger and the transactions contemplated hereby.

        Section 3.06.    Litigation.    There is no suit, action or proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its subsidiaries, which, if determined adversely to Parent or any of its subsidiaries and insofar as reasonably can be foreseen, would prevent or materially impair the consummation by Parent of the Merger and the transactions contemplated hereby; nor is there any judgment, decree, writ, injunction, rule or order of any governmental entity or arbitrator outstanding against Parent or any of its subsidiaries which judgment, decree, writ, injunction, rule or order, insofar as reasonably can be foreseen, would prevent or materially impair the consummation by Parent of the Merger and the transactions contemplated hereby.

        Section 3.07.    Ownership and Interim Operations.    The Merger Subsidiary was formed solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. The Merger Subsidiary is, and immediately prior to the Effective Time will be, directly and wholly owned by Parent. Merger Subsidiary does not own, and at all times from and after the date hereof and prior to the Effective Time will continue not to own, any asset other than an amount of cash necessary for its due incorporation and good standing and to pay the fees and expenses of the Merger attributable to it if the Merger is consummated or otherwise required pursuant to the terms of this Agreement and any other assets as are reasonably necessary for the Merger Subsidiary to fulfill its obligations with respect to the transactions contemplated by this Agreement.

        Section 3.08.    Organizational Instruments.    Parent heretofore has furnished to the Company complete and correct copies of the respective organizational and constituent instruments and documents of Parent and Merger Subsidiary, in each case as amended or restated to the date hereof. Neither Parent nor Merger Subsidiary is in violation of any material provisions of its respective organizational and constituent instruments and documents.

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        Section 3.09.    Disclosure.    No representation or warranty made by Parent or Merger Subsidiary in this Agreement and no statement of Parent or Merger Subsidiary contained in any certificate delivered by Parent or Merger Subsidiary pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. For purposes of this Section 3.09, the term "material" shall be measured by reference to Parent and its subsidiaries, considered as an entirety.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent and Merger Subsidiary that, except as set forth in the disclosure schedule dated as of the date hereof and signed by an authorized officer of the Company (the "Company Disclosure Schedule"), it being agreed that disclosure of any item on the Company Disclosure Schedule shall be deemed disclosure with respect to all Sections of this Agreement if the relevance of such item is reasonably apparent from the face of the Company Disclosure Schedule:

        Section 4.01.    Organization and Qualification.    The Company is a corporation duly organized, validly existing and in good standing under the laws of Ohio and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is qualified to transact business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have a Company Material Adverse Effect (as hereinafter defined). The term "Company Material Adverse Effect" means an effect or effects that are materially adverse to (i) the business, financial condition, or ongoing operations or prospects of the Company and its subsidiaries, taken as a whole, or (ii) has a materially adverse effect on the ability of the Company to consummate the Merger or the ability of the Parties hereto to retain any Material Racing License (as hereinafter defined). True, accurate and complete copies of the Company's articles of incorporation and bylaws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Parent. The term "Material Racing License" means a license or similar authorization without which Parent or the Company, as the case may be, would be prohibited from operating any of its properties in the manner in which they are being operated on the date hereof.

        Section 4.02.    Capitalization.

          (a)   The authorized capital stock of the Company consists of 3,600,000 shares of Common Stock. As of the close of business on the date hereof: (i) 595,767 shares of Common Stock are issued and outstanding all of which shares are validly issued and are fully paid, nonassessable and free of preemptive rights, (ii) 3,004,233 shares of Common Stock are authorized but unissued, (iii) no shares of Common Stock are reserved for issuance upon exercise of Options issued and outstanding, (iv) No options to purchase shares of Common Stock are issued and outstanding. Since July 31, 2002, (i) no shares of capital stock of the Company have been issued, and (ii) no options, warrants, securities convertible into, or commitments with respect to the issuance of shares of capital stock of the Company have been issued, granted or made.

          (b)   Except as set forth in Section 4.02(a) and Section 4.02(a) of the Company Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and including any rights plan or other anti-takeover agreement, obligating the Company or any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold,

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  additional shares of the capital stock of the Company or obligating the Company or any subsidiary of the Company to grant, extend or enter into any such agreement or commitment. Except as set forth in Section 4.02(a) there are no outstanding stock appreciation rights or similar derivative securities or rights of the Company or any of its subsidiaries. Except as disclosed in the SEC Reports (as defined in Section 4.05) or as otherwise contemplated by this Agreement, there are no voting trusts, irrevocable proxies or other agreements or understandings to which the Company or any subsidiary of the Company is a party or is bound with respect to the voting of any shares of capital stock of the Company.

        Section 4.03.    Subsidiaries.    Each direct and indirect subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and each subsidiary of the Company is qualified to transact business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary; except, in all cases, where the failure to be so organized, existing, qualified or in good standing would not reasonably be expected to have a Company Material Adverse Effect. All of the outstanding shares of capital stock of or other equity interests in each subsidiary of the Company are validly issued, fully paid, nonassessable and free of preemptive rights, as applicable. There are no subscriptions, options, warrants, rights, calls, contracts or other commitments, understandings, restrictions or arrangements relating to the issuance or sale with respect to any shares of capital stock of or other equity interests in any subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement. For purposes of this Agreement, the term "subsidiary" means, with respect to any specified person (the "Owner") any other person of which more than 50% of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other governing body thereof is at the time owned or controlled, directly or indirectly, by such Owner or one or more of the other subsidiaries of such Owner.

        Section 4.04.    Authority; Non-Contravention; Approvals.

          (a)   The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the Company Shareholders' Approval (as defined in Section 6.01(a)) with respect solely to the Merger, to consummate the transactions contemplated hereby. This Agreement and the Merger have been approved and adopted by the board of directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or, except for the Company Shareholders' Approval with respect solely to the Merger, the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by Parent and Merger Subsidiary, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

          (b)   The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the transactions contemplated hereby do not and will not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, contractually require any offer to purchase or any prepayment of any debt, or result in the creation of any lien, security interest or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of (i) the

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  respective certificates of incorporation or bylaws of the Company or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its subsidiaries or any of their respective properties or assets, subject, in the case of consummation, to obtaining (prior to the Effective Time) the Company Required Statutory Approvals (as defined in Section 4.04(c)) and the Company Shareholders' Approval, or (iii) any Contract to which the Company or any of its subsidiaries is now a party or by which the Company or any of its subsidiaries or any of their respective properties or assets may be bound or affected, subject, in the case of consummation, to obtaining (prior to the Effective Time) consents required from commercial lenders, lessors or other third parties as specified in Section 4.04(b) of the Company Disclosure Schedule, except, with respect to any items referred to in clause (ii) or (iii), for any such violation, conflict, breach, default, termination, acceleration or creation of liens, security interests or encumbrances that would not, individually or in the aggregate, have a Company Material Adverse Effect and would not prevent or materially delay the consummation of the Merger.

          (c)   Except for (i) the filings, if any, by Parent required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) any applicable filings with the SEC pursuant to the Exchange Act, (iii) filing of the Articles of Merger with the Commission, (iv) any filings with or approvals from authorities required solely by virtue of the jurisdictions in which Parent or its subsidiaries conduct any business or own any assets, and (v) filings with and approvals in respect of the Racing Laws (the filings and approvals referred to in clauses (i) through (v) and those disclosed in Section 4.04(c) of the Company Disclosure Schedule being collectively referred to as the "Company Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not individually or in the aggregate have a Company Material Adverse Effect and would not prevent or materially delay the consummation of the Merger.

        Section 4.05.    Reports and Financial Statements.    Since January 1, 1998, the Company has filed with the SEC all forms, statements, reports and documents (including all exhibits, post-effective amendments and supplements thereto) (collectively, the "SEC Reports") required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder, all of which, as amended if applicable, complied when filed in all material respects with all requirements of the applicable act and the rules and regulations promulgated thereunder. As of their respective dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of the Company (the "Company Financial Statements") included in the Company's Annual Report on Form 10-K for the year ended October 31, 2001 as filed with the SEC have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended.

        Section 4.06.    Absence of Undisclosed Liabilities.    Except as disclosed in the SEC Reports or the Company Disclosure Schedule, neither the Company nor any of its subsidiaries had at October 31, 2001 or July 31, 2002 or has incurred since July 31, 2002 and as of the date hereof, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Company Financial

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Statements or reflected in the notes thereto, or (ii) which were incurred after July 31, 2002 in the ordinary course of business and consistent with past practice, (b) liabilities, obligations or contingencies which (i) would not, individually or in the aggregate, have a Company Material Adverse Effect, or (ii) have been discharged or paid in full prior to the date hereof in the ordinary course of business, and (c) liabilities, obligations and contingencies which are of a nature not required to be reflected in the consolidated financial statements of the Company and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied.

        Section 4.07.    Absence of Certain Changes or Events.    Since the date of the most recent SEC Report filed prior to the date of this Agreement that contains consolidated financial statements of the Company, there has not been any Company Material Adverse Effect.

        Section 4.08.    Litigation.    Except as referred to in the SEC Reports or Section 4.08 of the Company Disclosure Schedule, there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that would, individually or in the aggregate, have a Company Material Adverse Effect. Except as referred to in the SEC Reports, neither the Company nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that prohibits the consummation of the transactions contemplated hereby or would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

        Section 4.09.    Proxy Statement and Other SEC Filings.    None of the information to be supplied by the Company or any of its subsidiaries for inclusion in the Proxy Statement at the time of the mailing thereof, or any Registration Statement or related filing to be made by Parent, or any amendment or supplement thereto at the time of final filing thereof or any amendment or supplement thereto with the SEC, and at the time of the Special Meeting will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply in all material respects with all applicable laws, including, but not limited to, the provisions of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to information supplied by Parent, Merger Subsidiary or any stockholder of Parent for inclusion therein.

        Section 4.10.    No Violation of Law.    Except as disclosed in the SEC Reports or Section 4.10 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in violation of or has been given written, or oral, notice of any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. Except as disclosed in the SEC Reports or Section 4.10 of the Company Disclosure Schedule, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each case, those the outcome of which would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. The Company and its subsidiaries are not in material violation of the terms of any material permit, license, franchise, variance, exemption, order or other governmental authorization, consent or approval necessary to conduct their businesses as presently conducted (collectively, the "Company Permits"), except for delays in filing reports or violations which would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

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        Section 4.11.    Compliance with Agreements.    Except as disclosed in the SEC Reports or Section 4.11 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in breach, violation or default in the performance or observance of any term or provision of, and, to the knowledge of the Company's executive officers, no event has occurred which, with lapse of time or action by a third party, would result in a default under, any Contract to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, other than breaches, violations and defaults which would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company's insurance policies relating to directors' and officers' liability are in full force and effect.

        Section 4.12.    Taxes.

          (a)   The Company and its subsidiaries have (i) duly filed with the appropriate governmental authorities all Tax Returns (as defined in Section 4.12(c)) required to be filed by them, and such Tax Returns are true, correct and complete, and (ii) duly paid in full or reserved in accordance with generally accepted accounting principles on the Company Financial Statements all Taxes (as defined in Section 4.12(c)) required to be paid, except in each such case as would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, there are no liens for Taxes upon any property or asset of the Company or any subsidiary thereof, other than liens for Taxes not yet due or Taxes contested in good faith and reserved against in accordance with generally accepted accounting principles. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the Internal Revenue Service (the "IRS") or any other governmental taxing authority with respect to Taxes of the Company or any of its subsidiaries which would individually or in the aggregate, have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, neither the Company nor any of its subsidiaries has agreed to an extension of time with respect to a Tax deficiency, other than extensions which are no longer in effect. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, neither the Company nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any entity that is not, directly or indirectly, a wholly owned subsidiary of the Company, other than agreements the consequences of which are fully and adequately reserved for in the Company Financial Statements.

          (b)   Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and each of its subsidiaries has withheld or collected and has paid over to the appropriate governmental entities (or is properly holding for such payment) all material Taxes required to be collected or withheld.

          (c)   For purposes of this Agreement, "Taxes" means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, communications services, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and includes any liability for Taxes of another person by contract, as a transferee or successor, under Treasury Regulation 1.1502-6 or analogous state, local or foreign law provision or otherwise, and "Tax Return" means any return, report or similar statement (including attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

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        Section 4.13.    Employee Benefit Plans; ERISA.

          (a)   The SEC Reports and the Company Disclosure Schedule set forth each material employee or director benefit plan, arrangement or agreement, including, without limitation, any employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement (excluding any multi-employer plan as defined in Section 3(37) of ERISA (a "Multi-employer Plan") and any multiple employer plan within the meaning of Section 413(c) of the Internal Revenue Code of 1986, as amended (the "Code")) that is sponsored, maintained or contributed to by the Company or any of its subsidiaries or by any trade or business, whether or not incorporated, all of which together with the Company would be deemed a "single employer" within the meaning of Section 4001 of ERISA (collectively, the "Company Plans").

          (b)   Except as disclosed in the SEC Reports or in the Company Disclosure Schedule, (i) there have been no prohibited transactions within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code with respect to any of the Company Plans that could result in penalties, taxes or liabilities which would individually or in the aggregate, have a Company Material Adverse Effect, (ii) no Company Plan is subject to Title IV of ERISA, (iii) each of the Company Plans has been operated and administered in accordance with all applicable laws during the period of time covered by the applicable statute of limitations, except for failures to comply which would not, individually or in the aggregate, have a Company Material Adverse Effect, (iv) each of the Company Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified and such determination has not been revoked by failure to satisfy any condition thereof or by a subsequent amendment thereto or a failure to amend, except that it may be necessary to make additional amendments retroactively to maintain the "qualified" status of such Company Plans, and the period for making any such necessary retroactive amendments has not expired, (v) to the knowledge of the Company and its subsidiaries, there are no pending, threatened or anticipated claims involving any of the Company Plans other than claims for benefits in the ordinary course or claims which would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, (vi) no Company Plan provides post-retirement medical benefits to employees or directors of the Company or any of its subsidiaries beyond their retirement or other termination of service, other than coverage mandated by applicable law, (vii) all material contributions or other amounts payable by the Company or its subsidiaries as of the date hereof with respect to each Company Plan in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting principles, (viii) with respect to each Multi-employer Plan contributed to by the Company, to the knowledge of the Company and its subsidiaries, as of the date hereof, none of the Company or any of its subsidiaries has received any notification that any such Multi-employer Plan is in reorganization, has been terminated or is insolvent, (ix) the Company and each of its subsidiaries has complied in all respects with the Worker Adjustment and Retraining Notification Act, except for failures which would not, individually or in the aggregate, have a Company Material Adverse Effect, and (x) no act, omission or transaction has occurred with respect to any Company Plan that has resulted or could result in any liability of the Company or any subsidiary under Section 409 or 502(c)(1) of ERISA or Chapter 43 of Subtitle (A) of the Code, except for liabilities which would not, individually or in the aggregate, have a Company Material Adverse Effect.

          (c)   Except as set forth in the Company Disclosure Schedule, and excluding payments in respect of outstanding Options or Common Stock, neither the execution and delivery of this

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  Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, any severance or "excess parachute payment" (within the meaning of Section 280G of the Code)) becoming due to any director or employee of the Company or any of its subsidiaries under any Company Plan, (ii) increase any benefits otherwise payable under any Company Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefits.

        Section 4.14.    Labor Controversies.    Except as disclosed in the SEC Reports, (a) there are no significant controversies pending or, to the knowledge of the Company, threatened between the Company or any of its subsidiaries and any representatives (including unions) of any of their employees, and (b) to the knowledge of the Company, there are no organizational efforts presently being made involving any of the presently unorganized employees of the Company or any of its subsidiaries. Further, the Company has a valid, enforceable contract with the organization representing its horsemen that does not expire until December 1, 2012.

        Section 4.15.    Environmental Matters.

          (a)   Except as disclosed in the SEC Reports or Section 4.15 of the Company Disclosure Schedule, (i) the Company and its subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws, including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) none of the properties owned by the Company or any of its subsidiaries contain any Hazardous Substance (as defined in Section 4.15(c)) in amounts exceeding the levels permitted by applicable Environmental Laws (as defined in Section 4.15(b)), (iii) since January 1, 1992, neither the Company nor any of its subsidiaries has received any notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity indicating that the Company or any of its subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or, to the Company's knowledge, threatened, against the Company or any of its subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (v) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned by the Company or any of its subsidiaries as a result of any activity of the Company or any of its subsidiaries during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, and (vi) neither the Company, its subsidiaries nor any of their respective properties are subject to any liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (i) through (vi) that would not, individually or in the aggregate, have a Company Material Adverse Effect.

          (b)   As used herein, "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to (x) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety, or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect at the Effective Time. The term "Environmental Law" includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the

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  Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect at the Effective Time, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages arising from or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

          (c)   As used herein, "Hazardous Substance" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, or asbestos-containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

        Section 4.16.    Title to Assets.    The Company and each of its subsidiaries has good and valid title in fee simple to all its real property and good title to all its leasehold interests and other properties, as reflected in the most recent balance sheet included in the Company Financial Statements, except for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, options, charges, rights or encumbrances of any nature whatsoever, except (i) the lien for current taxes, payments of which are not yet delinquent, (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company's business operations (in the manner presently carried on by the Company), or (iii) as disclosed in the SEC Reports, or Section 4.16 of the Company Disclosure Schedule, and except for such matters which would not reasonably be expected individually or in the aggregate to have a Company Material Adverse Effect. All leases under which the Company or any of its subsidiaries leases any real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default other than failures to be in good standing and defaults under such leases which would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

        Section 4.17.    Company Shareholders' Approval.    The affirmative vote of shareholders of the Company required for approval and adoption of this Agreement and the Merger is more than sixty-six and two-thirds percent (66.666%) of the outstanding shares of the Common Stock.

        Section 4.18.    Brokers and Finders.    The Company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company to pay any finder's fees or brokerage fees in connection with the transactions contemplated hereby.

        Section 4.19.    Financial Advisors.    The Company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company to pay any financial advisory fees in connection with the transactions contemplated hereby, except as set forth in the Company Disclosure Schedule.

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ARTICLE V

COVENANTS

        Section 5.01.    Conduct of Business by the Company Pending the Merger.    Except as otherwise contemplated by this Agreement or disclosed in Section 5.01 of the Company Disclosure Schedule, after the date hereof and prior to the Effective Time or earlier termination of this Agreement, unless Parent shall otherwise agree in writing, the Company shall, and shall cause its subsidiaries to:

          (a)   conduct their respective businesses in the ordinary and usual course of business and in a manner substantially consistent with past practice;

          (b)   not (i) amend or propose to amend their respective articles of incorporation or bylaws or equivalent constitutional documents, (ii) split, combine or reclassify their outstanding capital stock, or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions to the Company or a wholly owned subsidiary of the Company by a direct or indirect wholly owned subsidiary of the Company;

          (c)   not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, their capital stock of any class or any debt or equity securities convertible into or exchangeable for any such capital stock, except that the Company may issue shares upon the exercise of Options outstanding on the date hereof;

          (d)   not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than (A) borrowings in the ordinary course of business or borrowings under the existing credit facilities of the Company or of any of its subsidiaries up to the existing borrowing limit on the date hereof, and (B) borrowings to refinance existing indebtedness on terms which are reasonably acceptable to Parent; provided that in no event shall aggregate indebtedness of the Company and its subsidiaries, net of all cash and cash equivalents, exceed Two Million, Seven Hundred Seventy-Five Thousand Dollars ($2,775,000.00), (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock other than in connection with the exercise of outstanding Options pursuant to the terms of the Company Plans, (iii) make any acquisition of any assets or businesses other than expenditures for current assets for fixed or capital assets in each case in the ordinary course of business, (iv) without Parent's consent, acquire any property, (v) sell, pledge, dispose of or encumber any assets or businesses other than (A) sales of businesses or assets disclosed in Section 5.01 of the Company Disclosure Schedule, (B) pledges or encumbrances pursuant to existing credit facilities or other permitted borrowings, (C) sales or dispositions of businesses or assets as may be required by applicable law, and (D) sales or dispositions of assets in the ordinary course of business, or (vi) enter into any binding contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (e)   use best efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and use all reasonable efforts to preserve the goodwill and business relationships with customers and others having business relationships with them other than as expressly permitted by the terms of this Agreement;

          (f)    not enter into, amend, modify or renew any employment, consulting, severance or similar agreement with, or grant any salary, wage or other increase in compensation or increase in any employee benefit to, any director or officer of the Company or of any of its subsidiaries, except (i) for changes that are required by applicable law, (ii) to satisfy obligations existing as of the date hereof, or (iii) in the ordinary course of business consistent with past practice;

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          (g)   not enter into, establish, adopt, amend or modify any pension, retirement, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare plan, agreement, program or arrangement, in respect of any director, officer or employee of the Company or of any of its subsidiaries, except, in each such case, as may be required by applicable law or by the terms of contractual obligations existing as of the date hereof, including any collective bargaining agreement;

          (h)   not make expenditures in excess of expenditures permitted by the Company's last budget approved by the Board of Directors, including, but not limited to, capital expenditures, or enter into any binding commitment or contract to make expenditures, except (i) expenditures which the Company or its subsidiaries are currently contractually committed to make, (ii) other expenditures not exceeding $50,000 in each such case and $150,000 in the aggregate, (iii) for emergency repairs and other expenditures necessary in light of circumstances not anticipated as of the date of this Agreement which are necessary to avoid significant disruption to the Company's business or operations consistent with past practice (and, if reasonably practicable, after consultation with Parent), or (iv) for repairs and maintenance in the ordinary course of business consistent with past practice; provided; however, that all expenditures under Sections 1.10 of the Company Disclosure Schedule shall be permitted, subject to the terms of this Agreement;

          (i)    not make, change or revoke any material Tax election unless required by law or make any agreement or settlement with any taxing authority regarding any material amount of Taxes or which would reasonably be expected to materially increase the obligations of the Company or the Surviving Corporation to pay Taxes in the future;

          (j)    maintain all existing insurance policies of the Company and any of its subsidiaries in full force and effect.

        Section 5.02.    Control of the Company's Operations.    Nothing contained in this Agreement shall give to Parent, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

        Section 5.03.    Acquisition Transactions.

          (a)   In consideration of the Improvement Amount and Parent's due diligence undertakings, after the date hereof and prior to the Effective Time or earlier termination of this Agreement, the Company shall not, and shall not permit any of its subsidiaries to, initiate, solicit, negotiate, encourage or provide confidential information to facilitate, and the Company shall use all reasonable efforts to cause any officer, director or employee of the Company, or any attorney, accountant, investment banker, financial advisor or other agent retained by it or any of its subsidiaries, not to initiate, solicit, negotiate, encourage or provide non-public or confidential information to facilitate, any proposal or offer to acquire all or any substantial part of the business, properties or capital stock of the Company, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof (any such transactions being referred to herein as an "Acquisition Transaction").

          (b)   Company acknowledges that in the event of its breach of the obligations set forth in this Section 5.03, Parent would suffer damages that are difficult to quantify and not compensable by money damages alone. Accordingly, Company hereby consents to the entry of injunctive relief in favor of Parent in the event of breach of provisions of this Section 5.03. Further, Parent shall be entitled to an award of specific performance, it being understood that any term of the transaction not specifically provided for herein may be supplied by a court to be guided by reasonableness under all of the circumstances. The foregoing shall be without prejudice to Parent's right to seek additional remedies as permitted by law.

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        Section 5.04.    Access to Information; Due Diligence Review.    The Company shall provide Parent with copies of all operating statements generated by or for the Company's management from the date hereof until the Effective Date, such statements to be delivered to Parent on a prompt and timely basis (but in any event within two (2) business days of availability). Parent shall have from the date hereof a period of 30 days to determine the suitability of the transactions contemplated hereby, in its sole and absolute discretion, provided, however, that Parent shall be entitled to reasonable extensions (such extensions not to exceed an aggregate of 30 days) to the extent necessary for third parties to complete their studies or inspections of the Company, its property and other assets (including, but not limited to, environmental, title and survey matters) (the "Due Diligence Period"). In this regard, the Company shall grant Parent and its agents a right of entry to Scioto Downs to obtain all information they may reasonably request concerning the business, operations, and development activities of Scioto Downs, including but not limited to access to personnel, financial statements, appraisals, equipment lists, finance documents, corporate organization documents of the Company, revenue sharing agreements involving parimutuel wagering, management agreements and similar material contracts, Phase I Environmental Studies, title reports, surveys, inspections, as-built drawings, if any, and other engineering tests, and such other studies Parent deems necessary and customary in connection with its evaluation of Scioto Downs and of the Transaction. In addition, Parent may review all contracts as well as leases and other ownership documents, review zoning ordinances, and governmental regulations affecting Scioto Downs. Further, the Company will use its best efforts to arrange meetings between Parent and any governmental (or quasi-governmental) officials, vendors, Standardbred owners, union representatives and creditors that Parent deems reasonably necessary for its evaluation of Scioto Downs and the transactions contemplated hereby. Parent agrees that it shall bear the cost and expense of its due diligence investigation.

        Section 5.05.    Confidentiality.    The Company, Parent and Merger Subsidiary shall each insure that all non-public information which the Company, Parent and/or Merger Subsidiary, any of their respective officers, directors, employees, attorneys, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company, Parent and/or Merger Subsidiary, any affiliate of any of them, or any customer or supplier of any of them or any such affiliate, shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except pending the Closing in the business and for the benefit of the Surviving Corporation; provided, however, that the restrictions of this sentence shall not apply (a) as may otherwise be required by law, (b) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (c) to the extent such information shall have otherwise become publicly available. The Company, Parent and/or Merger Subsidiary shall, and shall cause all other such persons and entities to, deliver to the Parent all tangible evidence of such non-public information to which the restrictions of the foregoing sentence apply at the Closing or the earlier rightful termination of this Agreement.

        Section 5.06.    Notices of Certain Events.

          (a)   The Company shall as promptly as reasonably practicable after executive officers of the Company acquire knowledge thereof, notify Parent of: (i) any notice or other communication from any person alleging that the consent of such person (or another person) is or may be required in connection with the transactions contemplated by this Agreement which consent relates to a material Contract to which the Company or any of its subsidiaries is a party or which, if not obtained, would materially delay consummation of the Merger; (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting the Company or any of its subsidiaries that, if pending on the date of this

19

  Agreement, would have been required to have been disclosed pursuant to Section 4.08 or 4.10 or which relate to the consummation of the transactions contemplated by this Agreement.

          (b)   Each of Parent and Merger Subsidiary shall as promptly as reasonably practicable after executive officers of Parent acquire knowledge thereof, notify the Company of: (i) any notice or other communication from any person alleging that the consent of such person (or other person) is or may be required in connection with the transactions contemplated by this Agreement which consent relates to a material Contract to which Parent or any of its subsidiaries is a party or which, if not obtained, would materially delay the Merger, (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement, and (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against Parent or Merger Subsidiary, which relate to consummation of the transactions contemplated by this Agreement.

          (c)   Each of the Company, Parent and Merger Subsidiary agrees to give prompt notice to each other of, and to use commercially reasonable efforts to remedy, (i) the occurrence or failure to occur of any event which occurrence or failure would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate at the Effective Time unless such failure or occurrence would not have a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, and (ii) any failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder unless such failure or occurrence would not have a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be. The delivery of any notice pursuant to this Section 5.05(c) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          (d)   The Company shall promptly notify Parent after receipt of any proposal or other offer with respect to any Acquisition Transaction ("Acquisition Proposal"), indication of interest or request for non-public information relating to the Company or its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be given orally and in writing and shall indicate in reasonable detail the identity of the offeror and the material terms and conditions of such proposal, inquiry or contact.

        Section 5.07.    Meeting of the Company's Shareholders.    The Company shall as promptly as practicable after the date of this Agreement and the completion of the Due Diligence Period take all action necessary in accordance with the Ohio Revised Code, applicable state and federal securities laws, and the Company's articles of incorporation and bylaws to convene the Special Meeting. The board of directors of the Company shall recommend that the Company's shareholders vote to approve the Merger and adopt this Agreement.

        Section 5.08.    Proxy Statement and Other SEC Filings.    As promptly as practicable after execution of this Agreement and the completion of the Due Diligence Period, the Company shall prepare and file the Proxy Statement and any other required SEC filings and use all commercially reasonable efforts to have the Proxy Statement cleared by the SEC and the Parent shall file the Form S-4 and effect any other required filing (if required by applicable law) and use all commercially reasonable efforts to have the S-4 and any other required filing declared effective by the SEC. Parent, Merger Subsidiary and the Company shall cooperate with each other in the preparation of the Proxy Statement and other SEC filings and the Company shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide promptly to Parent copies of all correspondence between the Company or any representative of the Company and the SEC. The Company shall give Parent and its

20

counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give Parent and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company, Parent and Merger Subsidiary agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC. As promptly as practicable after the Proxy Statement has been cleared by the SEC, the Company shall mail the Proxy Statement to the shareholders of the Company. Prior to the date of approval of the Merger by the Company's shareholders, each of the Company, Parent and Merger Subsidiary shall correct promptly any information provided by it to be used specifically in the Proxy Statement that shall have become false or misleading in any material respect and the Company shall take all steps necessary to file with the SEC any amendment to the Proxy Statement so as to correct the same and to cause the amended Proxy Statement to be disseminated to the Shareholders of the Company, in each case to the extent required by applicable law.

        Section 5.09.    Public Announcements.    Parent and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law, will not issue any such press release or make any such public statement prior to such consultation.

        Section 5.10.    Expenses.    All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

        Section 5.11.    Agreement to Cooperate.

          (a)   Subject to the terms and conditions of this Agreement, including Section 5.03, each of the parties hereto shall use all best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations including, but not limited to, the HSR Act and the Racing Laws, to consummate and make effective the transactions contemplated by this Agreement, including using its best efforts to obtain all necessary or appropriate waivers, consents or approvals of third parties required in order to preserve material contractual relationships of Parent and the Company and their respective subsidiaries, all necessary or appropriate waivers, consents and approvals to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the Merger (and, in that case, to proceed with the Merger as expeditiously as possible). In addition, subject to the terms and conditions herein provided and subject to the fiduciary duties of the respective boards of directors of the Company and Parent, none of the parties hereto shall knowingly take or cause to be taken any action which would reasonably be expected to delay materially or prevent consummation of the Merger.

          (b)   Without limitation of the foregoing, each of Parent and the Company undertakes and agrees to file as soon as practicable any Notification and Report Form required under the HSR Act with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and to make such filings and apply for such approvals and consents as are required under the Racing Laws. Each of Parent and the Company shall (i) respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division or any authority enforcing applicable Racing Laws for additional information or documentation and to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters or Racing Laws, and (ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other Parties hereto. Each party shall (i) promptly notify the other party of any written communication to that party from the FTC, the Antitrust

21

  Division, any State Attorney General or any other governmental entity and, subject to applicable law, permit the other party to review in advance any proposed written communication to any of the foregoing; (ii) not agree to participate in any substantive meeting or discussion with any governmental authority in respect of any filings, investigation or inquiry concerning this Agreement or the Merger unless it consults with the other party in advance and, to the extent permitted by such governmental authority, gives the other party the opportunity to attend and participate thereat; and (iii) furnish the other party with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective representatives on the one hand, and any government or regulatory authority or members or their respective staffs on the other hand, with respect to this Agreement and the Merger.

        Section 5.12.    Track Business Contingent Earnout Payment.    Track Business Contingent Earnout Payment shall mean, for each of ten (10) calendar years beginning on January 1 of the year next following the year in which the Triggering Event (as defined below) occurs (the "Contingent Payment Period"), an amount equal to ten percent (10%) of the amount by which EBITDA (defined below) for the Company for each calendar year of the Contingent Payment Period exceeds the annual EBITDA average for the Company for the three (3) fiscal years ending October 31, 2000, 2001 and 2002 (the "Track Base"), provided, however, that the Track Business Contingent Earnout Payment shall not be less than $2,000,000 annually, and provided further that if less than all the shares of Exchange Stock are delivered to the Disbursing Agent subject to the election to receive the Contingent Consideration under Section 1.04(b) of this Agreement, then the Track Business Contingent Earnout Payment and such $2,000,000 amount shall be reduced by a pro rated amount, which amount shall equal (x) 100% less (y) the percentage of the Exchange Shares designated in all Notices of Election to receive the Contingent Consideration. Not later than ten (10) business days after EBITDA, and thus the amount of Track Business Contingent Earnout Payment due for a particular calendar year, has been established, Parent will deposit the Track Business Contingent Earnout Payment for that year with the Disbursing Agent in trust for the benefit of the persons who held shares of Common Stock in the Company as of the Record Date and elected to receive the Adjusted Merger Consideration in cash or other immediately available funds. The Disbursement Agent will disburse the Track Business Contingent Payment to those persons who were record owners of the Company's Common Stock as of the Record Date (each a "Prior Holder") in proportion to each such prior owner's percentage ownership of the Company. Unless and until there has been a Triggering Event, Parent shall have no obligations and no person shall have any rights with respect to a Track Business Contingent Payment. For purposes of this Agreement, Triggering Event shall mean (i) state or federal legislation shall have been enacted that permits the Company to operate enhanced forms of gaming not permitted by law as of the Effective Date, exclusive of parimutuel or internet wagering, at Scioto Downs; and (ii) the Company shall have in fact commenced operating such enhanced forms of gaming at Scioto Downs. For purposes of the Track Business Contingent Payments described above, the term "EBITDA" will mean, for any period, the Company's earnings before interest, taxes, depreciation and amortization as determined by Parent's independent auditors, whose determination shall be final, absent manifest error. For purposes of establishing the Track Base, EBITDA will mean, for any period, the Company's earnings before interest, taxes, depreciation and amortization as determined by the Company's independent auditors, whose determination shall be final, absent manifest error. Notwithstanding anything in this Agreement to the contrary, no person shall have any right to any portion of a Track Business Contingent Earnout Payment to the extent prohibited by applicable law, including but not limited to the Racing Laws. In the event a governmental authority determines that receipt of a portion of a Track Business Contingent Earnout Payment is prohibited, absent receipt of a license issued by such governmental authority, then for a period of one (1) year from the date of such determination (the "Licensing Period"), the Disbursement Agent will continue to hold the Track Business Contingent Earnout Payment in trust. During the Licensing Period, any Prior Holder who obtains all necessary governmental approvals to

22

receive a portion of a Track Business Contingent Earnout Payment (each an "Eligible Prior Holder") shall receive such Eligible Prior Holder's allocable share of the Track Business Contingent Earnout Payment (calculated by multiplying such Eligible Prior Holder's percentage ownership interest in the Company as of the Effective Date by the amount of the Track Business Contingent Earnout Payment) promptly upon providing to the Disbursing Agent evidence of such approvals in a form reasonably satisfactory to Parent. Upon the expiration of the Licensing Period, Parent shall be entitled to require the Disbursing Agent to deliver to it any funds that had been made available to the Disbursing Agent and not disbursed to Prior Holders (including, without limitation, all interest and other income received by the Disbursing Agent in respect of all such funds). Upon expiration of the Licensing Period, Parent shall deposit with the Disbursing Agent in trust for the benefit of any Prior Holder who, during the Licensing Period shall not have become an Eligible Prior Holder (each an "Ineligible Prior Holder") in cash or other immediately available funds an amount equal to $15.00 per share of the Company's Common Stock owned by such Ineligible Prior Holder as of the Effective Date (the "Alternative Payment"). Upon disbursement of the Alternative Payment by the Disbursing Agent, an Ineligible Prior Holder shall have no further rights pursuant to Section 1.04(b) of this Agreement.

ARTICLE VI

CONDITIONS TO THE MERGER

        Section 6.01.    Conditions to the Obligations of Each Party.    The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

          (a)   this Agreement and the Merger shall have been adopted by the requisite vote of the shareholders of the Company in accordance with the Ohio Revised Code (the "Company Shareholders' Approval");

          (b)   none of the parties hereto shall be subject to any order or injunction of any governmental authority of competent jurisdiction that prohibits the consummation of the Merger. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable best efforts to have any such order overturned or injunction lifted;

          (c)   the waiting period applicable to consummation of the Merger under the HSR Act, if applicable, shall have expired or been terminated;

          (d)   the Company Proxy Statement on Schedule 14A shall be filed in definitive form with the SEC, and any Registration Statement required under applicable law with respect to the Contingent Consideration shall have been declared effective by the SEC, and shall not be the subject of any stop order or similar proceeding; and

          (e)   Prior to the Closing, the Ohio Racing Commission shall have approved the transactions contemplated hereby.

        Section 6.02.    Conditions to Obligation of the Company to Effect the Merger.    Unless waived by the Company, the obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

          (a)   Parent and Merger Subsidiary shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of Parent and Merger Subsidiary contained in this Agreement shall be true and correct on and as of the Effective Time as if made at and as of such date (except to the extent that such representations and warranties speak as of an earlier date, and which need be true and correct as of such earlier date) except for such failures to perform or to be true and correct that would not have a Parent Material Adverse Effect, and the Company shall have received a certificate of the chief executive officer or the chief financial officer of Parent to that effect;

23

          (b)   all Parent Statutory Approvals and Company Statutory Approvals required to be obtained in order to permit consummation of the Merger under applicable law shall have been obtained, except for any such Parent Statutory Approvals or Company Statutory Approvals the unavailability of which would not, individually or in the aggregate (i) have a Company Material Adverse Effect after the Effective Time, or (ii) result in the Company or its subsidiaries failing to meet the standards for licensing, suitability or character under any Racing Laws relating to the conduct of Parent's or the Company's business which (after taking into account the anticipated impact of such failure to so meet such standards on other authorities) would have a Company Material Adverse Effect (after giving effect to the Merger);

          (c)   The Parent shall have obtained the consent or approval to the transactions contemplated by this Agreement of each person from whom such consent or approval is required under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument to which the Parent is a party or by which it is bound except where the failure to obtain such consents or approvals would not, in the reasonable opinion of the Company, individually or in the aggregate, have a Parent Material Adverse Effect, or materially affect the consummation of the transactions contemplated hereby; and

          (d)   The Parent shall have obtained and segregated for payment to the Company sufficient cash funds as required by the terms hereof, to pay in full at the Effective Time, or promptly thereafter, to the holders of the Common Stock, the Exchange Funds and shall have deposited the Exchange Funds with the Disbursing Agent pursuant to Section 1.05 hereof.

        Section 6.03.    Conditions to Obligations of Parent and Merger Subsidiary to Effect the Merger.    Unless waived by Parent and Merger Subsidiary, the obligations of Parent and Merger Subsidiary to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

          (a)   the Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Effective Time as if made at and as of such date (except to the extent that such representations and warranties speak as of an earlier date), except for such failures to perform and to be true and correct that would not have a Company Material Adverse Effect, and Parent shall have received a certificate of the chief executive officer or the chief financial officer of the Company to that effect;

          (b)   all Parent Statutory Approvals, Company Statutory Approvals, licenses and permits required to be obtained in order to permit consummation of the Merger and permit Parent to operate Scioto Downs under applicable law shall have been obtained, except for any such Parent Statutory Approvals or Company Statutory Approvals whose unavailability would not (i) have a Parent Material Adverse Effect, or (ii) result in Parent or its subsidiaries failing to meet the standards for licensing, suitability or character under any Racing Laws relating to the conduct of Parent's or the Company's business which (after taking into account the anticipated impact of such failure to so meet such standards on other authorities) would reasonably be expected to have a Parent Material Adverse Effect (after giving effect to the Merger);

          (c)   The Company, Parent and Merger Subsidiary shall have obtained the consent or approval to the transactions contemplated by this Agreement of each person from whom such consent or approval is required under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument to which any of the Company, Parent or Merger Subsidiary is a party (including, but not limited to, with respect to Parent and Merger Subsidiary, Wells Fargo Bank, N.A.,) or by which any of such parties is bound except where the failure to obtain such consents or approvals would not, in the reasonable opinion of the Parent, individually or in the aggregate, have

24

  a Company Material Adverse Effect, or materially affect the consummation of the transactions contemplated hereby; and

          (d)   Shareholders of the Company owning not more than ten percent (10%) in the aggregate of the Common Stock shall have exercised dissenter's rights pursuant to Section 1701.85 of the Ohio Revised Code.

ARTICLE VII

TERMINATION

        Section 7.01. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the shareholders of the Company):

(i)	by mutual written consent of the Company and Parent;
(ii)
by either the Company or Parent, if the Merger has not been consummated by December 31, 2003 provided that the right to terminate this Agreement under this clause shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure to consummate the Merger by such date;
(iii)
by either the Company or Parent if any judgment, injunction, order or decree of a court or governmental agency or authority of competent jurisdiction shall restrain or prohibit the consummation of the Merger, and such judgment, injunction, order or decree shall become final and nonappealable and was not entered at the request of the terminating party;
(iv)
by either the Company or Parent, if (x) there has been a breach by the other party of any representation or warranty contained in this Agreement which would reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable, or prevent or delay the consummation of the Merger beyond December 31, 2003, and which has not been cured in all material respects within 30 days after written notice of such breach by the terminating party, or (y) there has been a breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which would reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect, as applicable, or prevent or delay the consummation of the Merger beyond December 31, 2003, and which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the terminating party to the other party;
(v)
by the Parent, if the board of directors of the Company shall have failed to recommend, or shall have withdrawn, modified or amended in any material respect its approval or recommendation of the Merger or shall have resolved to do any of the foregoing, or shall have recommended another Acquisition Proposal or if the Board of Directors of the Company shall have recommended to the shareholders of the Company that they tender their shares in a tender or an exchange offer commenced by a third party (excluding any affiliate of Parent or any group of which any affiliate of Parent is a member);
(vi)
by Parent or the Company if the shareholders of the Company fail to approve the Merger at a duly held meeting of shareholders called for such purpose (including any adjournment or postponement thereof);
(vii)	by Parent for Cause or at any time during the Due Diligence Period or thereafter; or
(viii)	by Parent without Cause at any time during the Due Diligence Period.

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ARTICLE VIII

MISCELLANEOUS

        Section 8.01.    Effect of Termination.    In the event of termination of this Agreement by either Parent or the Company pursuant to Article VII, this Agreement shall forthwith become void and there shall be no liability or further obligation on the part of the Company, Parent, Merger Subsidiary or their respective officers or directors (except as set forth in this Section 8.01, Section 1.10(c), Section 5.03(b) and Section 5.10, all of which shall survive the termination). Nothing in this Section 8.01 shall relieve any party from liability for any breach of any representation, warranty, covenant or agreement of such party contained in this Agreement.

        Section 8.02.    Nonsurvival of Representations and Warranties.    No representation, warranty or agreement in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger, and after effectiveness of the Merger neither the Company, Parent, Merger Subsidiary nor any of their respective officers or directors shall have any further obligation with respect thereto except for the agreements contained in Articles I, II and VIII and Section 5.10.

        Section 8.03.    Notices.    All notices and other communications hereunder shall be in writing and shall be considered given upon receipt if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): If to the Company:

    Edward T. Ryan
    Scioto Downs, Inc.
    6000 South High Street
    Columbus, Ohio 43207
    Tel: 614-491-2515
    Fax: 614-491-4626

    With a copy to:

    John J. Chester, Esq.
    Chester, Willcox & Saxbe LLP
    Attorneys and Counselors at Law
    65 E. State Street, Suite 1000
    Columbus, OH 43215
    Tel: 614-221-4000
    Fax: 614-221-4012

    If to Parent or Merger Subsidiary:

    Edson R. Arneault
    MTR Gaming Group, Inc.
    State Route 2 South
    P.O. Box 356
    Chester, West Virginia 26034
    Tel: 304-387-8300
    Fax: 304-387-8304

    with a copy to:

    Ruben & Aronson, LLP
    3299 K Street, N.W., Suite 403
    Washington, D.C. 20007
    Tel: 202-965-3600
    Fax: 202-965-3700
    Attn: Louis M. Aronson

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        Section 8.04.    Interpretation.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (ii) "knowledge" shall mean actual knowledge of the executive officers of the Company or Parent, as applicable, and (iii) reference to any Article or Section means such Article or Section hereof.

        Section 8.05.    Miscellaneous.    This Agreement (including the documents and instruments referred to herein) shall not be assigned by operation of law or otherwise except that Merger Subsidiary may assign its obligations under this Agreement to any other wholly owned subsidiary of Parent subject to the terms of this Agreement, in which case such assignee shall become the "Merger Subsidiary" for all purposes of this Agreement. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF OHIO WITHOUT GIVING EFFECT TO APPLICABLE CONFLICT OF LAWS PRINCIPLES.

        Section 8.06.    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be considered to be an original, but all of which shall constitute one and the same agreement.

        Section 8.07.    Amendments; No Waivers.

          (a)   Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Subsidiary or, in the case of a waiver, by the party against whom the waiver is to be effective; however, any waiver or amendment shall be effective against a party only if the board of directors of such party approves such waiver or amendment.

          (b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        Section 8.08.    Entire Agreement.    This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any person other than the parties hereto any rights or remedies hereunder except for Articles I, II and Section 5.12, which is intended for the benefit of the Company's shareholders.

        Section 8.09.    Severability.    If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

        Section 8.10.    Specific Performance.    The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at law or in equity.

27

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SCIOTO DOWNS, INC.
by:	/s/ Edward T. Ryan Name: Edward T. Ryan Title: President
MTR GAMING GROUP, INC.
by:	/s/ Edson R. Arneault Name: Edson R. Arneault Title: President and Chief Executive Officer
RACING ACQUISITION, INC.
by:	/s/ Edson R. Arneault Name: Edson R. Arneault Title: President

28

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

        Amendment No.1, dated as of February 24, 2003 (this "Amendment") to the Agreement and Plan of Merger (the "Agreement") entered into as of December 23, 2002, by and among MTR Gaming Group, Inc., a Delaware corporation ("Parent"), Racing Acquisition, Inc., an Ohio corporation and wholly owned subsidiary of Parent ("Merger Subsidiary"), and Scioto Downs, Inc., an Ohio corporation (the "Company"). Parent, Merger Subsidiary and the Company are referred to collectively herein as (the "Parties").

RECITALS

        WHEREAS, Section 5.04 of the Agreement provides that the Parent shall have a period of thirty days to determine the suitability of the transactions contemplated therein in its sole and absolute discretion (the "Due Diligence Period") and further provides that the Parent shall be entitled to reasonable extensions of the Due Diligence Period (not to exceed an aggregate of thirty days) to the extent necessary for third parties to complete their studies or inspections.

        WHEREAS, the Parties would like to further extend the Due Diligence Period to facilitate the resolution of certain matters relating to the studies and inspections being made by the Company.

        WHEREAS, as described herein, the Parties would like to make certain other amendments to the Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements as set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, hereby agree as follows:

        1.    Incorporation.    The recitals set forth above are incorporated herein as though more fully set forth. And, unless otherwise provided, all defined terms shall have the meaning ascribed in the Agreement.

        2.    Section 5.04.    The Due Diligence Period shall be extended from February 24, 2003 up to and including March 11, 2003.

        3.    Section 6.03.    The following provision shall be added as Section 6.03(e):

        "(e) one of the following shall have occurred: (i) the participation of Mara Enterprises, Inc. ("Mara") in the multiple-employer pension plan which the Company sponsors (the "Pension Plan") shall have been separated in a manner such that the Company shall neither be jointly and severally liable, nor be contingently liable, with respect to any funded status deficit attributable to Mara or (ii) in the event Scioto shall have submitted to all governmental authorities having jurisdiction over the Pension Plan all filings required to initiate the separation of the Pension Plan but shall be unable to effect such separation due to the absence of decision by those entities having jurisdiction over such separation, then Mara shall escrow amounts sufficient to effect a separation. To effect such an escrow, Mara shall contemporaneously with the Closing deposit with a licensed and bonded trust company to hold in escrow for the protection of the Parent an amount equal to the funded status deficit attributable to Mara together with an amount equal to two (2) times Mara's pro rata share of administrative costs and Mara's ongoing funding obligations (all of which may be estimated) for the next twelve (12) months together with the entry into an agreement by Mara with Parent whereby Mara shall indemnify and hold Parent harmless against any and all liability arising from any funded status deficit attributable to Mara. For purposes of this Amendment, the "funded status deficit" attributable to Mara shall mean the excess of the projected benefit obligation attributable to Mara over the fair value of the plan assets allocable to Mara."

        4.    Entire Agreement.    Except as expressly amended or modified by the terms of this Amendment, the Agreement shall remain unmodified and in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, or have caused this Amendment to be duly executed with legal and binding effect by their respective authorized officers, in their individual capacity, as of the date first written above.

SCIOTO DOWNS, INC.
by:	/s/ Edward T. Ryan Name: Edward T. Ryan Title: President
MTR GAMING GROUP, INC.
by:	/s/ Edson R. Arneault Name: Edson R. Arneault Title: President and Chief Executive Officer
RACING ACQUISITION, INC.
by:	/s/ Edson R. Arneault Name: Edson R. Arneault Title: President

2

AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

        Amendment No.2, dated as of May 5, 2003 (this "Amendment") to the Agreement and Plan of Merger entered into as of December 23, 2002, and as amended by that certain Amendment No. 1 to Agreement and Plan of Merger dated as of February 24, 2003 [collectively, the "Agreement"] by and among MTR Gaming Group, Inc., a Delaware corporation ("Parent"), Racing Acquisition, Inc., an Ohio corporation and wholly owned subsidiary of Parent ("Merger Subsidiary"), and Scioto Downs, Inc., an Ohio corporation (the "Company"). Parent, Merger Subsidiary and the Company are referred to collectively herein as (the "Parties").

RECITALS

        WHEREAS, upon the expiration of the Due Diligence Period, the Parent elected, subject to the terms and conditions of the Agreement, to proceed with the contemplated acquisition of the Company.

        WHEREAS, contemporaneously with the execution of the Agreement, the Parent advanced to the Company the sum of One Million Dollars ($1,000,000.00) [the "Improvement Amount"] which was intended to provide the Company with sufficient funds for the payment of accrued indebtedness, general operating expenses, and capital expenditures prior to the consummation of the acquisition by the Parent of the Company pursuant to the terms and conditions of the Agreement (the "Acquisition").

        WHEREAS, Owner has continued to experience operating losses and negative cash flow and, as a result, requires additional funds prior to the consummation of the Acquisition for the payment of general operating expenses and capital expenditures.

        WHEREAS, Parent has agreed to extend additional amounts to the Company, in an aggregate principal amount of up to One Million Dollars ($1,000,000.00) [the "Loan"], pursuant to the terms and conditions set forth in a Loan Agreement, Promissory Note and Mortgage of even date herewith.

        WHEREAS, in consideration for the Loan, and on account of Parent's extensive experience in the racing, simulcasting, gaming and food service businesses, the Company has entered into a Management Agreement, of even date herewith, pursuant to which the Parent will manage the business operations of the Company, subject to the approval of the Ohio Racing Commission, if required.

        WHEREAS, as described herein, the Parties would like to make certain clarifying and substantive amendments to the Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements as set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, hereby agree as follows:

        1.    Incorporation.    The recitals set forth above are incorporated herein as though more fully set forth. And, unless otherwise provided, all defined terms shall have the meaning ascribed in the Agreement.

        2.    Substitution of Section 1.08.    Section 1.08 of the Agreement is hereby replaced and superceded by the following:

          "The closing of the transactions contemplated by this Agreement ("Closing") shall take place at such place as shall be agreed upon by the Parties commencing at 9:00 a.m. local time within fifteen (15) days after the approval of the Agreement and Plan of Merger and the merger by the shareholders of the Company provided that all conditions to the obligations of the Parties to consummate the transactions contemplated hereby and the closing conditions set forth in Article VI of this agreement (in each case other than conditions with respect to actions the Parties will take at the closing) have been satisfied or waived and all required approvals have been received (the "Closing Date")."

        3.    Assignability of Contingent Consideration.    The right to receive Contingent Consideration may not be sold, transferred, pledged or assigned other than by will or the laws of descent and estate. Section 2 of this Amendment is a clarification of the Agreement and not a substantive change.

        4.    Substitution of Section 5.12.    As a clarification of the Agreement and not as a substantive change, Section 5.12 of the Agreement is hereby replaced and superceded by the following:

  "Section 5.12.    Track Business Contingent Earnout Payment.    Track Business Contingent Earnout Payment shall mean, for each of ten (10) calendar years beginning on January 1 of the year next following the year in which the Triggering Event (as defined below) occurs (the "Contingent Payment Period"), an amount equal to ten percent (10%) of the amount by which EBITDA (defined below) for the Company for each calendar year of the Contingent Payment Period exceeds the annual EBITDA average for the Company for the three (3) fiscal years ending October 31, 2000, 2001 and 2002 (the "Track Base"), provided, however, that the Track Business Contingent Earnout Payment shall not be less than $2,000,000 annually, and provided further that if less than all the shares of Exchange Stock are delivered to the Disbursing Agent subject to the election to receive the Contingent Consideration under Section 1.04(b) of this Agreement, then the Track Business Contingent Earnout Payment and such $2,000,000 amount shall be reduced by a pro rated amount, which amount shall equal (x) 100% less (y) the percentage of the Exchange Shares designated in all Notices of Election to receive the Contingent Consideration. Not later than ten (10) business days after EBITDA, and thus the amount of Track Business Contingent Earnout Payment due for a particular calendar year, has been established, Parent will deposit the Track Business Contingent Earnout Payment for that year with the Disbursing Agent in cash or other immediately available funds in trust for the benefit of the persons who held shares of Common Stock in the Company as of the Record Date and elected to receive the Adjusted Merger Consideration. The Disbursement Agent will disburse the Track Business Contingent Earnout Payment to those persons who were record owners of the Company's Common Stock as of the Record Date (each a "Prior Holder") and elected to receive the Contingent Consideration as follows: with respect to each Exchange Share for which the Prior Holder elected the Contingent Consideration, the Prior Holder will receive a fraction of the Track Business Contingent Earnout Payment in which the numerator is 1 and the denominator is the total number of Exchange Shares for which all Prior Holders elected the Contingent Consideration. Unless and until there has been a Triggering Event, Parent shall have no obligations and no person shall have any rights with respect to a Track Business Contingent Earnout Payment. For purposes of this Agreement, Triggering Event shall mean (i) state or federal legislation shall have been enacted that permits the Company to operate enhanced forms of gaming not permitted by law as of the Effective Date, exclusive of parimutuel or internet wagering, at Scioto Downs; and (ii) the Company shall have in fact commenced operating such enhanced forms of gaming at Scioto Downs. For purposes of the Track Business Contingent Payments described above, the term "EBITDA" will mean, for any period, the Company's earnings before interest, taxes, depreciation and amortization as determined by Parent's independent auditors, whose determination shall be final, absent manifest error. For purposes of establishing the Track Base, EBITDA will mean, for any period, the Company's earnings before interest, taxes, depreciation and amortization as determined by the Company's independent auditors, whose determination shall be final, absent manifest error. Notwithstanding anything in this Agreement to the contrary, no person shall have any right to any portion of a Track Business Contingent Earnout Payment to the extent prohibited by applicable law, including but not limited to the Racing Laws. In the event a governmental authority determines that receipt of a portion of a Track Business Contingent Earnout Payment is prohibited, absent receipt of a license issued by such governmental authority, then for a period of one (1) year from the date of such determination (the "Licensing Period"), the Disbursement Agent will continue to hold the Track Business Contingent Earnout Payment in trust. During the Licensing Period, any Prior Holder who obtains all necessary governmental approvals to receive a portion of a Track Business

2

  Contingent Earnout Payment (each an "Eligible Prior Holder") shall receive such Eligible Prior Holder's allocable share of the Track Business Contingent Earnout Payment (calculated as set forth above) promptly upon providing to the Disbursing Agent evidence of such approvals in a form reasonably satisfactory to Parent. Upon the expiration of the Licensing Period, Parent shall be entitled to require the Disbursing Agent to deliver to it any funds that had been made available to the Disbursing Agent and not disbursed to Prior Holders (including, without limitation, all interest and other income received by the Disbursing Agent in respect of all such funds). Upon expiration of the Licensing Period, Parent shall deposit with the Disbursing Agent in trust for the benefit of any Prior Holder who, during the Licensing Period shall not have become an Eligible Prior Holder (each an "Ineligible Prior Holder") in cash or other immediately available funds an amount equal to $15.00 per share of the Company's Common Stock owned by such Ineligible Prior Holder as of the Effective Date (the "Alternative Payment"). Upon disbursement of the Alternative Payment by the Disbursing Agent, an Ineligible Prior Holder shall have no further rights pursuant to Section 1.04(b) of this Agreement."

        5.    Break Up Fee.    The Company agrees to pay Parent a fee equal to One Million Nine Hundred Thousand Dollars ($1,900,000.00) within two business days of the termination of this Agreement if:

          (a)   the Parent terminates the Agreement pursuant to clause (v) of Section 7.01; or

          (b)   the Agreement is terminated for any reason at a time in which Parent was not in material breach of its representations, warranties, covenants and agreements contained in the Agreement and was entitled to terminate this Agreement pursuant to clause (iv) or (vi) of Section 7.01; provided that, in the event of the foregoing: (A) prior to the time of the Special Meeting, a proposal by a third party relating to an Acquisition Transaction had been publicly proposed or publicly announced; and (B) on or prior to the 12th month anniversary of the termination of this Agreement, the Company or any of its subsidiaries or affiliates enters into an agreement or letter of intent (or resolves or announces an intention to do so) with respect to an Acquisition Transaction involving a person, entity or group if such person, entity or group (or any member of such group, or any affiliate of any of the foregoing) made a proposal with respect to an Acquisition Transaction on or after the date hereof and prior to the Special Meeting and such Acquisition Transaction is consummated.

        6.    Entire Agreement.    Except as expressly amended or modified by the terms of this Amendment, the Agreement shall remain unmodified and in full force and effect.

3

        IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, or have caused this Amendment to be duly executed with legal and binding effect by their respective authorized officers, in their individual capacity, as of the date first written above.

SCIOTO DOWNS, INC.
By:	/s/ Edward T. Ryan Name: Edward T. Ryan Title: President
MTR GAMING GROUP, INC.
By:	/s/ Edson R. Arneault Name: Edson R. Arneault Title: President and Chief Executive Officer
RACING ACQUISITION, INC.
By:	/s/ Edson R. Arneault Name: Edson R. Arneault Title: President

4

AMENDMENT NO. 3 TO AGREEMENT AND PLAN OF MERGER

        Amendment No.3, dated as of June 25, 2003 (this "Amendment") to the Agreement and Plan of Merger entered into as of December 23, 2002, and as amended by that certain Amendment No. 1 to Agreement and Plan of Merger dated as of February 24, 2003, and that certain Amendment No. 2 to Agreement and Plan of Merger dated as of May 5, 2003 (collectively, the "Agreement") by and among MTR Gaming Group, Inc., a Delaware corporation ("Parent"), Racing Acquisition, Inc., an Ohio corporation and wholly owned subsidiary of Parent ("Merger Subsidiary"), and Scioto Downs, Inc., an Ohio corporation (the "Company"). Parent, Merger Subsidiary and the Company are referred to collectively herein as (the "Parties").

RECITALS

        WHEREAS, as described herein, the Parties would like to make certain clarifying and substantive amendments to the Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements as set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, hereby agree as follows:

        1.    Incorporation.    The recitals set forth above are incorporated herein as though more fully set forth. And, unless otherwise provided, all defined terms shall have the meaning ascribed in the Agreement.

        2.    Substitution of Section 1.05(a).    Section 1.05(a) of the Agreement is hereby replaced and superceded by the following:

  (a) Prior to the mailing of the Proxy Statement (as herein defined) to the Company's shareholders, Parent shall appoint a bank or trust company reasonably satisfactory to the Company, to act as disbursing agent (the "Disbursing Agent") for the payment of the Merger Consideration upon surrender of the Certificates and payment of the Adjusted Merger Consideration, including any Contingent Consideration, as provided herein, provided, however, that Huntington National Bank of Columbus, Ohio, or such other bank that shall be reasonably satisfactory to the Company, shall be the depository (the "Depository") of the Merger Consideration, and the Adjusted Merger Consideration, including any Contingent Consideration. Parent will enter into a disbursing agent agreement with the Disbursing Agent, in form and substance reasonably acceptable to the Company. Prior to the Effective Time, Parent shall deposit or cause to be deposited with the Depository and disbursed by the Disbursing Agent in trust for the benefit of the Company's shareholders, cash in an aggregate amount necessary to make the payments pursuant to Section 1.04(b) to holders of the Exchange Stock (such amounts being hereinafter referred to as the "Exchange Fund"). The Disbursing Agent shall invest the Exchange Fund, as the Surviving Corporation directs, in direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of all principal and interest, or a combination thereof, provided that, in any such case and subject to the obligation to effect payment of the Merger Consideration pursuant to Section 1.05(b), no such instrument shall have a maturity exceeding three months, or in the absence of such direction, maintain the Exchange Fund with the Depository. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Corporation. The Exchange Fund shall be used only as provided in this Agreement.

        3.    Substitution of Section 1.05(b).    Section 1.05(b) of the Agreement is hereby replaced and superceded by the following:

  (b) Concurrently with the mailing of the Proxy Statement to the Company's shareholders, the Company shall mail or cause to be mailed to each person who is a record holder of the Exchange Stock, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Disbursing

  Agent) and any other appropriate materials and instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration including, without limitation, a Notice of Election pursuant to Section 1.04(b) of this Agreement and written instructions regarding the completion and timely return of such Notice to the Disbursing Agent. Upon surrender to the Disbursing Agent of a Certificate, together with such letter of transmittal duly executed and such other documents as may be reasonably required by the Disbursing Agent, the holder of such Certificate shall be paid promptly after the end of the 30 day period immediately following the Effective Time in exchange for cash in an amount equal to the product of the number of shares of Common Stock represented by such Certificate multiplied by the Merger Consideration or Adjusted Merger Consideration, as the case may be, and each such Certificate shall be cancelled. No interest will be paid or accrue on the cash payable upon the surrender of the Certificates. Until surrendered in accordance with this Section 1.05, each Certificate (other than Certificates representing Treasury Stock) shall represent for all purposes only the right to receive the Merger Consideration or Adjusted Merger Consideration in cash multiplied by the number of shares of Company Common Stock evidenced by such Certificate without any interest thereon, and, for those Record Holders who have elected to receive the Adjusted Merger Consideration, the right to receive the Contingent Consideration if any is to be paid.

        4.    Substitution of Section 5.12.    As a clarification of the Agreement and not as a substantive change, Section 5.12 of the Agreement is hereby replaced and superceded by the following:

  "Section 5.12.    Track Business Contingent Earnout Payment.    Track Business Contingent Earnout Payment shall mean, for each of ten (10) calendar years beginning on January 1 of the year next following the year in which the Triggering Event (as defined below) occurs (the "Contingent Payment Period"), an amount equal to ten percent (10%) of the amount by which EBITDA (defined below) for the Company for each calendar year of the Contingent Payment Period exceeds the amount of $(213,254) (the "Track Base"), provided, however, that the Track Business Contingent Earnout Payment shall not be less than $2,000,000 annually, and provided further that if less than all the shares of Exchange Stock are delivered to the Disbursing Agent subject to the election to receive the Contingent Consideration under Section 1.04(b) of this Agreement, then the Track Business Contingent Earnout Payment and such $2,000,000 amount shall be reduced by a pro rated amount, which amount shall equal (x) 100% less (y) the percentage of the Exchange Shares designated in all Notices of Election to receive the Contingent Consideration. Not later than ten (10) business days after EBITDA, and thus the amount of Track Business Contingent Earnout Payment due for a particular calendar year, has been established, Parent will deposit the Track Business Contingent Earnout Payment for that year with the Depository in cash or other immediately available funds to be disbursed in trust by the Disbursing Agent for the benefit of the persons who held shares of Common Stock in the Company as of the Record Date and elected to receive the Adjusted Merger Consideration. The Disbursement Agent will disburse the Track Business Contingent Earnout Payment to those persons who were record owners of the Company's Common Stock as of the Record Date (each a "Prior Holder") and elected to receive the Contingent Consideration as follows: with respect to each Exchange Share for which the Prior Holder elected the Contingent Consideration, the Prior Holder will receive a fraction of the Track Business Contingent Earnout Payment in which the numerator is 1 and the denominator is the total number of Exchange Shares for which all Prior Holders elected the Contingent Consideration. Unless and until there has been a Triggering Event, Parent shall have no obligations and no person shall have any rights with respect to a Track Business Contingent Earnout Payment. For purposes of this Agreement, Triggering Event shall mean (i) state or federal legislation shall have been enacted that permits the Company to operate enhanced forms of gaming not permitted by law as of the Effective Date, exclusive of parimutuel or internet wagering, at Scioto Downs; and (ii) the Company shall have in fact commenced operating such enhanced forms of gaming at Scioto Downs. For purposes of the Track Business Contingent Payments described above, the term

2

  "EBITDA" will mean, for any period, the Company's earnings before interest, taxes, depreciation and amortization as determined by Parent's independent auditors, whose determination shall be final, absent manifest error. Notwithstanding anything in this Agreement to the contrary, no person shall have any right to any portion of a Track Business Contingent Earnout Payment to the extent prohibited by applicable law, including but not limited to the Racing Laws. In the event a governmental authority determines that receipt of a portion of a Track Business Contingent Earnout Payment is prohibited, absent receipt of a license issued by such governmental authority, then for a period of one (1) year from the date of such determination (the "Licensing Period"), the Disbursing Agent will continue to hold the Track Business Contingent Earnout Payment in trust. During the Licensing Period, any Prior Holder who obtains all necessary governmental approvals to receive a portion of a Track Business Contingent Earnout Payment (each an "Eligible Prior Holder") shall receive such Eligible Prior Holder's allocable share of the Track Business Contingent Earnout Payment (calculated as set forth above) promptly upon providing to the Disbursing Agent evidence of such approvals in a form reasonably satisfactory to Parent. Upon the expiration of the Licensing Period, Parent shall be entitled to require the Disbursing Agent to deliver to it any funds that had been made available to the Disbursing Agent and not disbursed to Prior Holders (including, without limitation, all interest and other income received by the Disbursing Agent in respect of all such funds). Upon expiration of the Licensing Period, Parent shall deposit with the Depository an amount in cash or other immediately available funds, to be disbursed by the Disbursing Agent in trust for the benefit of any Prior Holder who, during the Licensing Period, shall not have become an Eligible Prior Holder (each an "Ineligible Prior Holder"), such amount to equal $15.00 per share of the Company's Common Stock owned by such Ineligible Prior Holder as of the Effective Date (the "Alternative Payment"). Upon disbursement of the Alternative Payment by the Disbursing Agent, an Ineligible Prior Holder shall have no further rights pursuant to Section 1.04(b) of this Agreement."

        5.    Entire Agreement. Except as expressly amended or modified by the terms of this Amendment, the Agreement shall remain unmodified and in full force and effect.

3

        IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, or have caused this Amendment to be duly executed with legal and binding effect by their respective authorized officers, in their individual capacity, as of the date first written above.

SCIOTO DOWNS, INC.
By:	/s/ Edward T. Ryan Name: Edward T. Ryan Title: President
MTR GAMING GROUP, INC.
By:	/s/ Edson R. Arneault Name: Edson R. Arneault Title: President and Chief Executive Officer
RACING ACQUISITION, INC.
By:	/s/ Edson R. Arneault Name: Edson R. Arneault Title: Presidentql]

4

ATTACHMENT II

RIGHTS OF DISSENTING SHAREHOLDERS
Section 1701.85 of the Ohio Revised Code

        § 1701.85 Dissenting shareholder's demand for fair cash value of shares.

        (A)(1)  A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

        (2)   If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

        (3)   The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 [1701.80.1] of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

        (4)   In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

        (5)   If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

        (B)  Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

        (C)  If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

2

        (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

          (a)   The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

          (b)   The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

          (c)   The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

          (d)   The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

        (2)   For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

        (E)  From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

3

ATTACHMENT III
FORM OF CONTINGENT EARNOUT PARTICIPATION RIGHT CERTIFICATE

MTR GAMING GROUP, INC.
Incorporated under the Laws of the State of Delaware
SEE LEGENDS BELOW

CONTINGENT EARNOUT PARTICIPATION RIGHTS

Number of Rights:	Certificate Number:
THIS CERTIFIES THAT

is the owner of

CONTINGENT EARNOUT PARTICIPATION RIGHTS ("CEP Rights") issued by MTR Gaming Group, Inc. ("MTR") each such CEP Right being subject to the terms set forth herein and in the Agreement and Plan of Merger dated December 23, 2002, as amended (the "Merger Agreement"), by and among MTR, Racing Acquisition, Inc. ("RAI"), a wholly owned subsidiary of MTR, and Scioto Downs, Inc. ("Scioto").

    THE CEP RIGHTS REPRESENTED BY THIS CERTIFICATE ARE NOT TRANSFERABLE EXCEPT AS SHALL BE PERMITTED BY APPLICABLE LAWS OF DESCENT AND ESTATE.

    SUBJECT TO THE TERMS HEREOF AND THE MERGER AGREEMENT, THE CEP RIGHTS REPRESENTED BY THIS CERTIFICATE ARE TRANSFERABLE ON THE BOOKS OF MTR IN PERSON OR BY ATTORNEY UPON SURRENDER OF THIS CERTIFICATE DULY ENDORSED OR ASSIGNED. THIS CERTIFICATE AND THE CEP RIGHTS REPRESENTED HEREBY ARE SUBJECT TO THE LAWS OF THE STATE OF DELAWARE, AND TO THE CERTIFICATE OF INCORPORATION AND BY-LAWS OF MTR, AS NOW OR HEREAFTER AMENDED. THE CEP RIGHTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO MTR'S RIGHT OF REPURCHASE FROM A DISQUALIFIED HOLDER AS PROVIDED BY MTR'S CERTIFICATE OF INCORPORATION AS AMENDED. THE CEP RIGHTS REPRESENTED HEREBY ARE NOT VALID UNTIL COUNTERSIGNED BY MTR'S TRANSFER AGENT.

    THE CEP RIGHTS REPRESENTED BY THIS CERTIFICATE MAY BE SURRENDERED AT ANY TIME BY THE REGISTERED HOLDER HEREOF BY DELIVERY OF THIS CERTIFICATE TO MTR'S TRANSFER AGENT DULY EXECUTED BY SUCH HOLDER EXACTLY IN THE NAME OF SUCH HOLDER APPEARING HEREON. RECEIPT OF THIS CERTIFICATE BY THE TRANSFER AGENT DULY EXECUTED BY THE REGISTERED HOLDER HEREOF SHALL BE DEEMED A FINAL AND IRREVOCABLE SURRENDER OF THIS CERTIFICATE AND ALL RIGHTS AND BENEFITS HEREUNDER.

    THE RESALE OR OTHER TRANSFER OF THE CEP RIGHTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, ("THE ACT") AND ARE "RESTRICTED SECURITIES' AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE CEP RIGHTS MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO THE TERMS OF SUCH RIGHTS AND PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO THE TERMS OF SUCH RIGHTS AND AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF MTR.

    MTR WILL FURNISH TO ANY CEP RIGHTSHOLDER, UPON REQUEST AND WITHOUT CHARGE, A FULL COPY OF MTR'S CERTIFICATE OF INCORPORATION AS AMENDED AND THE MERGER AGREEMENT. SUCH REQUEST MAY BE MADE TO THE SECRTARY OF MTR.

    WITNESS the facsimile Signature of MTR's duly authorized officers.

Dated:	, 2003
MTR GAMING GROUP, INC.
Edson R. Arneault President & CEO
Rose Mary Williams Secretary
Countersigned:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY JERSEY CITY, NJ TRANSFER AGENT
		By:	Authorized Officer

THIS CERTIFICATE AND ALL RIGHTS HEREUNDER ARE HEREBY SURRENDERED BY THE HOLDER HEREOF:
Name:
Signature:
Date:

2

ATTACHMENT IV
OPINION OF CROWE CHIZEK & COMPANY, LLP

SCIOTO DOWNS, INC.

VLT OPERATIONS

OPINION OF VALUE

December 9, 2002

Mr. John J. Chester, Director
Mr. Roderick H. Willcox, Secretary
Scioto Downs, Inc.
c/o Chester Willcox & Saxbe LLP
17 South High Street
Suite 900
Columbus, Ohio 43215-3413

Dear Messrs. Chester and Willcox:

        Crowe, Chizek and Company LLP has been engaged to assist Scioto Downs, Inc. ("SD" or "the Company" in its consideration of financial issues related to the introduction of video lottery terminals ("VLTs") to Ohio. SD operates a harness racing facility in Columbus, Ohio. Under consideration by SD's board of directors are outside offers to purchase SD and to provide contingent payments in the event that trackside VLTs are legalized in Ohio.

        Under consideration by SD are two separate offers. The first offer is from MTR Gaming Group ("MTR"). The MTR offer is to acquire the stock of SD for $16 per share. In addition, it is our understanding that the MTR proposal provides for the payment to the current shareholders of ten percent of the earnings before interest, taxes, depreciation and amortization (EBITDA) for a period of ten years commencing on January 1 after gaming has commenced with a minimum payment of two million dollars per year. The second offer is from Heartland Jockey Club, Ltd. ("Heartland"). It is our understanding that the Heartland offer provides for a purchase price of $15.5 million for the assets of SD, plus one percent of the gross proceeds from VLTs of up to $15.5 million, for a total of $31 million.

        The assistance you have requested from us to this point consists of the following:

  (1)
  Provide an opinion of the fair market value of the potential payments from MTR in the event that VLTs are legalized.

  (2)
  Provide an opinion of the fair market value of the VLT operations, if operated by SD.

        Please note that our opinions are subject to the assumptions and limiting conditions as outlined in our engagement letter of November 14, 2002 and as repeated in this letter.

Summary of Opinions

  1.
  In our opinion, the range of fair market value of the potential earn out is from $8.8 to $10.8 million. On Exhibit 1 we have discounted the payments from MTR using an 18 percent discount rate to arrive at this value range. Our opinion assumes that VLTs will have no effect on SD's racing operations throughout the 10 year period.

  2.
  It is our opinion that the VLTs' fair market value is approximately $40 million. We developed two indicators of value to provide a basis for our opinion. The development of these indicators is described below.

Discounted Net Cash Flows Method

        Under the income approach to valuation, we employed the discounted net cash flows method to obtain an indicator of value. The discounted net cash flows method utilizes an estimate of future net cash flows over a period of years sufficient to reach stability of the business. The estimated future net cash flows are converted to a value indicator by determining the present value using a discount rate. The discount rate is based upon the nature of the business, the overall level of risk, and the expected

1

stability of the estimated cash flows. The higher the level of overall risk, the higher the discount rate, and the lower the enterprise value.

        Because Scioto Downs and the gaming industry employ different capital structures, we utilized the discounted net cash flows method to first obtain a value indicator for the Company's invested capital (interest bearing debt and equity). By subtracting its interest bearing debt, it is possible to obtain a value indicator for the Company's equity. Invested capital or "debt free" methods are more appropriate than equity or "net of debt" methods when appraising companies with capital structures that differ from structures that are typically employed in the company's industry.

Normalized Net Cash Flows

        To develop estimates of SD's VLT operations' future operations, we utilized the estimated revenue as reported by Crowe Chizek in its Updated Market Assessment and Gaming Revenue Analysis of Proposed Video Lottery Terminal Machines at Ohio Racecourses dated April 2, 2001, prepared for RH Resources, including any subsequent updates thereto which have been delivered to and accepted by RH Resources ("the RH Report"). Use of this hypothetical revenue estimate was agreed to by Scioto Downs' management. We also utilized expense assumptions prepared by SD's management, except for interest expense and for depreciation expense. Interest expense is estimated on a loan of $35 million, payable at 8 percent over 10 years. Depreciation expense is estimated based on a 30 year straight line basis. Exhibit 2 and 3 present SD's VLT operations' estimated income statements and statements of net cash flows, respectively.

Discount and Capitalization Rate

        We developed a discount and capitalization rate for invested capital by first estimating the discount rate on debt capital and on equity capital. These discount rates were then weighted by the industry median composition of debt and equity capital. The before tax cost of debt was estimated at 8 percent.

        A discount rate for SD's equity of 18 percent was developed using the capital asset pricing model (CAPM). Under this method, a premium for investment risk associated with the guideline publicly traded companies (discussed in a subsequent report section) in the subject company's industry is added to a risk free rate. The risk free rate is considered to be the yield to maturity (as of the valuation date) on a long term U.S. Treasury security. Additional premiums are then added to consider the subject company's size and specific risks.

        Under the CAPM method, the premium for investment risk was developed by applying the guideline companies' median beta (a measure of a stock's price volatility versus the price volatility of the entire stock market) to the historical equity risk premium (representing the higher returns achieved on investments in equity securities versus risk free securities). A size premium was added based on the higher historical returns achieved by stocks of low capitalization companies (as measured by the market value of equity) versus larger companies. The premium for the additional risk of an investment in SD was based on the Company's risk assessment. The risk associated with the hypothetical estimated revenues from VLT operations is medium to high, according to the preparers of the RH Report. We have incorporated this risk assessment in our appraisal. Accordingly, analysis of the financial and economic conditions affecting the Company, its industry, and the general and area economy was not considered relevant to our analysis.

        As shown on Exhibit 4, a weighted average cost of capital discount rate of 10.2 percent was developed for SD. Since it was developed from data on minority interests in publicly traded (marketable) securities, the discount rate is applicable to a marketable minority interest. However, since SD's net cash flows have been estimated on a controlling interest basis, we considered the resulting value indicator to be applicable to a controlling interest level of value. Because the subject of

2

this appraisal is a privately held minority interest, adjustments for lack of control and for lack of marketability are considered and discussed below.

Value Indicator

        Exhibit 4 shows the value indicator developed for the subject interest under the discounted net cash flows method. Each year's net cash flow is multiplied by a present value factor to obtain its present value. Net cash flow for the terminal year is capitalized, and then discounted to obtain its present value.

        Interest bearing debt is subtracted from the invested capital value indicator to obtain an indicator of value for SD's equity. Since SD's net cash flow already reflects the income associated with a controlling interest, an additional adjustment for control was not considered necessary. We did adjust the enterprise value indicator for its lack of marketability, as discussed below.

        Adjustments for lack of marketability are made in recognition of the fact that, in general, investments in controlling interests in publicly held enterprises are less liquid and not as marketable as are minority investments in publicly traded companies. Factors to consider when establishing the size and appropriateness of adjustments for lack of marketability include restrictions on transfers, the amount of dividends, the prospect of a subsequent public offering, the existence of "put" options, the availability of a limited market (such as an ESOP) for the interest, the size of the block of stock under considerations, the size of other ownership interests, the existence of a buy/sell agreement, and the overall attractiveness of the investment.

        Studies to determine the appropriate range of marketability adjustments are based on sales of restricted public stock and studies of private transactions prior to public offering. The results of these studies provide average adjustments of from 20 percent to over 60 percent to reflect the lack of marketability of minority interests. At issue here is the adjustment for a 100 percent interest. It is generally true that, all else being equal, an investor would tend to prefer an investment over which he or she could exercise some degree of control versus one in which there was no control. The practice aid "Conducting a Valuation of a Closely Held Business", issued by the American Institute of Certified Public Accountants states "The practitioner should also be aware that a control value may reflect a DLOM (discount for lack of marketability), although it would probably be smaller than a DLOM attributable to minority shares. Since a minority interest is more difficult to sell than a controlling interest, the DLOM is usually larger for minority interests". In consideration of these factors, a 10 percent adjustment for lack of marketability was subtracted from the enterprise value indicator.

        As shown on Exhibit 4, $42,000,000 is the enterprise value indicator for the subject interest in SD under the discounted net cash flows method.

Guideline Publicly Traded Company Method

        The guideline publicly traded company method was next employed to develop a value indicator for the subject interest in SD. This method under the market approach is based on the consideration of trading prices of publicly held stocks of guideline companies. Criteria for establishing the relevance of guideline companies to Scioto Downs from an investment standpoint include size, financial results, and the basic nature of the investment. A brief description of each company is as follows:

  •
  MTR Gaming Group owns and operates gaming and hotel properties in West Virginia and Nevada.

  •
  Penn National Gaming is a diversified, multi-jurisdictional owner and operator of gaming properties, as well as horse racetracks and associated off-track wagering facilities.

3

  •
  Argosy Gaming is an owner and operator of riverboat casinos located in the central United States. Argosy opened the first casino in the markets of St. Louis, Missouri, Baton Rouge, Louisiana, and Sioux City, Iowa.

  •
  Aztar Corporation is an experienced developer and operator of casinos. The company has casino, hotel and riverboat facilities in major gaming sites in the U.S. designed to serve the unique demographics of its particular market.

  •
  Isle of Capris Casinos develops, owns and operates branded gaming facilities and related lodging and entertainment facilities in growing markets in the United States. It owns and operates facilities in Louisiana, Mississippi, Missouri, Iowa and Nevada.

  •
  Pinnacle Entertainment is a diversified gaming company that owns and operates seven casinos (four with hotels) in Indiana, Louisiana, Mississippi, Nevada and Argentina and is pursuing the development of a hotel and casino resort in Lake Charles, Louisiana.

  •
  Hollywood Casino Corporation develops, owns and operates distinctively themed casino entertainment facilities under the service mark Hollywood Casino. It owns and operates entertainment and casino facilities in Illinois, Mississippi, Tennessee and Louisiana.

  •
  Boyd Gaming Corp. is a multi-jurisdictional gaming company which currently owns or operates twelve casino entertainment facilities. The company delivers value to its customers through providing service in an inviting and entertaining environment.

  •
  Alliance Gaming Corp. is a diversified, worldwide gaming company that designs, manufactures and distributes gaming machines and computerized monitoring systems for gaming machines. The company owns and manages a significant installed base of gaming machines and owns and operates two casinos.

        While none of the guideline companies is exactly comparable to SD, we believe that collectively the group affords a reasonable basis for comparison. Exhibit 5 shows several measures of market value in terms of multiples of revenues as well as multiples of several earnings indicators. As of the appraisal date, the group's median invested capital multiple is 7.78 times trailing 12 months EBITDA. Exhibit 6 shows the application of the guideline publicly traded company method to arrive as a value indicator for SD. A multiple of invested capital to EBITDA is employed. A lower multiple is used because SD is smaller than the guideline companies.

        On Exhibit 6, SD's interest bearing debt is subtracted to obtain an unadjusted equity value indicator. The guideline company multiples reflect the pricing of minority interests in publicly traded companies. Since the subject of this appraisal is a controlling interest in a publicly traded company, it is necessary to consider adjustments for control and for lack of marketability. As with the discounted net cash flows method, we did not consider it necessary to add an adjustment to reflect the additional value associated with a controlling interest versus a minority interest in SD. This is because the Company's EBIDA already reflects the returns associated with a controlling interest. However, the value indicator was reduced to reflect the lack of marketability associated with a controlling interest in a publicly traded company. The adjustment of 10 percent is the same as was applied under the discounted net cash flow method. The basis for this adjustment has been previously described in that report section. As shown, a $37,000,000 value indicator results from the application of the guideline publicly traded company method.

Summary and Conclusion

        As shown on Exhibit 7, our opinion of the fair market value of the subject interest in SD as of the appraisal date is approximately $40 million. In arriving at the opinion of value, we considered the

4

discounted net cash flows method and the guideline publicly traded company method to be of equal importance.

Assumptions and Limiting Conditions and Certification

Assumptions and Limiting Conditions

  •
  The historical and prospective financial information presented in the Exhibits is included solely to assist in the development of the value conclusions presented in this report, and should not be used to obtain credit or for any other purpose. Because of the limited purpose of this presentation, it may be incomplete and may contain departures from generally accepted accounting principles. We have not audited, reviewed, or compiled this presentation and express no assurance on it.

  •
  We have accepted the financial information of the Company without additional verification.

  •
  As part of our analysis, we have utilized the estimated revenue as reported by Crowe Chizek in its Updated market Assessment and Gaming Revenue Analysis of Proposed Video Lottery Terminal Machines at Ohio Racecourses dated April 2, 2001, prepared for RH Resources, including any subsequent updates thereto which have been delivered to and accepted by RH Resources ("the RH Report"). Use of this hypothetical revenue estimate was agreed to by Scioto Downs' management. We have also assumed that a medium to high level of risk is associated with this hypothetical revenue estimate, as per the preparers of the RH Report.

  •
  We have utilized the cost of operations developed by Scioto Downs including the number of VLTs, hours of operation, and costs incurred per VLT.

  •
  We have assumed the construction of a $35 million separate gaming facility to house the VLTs, per the estimate of Scioto Downs' management.

  •
  We have based the estimates of future financial results as included in the report in part upon information provided by management. While the information appears to provide a reasonable basis for our valuation, we have not compiled or examined it according to professional accounting standards.

  •
  Management is unaware of any significant environmental factors which would result in a detrimental impact on the value of the subject interest. Crowe, Chizek and Company LLP is not qualified to perform an environmental audit, and has conducted the foregoing analysis under the assumption that there are no environmental situations which would diminish the subject interests' values.

  •
  Our analysis has been based upon estimates and hypothetical assumptions regarding the proposed addition of VLTs, including those assumptions used in the preparation of the RH Report. We are under no obligation to update our work to reflect changes in those assumptions or variances between the assumptions and actual financial results.

  •
  Advice and services rendered by Crowe Chizek pursuant to this engagement letter are for the benefit of the Board of Directors of Scioto Downs only and solely for the purposes described. No advice rendered by Crowe Chizek, whether formal or informal, may be publicly disclosed in whole or in part or summarized, excerpted from, or otherwise publicly referred to or relied upon without Crowe Chizek's prior written consent. In addition, Crowe Chizek may not be otherwise publicly referred to without its prior written consent. Notwithstanding the foregoing, the Company may, upon the advise of its legal counsel and after advising and consulting with Crowe Chizek, disclose information as necessary to meet its SEC or NYSE disclosure obligations or as otherwise compelled by law or court order.

5

  •
  Crowe, Chizek and Company LLP does not purport to be a guarantor of value. The valuation of closely held companies is an imprecise science, with value being a question of fact, and reasonable people can differ in their opinions of value. Crowe, Chizek and Company LLP has, however, used conceptually sound and commonly accepted methods and procedures of valuation in determining the opinion of value in this report. Crowe Chizek shall have no liability for any decisions or valuations you make which are based on such information.

  •
  The valuation analysts, by reason of performing this appraisal and preparing this report, are not required to give expert testimony nor to be in attendance in court or at any government hearing with reference to the matters contained herein, unless prior arrangements have been made with Crowe, Chizek and Company LLP regarding such additional engagement.

Certification

        We certify that, to the best of our knowledge and belief:

  •
  The statements of fact contained in this report are true and correct.

  •
  The reported analysis, opinions and conclusions are limited only by the reported assumptions and limiting conditions, and our personal, impartial and unbiased professional analyses, opinions and conclusions.

  •
  We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest with respect to the parties involved.

  •
  We have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.

  •
  Our engagement in this assignment was not contingent upon developing or reporting predetermined results.

  •
  Our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

  •
  Our analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

  •
  No one provided significant outside professional assistance to the preparers of this report, James A. Gravitt, CPA, ABV, CBA, and William D. Probus, CPA, ABV.

  Crowe, Chizek and Company LLP

Louisville, Kentucky
December 9, 2002

6

Exhibit 1

Scioto Downs, Inc.
Payment From VLT Operations Per MTR Proposal
Years Ended October 31
Based on Hypothetical Revenues Agreed To By Scioto Downs

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
Estimated EBITDA from VLTs (1)	10,198,601	10,504,560	10,819,699	11,144,288	11,478,617	11,822,977	12,177,664	12,542,992	12,919,286	13,306,863
Plus estimated EBITDA from racing (2)	(220,326)	(220,326)	(220,326)	(220,326)	(220,326)	(220,326)	(220,326)	(220,326)	(220,326)	(220,326)

Subtotal	9,978,275	10,284,234	10,599,373	10,923,962	11,258,291	11,602,651	11,957,338	12,322,666	12,698,960	13,086,537
Baseline EBITDA	(220,326)	(220,326)	(220,326)	(220,326)	(220,326)	(220,326)	(220,326)	(220,326)	(220,326)	(220,326)

Difference	10,198,601	10,504,560	10,819,699	11,144,288	11,478,617	11,822,977	12,177,664	12,542,992	12,919,286	13,306,863
Percent of difference	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%
Calculated payment	1,019,860	1,050,456	1,081,970	1,114,429	1,147,862	1,182,298	1,217,766	1,254,299	1,291,929	1,330,686
Minimum payment	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Larger of calculated or minimum payment	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Discount rate	18.0%	18.0%	18.0%	18.0%	18.0%	18.0%	18.0%	18.0%	18.0%	18.0%
Net present value factor	0.9206	0.7801	0.6611	0.5603	0.4748	0.4024	0.3410	0.2890	0.2449	0.2075
Annual net present value	1,841,200	1,560,200	1,322,200	1,120,600	949,600	804,800	682,000	578,000	489,800	415,000
Total net present value	9,763,400
90 percent of total net present value	8,787,060
110 percent of total net present value	10,739,740

Notes:

(1)
Based on hypothetical revenues agreed to by Scioto Downs. See Exhibit 2
(2)
Average of 2000 - 2002 (estimated)

See Assumptions and Limiting Conditions in the attached report

Exhibit 2

Scioto Downs, Inc.
VLT Operations
Estimated Income Statements
Based on Hypothetical Revenues Agreed To By Scioto Downs
Years Ended October 31

	First Year Percent of Revenues	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	Compound Annual Growth %
Total revenues(1)	100.00%	92,295,042	95,063,893	97,915,810	100,853,284	103,878,883	106,995,249	110,205,106	113,511,259	116,916,597	120,424,095	3.0%
Cost of sales:
License fee	47.00%	43,378,670	44,680,030	46,020,431	47,401,043	48,823,075	50,287,767	51,796,400	53,350,292	54,950,801	56,599,325	3.0%
Equipment/lottery operations	6.75%	6,229,915	6,416,812	6,609,317	6,807,597	7,011,825	7,222,179	7,438,844	7,662,010	7,891,870	8,128,626	3.0%

Subtotal — payments to lottery	53.75%	49,608,585	51,096,842	52,629,748	54,208,640	55,834,900	57,509,946	59,235,244	61,012,302	62,842,671	64,727,951	3.0%
Purses	10.00%	9,229,504	9,506,389	9,791,581	10,085,328	10,387,888	10,699,525	11,020,511	11,351,126	11,691,660	12,042,410	3.0%
Problem gambling fund	0.50%	461,475	475,319	489,579	504,266	519,394	534,976	551,026	567,556	584,583	602,120	3.0%
Municipality	1.00%	922,951	950,640	979,158	1,008,534	1,038,789	1,069,953	1,102,051	1,135,112	1,169,166	1,204,241	3.0%

Subtotal — payments to others	11.50%	10,613,930	10,932,348	11,260,318	11,598,128	11,946,071	12,304,454	12,673,588	13,053,794	13,445,409	13,848,771	3.0%
Total cost of sales	65.25%	60,222,515	62,029,190	63,890,066	65,806,768	67,780,971	69,814,400	71,908,832	74,066,096	76,288,080	78,576,722	3.0%
Gross profit	34.75%	32,072,527	33,034,703	34,025,744	35,046,516	36,097,912	37,180,849	38,296,274	39,445,163	40,628,517	41,847,373	3.0%
Operating expenses:
Management	3.00%	2,768,851	2,851,917	2,937,474	3,025,599	3,116,366	3,209,857	3,306,153	3,405,338	3,507,498	3,612,723	3.0%
Payroll	6.56%	6,054,555	6,236,191	6,423,277	6,615,975	6,814,455	7,018,888	7,229,455	7,446,339	7,669,729	7,899,821	3.0%
Payroll taxes	1.64%	1,513,639	1,559,048	1,605,819	1,653,994	1,703,614	1,754,722	1,807,364	1,861,585	1,917,432	1,974,955	3.0%
Security	1.17%	1,079,852	1,112,248	1,145,615	1,179,983	1,215,383	1,251,844	1,289,400	1,328,082	1,367,924	1,408,962	3.0%
Uniforms	0.23%	212,279	218,647	225,206	231,963	238,921	246,089	253,472	261,076	268,908	276,975	3.0%
Office supplies and postage	0.23%	212,279	218,647	225,206	231,963	238,921	246,089	253,472	261,076	268,908	276,975	3.0%
Entertainment/travel	0.61%	563,000	579,890	597,286	615,205	633,661	652,671	672,251	692,419	713,191	734,587	3.0%
Landscaping/site costs	0.14%	129,213	133,089	137,082	141,195	145,430	149,793	154,287	158,916	163,683	168,594	3.0%
Utilities	1.78%	1,642,852	1,692,137	1,742,901	1,795,188	1,849,044	1,904,515	1,961,651	2,020,500	2,081,115	2,143,549	3.0%
Insurance	0.46%	424,557	437,294	450,413	463,925	477,843	492,178	506,943	522,152	537,816	553,951	3.0%
Real estate/property taxes	0.84%	775,278	798,537	822,493	847,168	872,583	898,760	925,723	953,495	982,099	1,011,562	3.0%
Advertising and promotion	4.70%	4,337,867	4,468,003	4,602,043	4,740,104	4,882,308	5,028,777	5,179,640	5,335,029	5,495,080	5,659,932	3.0%
Maintenance and cleaning	1.87%	1,725,917	1,777,695	1,831,026	1,885,956	1,942,535	2,000,811	2,060,835	2,122,661	2,186,340	2,251,931	3.0%
Depreciation(2)	1.26%	1,166,667	1,166,667	1,166,667	1,166,667	1,166,667	1,166,667	1,166,667	1,166,667	1,166,667	1,166,667	0.0%
All other	0.47%	433,787	446,800	460,204	474,010	488,231	502,878	517,964	533,503	549,508	565,993	3.0%

Total operating expenses	24.96%	23,040,593	23,696,810	24,372,712	25,068,895	25,785,962	26,524,539	27,285,277	28,068,838	28,875,898	29,707,177	2.9%
Income from operations	9.79%	9,031,934	9,337,893	9,653,032	9,977,621	10,311,950	10,656,310	11,010,997	11,376,325	11,752,619	12,140,196	3.3%
Other income/(expense):
Interest expense(3)	-2.94%	(2,713,923)	(2,516,232)	(2,302,133)	(2,070,263)	(1,819,148)	(1,547,191)	(1,252,662)	(933,687)	(588,237)	(214,115)	-24.6%
Other income/(expense)	0.00%	0	0	0	0	0	0	0	0	0	0	N/A

Total other income/expense	-2.94%	(2,713,923)	(2,516,232)	(2,302,133)	(2,070,263)	(1,819,148)	(1,547,191)	(1,252,662)	(933,687)	(588,237)	(214,115)	-24.6%
Income before taxes	6.85%	6,318,011	6,821,661	7,350,899	7,907,358	8,492,802	9,109,119	9,758,335	10,442,638	11,164,382	11,926,081	7.3%
Less income taxes(4)		(2,337,664)	(2,455,798)	(2,646,324)	(2,846,649)	(3,057,409)	(3,279,283)	(3,513,001)	(3,759,350)	(4,019,178)	(4,293,389)	7.0%

Net income		3,980,347	4,365,863	4,704,575	5,060,709	5,435,393	5,829,836	6,245,334	6,683,288	7,145,204	7,632,692	7.5%

Memo: EBITDA		10,198,601	10,504,560	10,819,699	11,144,288	11,478,617	11,822,977	12,177,664	12,542,992	12,919,286	13,306,863	3.0%

Notes:

(1)
Hypothetical revenues as agreed to by Scioto Downs' management
(2)
30 year straight line on $35 million facility. Excludes VLTs; these are assumed to be provided by Ohio
(3)
Based on a 10 year amortization of $35 million loan, 8 percent interest rate
(4)
Income taxes are computed at applicable state and federal rates

See Assumptions and Limiting Conditions in the attached report

Exhibit 3

Scioto Downs, Inc.
VLT Operations
Estimated Net Cash Flows
Based on Hypothetical Revenues Agreed To By Scioto Downs
Years Ended October 31

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	Terminal
Net income	3,980,347	4,365,863	4,704,575	5,060,709	5,435,393	5,829,836	6,245,334	6,683,288	7,145,204	7,632,692	7,861,673
Plus depreciation and amortization	1,166,667	1,166,667	1,166,667	1,166,667	1,166,667	1,166,667	1,166,667	1,166,667	1,166,667	1,166,667	1,201,667
Plus amortization	0	0	0	0	0	0	0	0	0	0	0
Plus other non cash items	0	0	0	0	0	0	0	0	0	0	0

Cash flow from operations	5,147,014	5,532,530	5,871,242	6,227,376	6,602,060	6,996,503	7,412,001	7,849,955	8,311,871	8,799,359	9,063,340
(Increase)/decrease in net working capital	(268,820)	(276,885)	(285,192)	(293,747)	(302,560)	(311,637)	(320,986)	(330,615)	(340,534)	(350,750)	(361,273)
(Increase)/decrease in fixed capital (1)	(1,209,065)	(1,209,065)	(1,209,065)	(1,209,065)	(1,209,065)	(1,209,065)	(1,209,065)	(1,209,065)	(1,209,065)	(1,209,065)	(1,245,337)
(Increase)/decrease in other assets
Increase/(decrease) in other liabilities
Increase/(decrease) in interest bearing debt/equity	(2,381,836)	(2,579,527)	(2,793,626)	(3,025,496)	(3,276,611)	(3,548,568)	(3,843,097)	(4,162,072)	(4,507,522)	(4,881,644)

Net cash flow to equity	1,287,293	1,467,053	1,583,359	1,699,068	1,813,824	1,927,233	2,038,853	2,148,203	2,254,750	2,357,900	7,456,730

Ratio of net cash flow to net income	32.3%	33.6%	33.7%	33.6%	33.4%	33.1%	32.6%	32.1%	31.6%	30.9%	94.8%
Memo: net cash flow to invested capital
Net cash flow to equity	1,287,293	1,467,053	1,583,359	1,699,068	1,813,824	1,927,233	2,038,853	2,148,203	2,254,750	2,357,900	7,456,730
(Less increase)/plus decrease in interest bearing debt/equity	2,381,836	2,579,527	2,793,626	3,025,496	3,276,611	3,548,568	3,843,097	4,162,072	4,507,522	4,881,644	0
Plus interest expense	2,713,923	2,516,232	2,302,133	2,070,263	1,819,148	1,547,191	1,252,662	933,687	588,237	214,115	0
Less income tax savings on interest expense	(1,004,152)	(905,844)	(828,768)	(745,295)	(654,893)	(556,989)	(450,958)	(336,127)	(211,765)	(77,081)	0

Net cash flow to invested capital	5,378,901	5,656,968	5,850,350	6,049,532	6,254,690	6,466,003	6,683,653	6,907,834	7,138,743	7,376,577	7,456,730

Notes:

(1)
Estimated by Scioto Downs as a percent of revenues

See Assumptions and Limiting Conditions in the attached report

Exhibit 4

Scioto Downs, Inc.
Value Indicator
Discounted Net Cash Flow Using Weighted Average Cost of Capital
Based on Hypothetical Revenues Agreed To By Scioto Downs
Years Ended October 31

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	Terminal
Estimated annual net cash flow	5,378,901	5,656,968	5,850,350	6,049,532	6,254,690	6,466,003	6,683,653	6,907,834	7,138,743	7,376,577	7,456,730
Capitalization rate											7.15%
Capitalized terminal value											104,289,934

Total net cash flow	5,378,901	5,656,968	5,850,350	6,049,532	6,254,690	6,466,003	6,683,653	6,907,834	7,138,743	7,376,577	104,289,934
Weighted average cost of capital	10.2%	10.2%	10.2%	10.2%	10.2%	10.2%	10.2%	10.2%	10.2%	10.2%	10.2%
Present value factor (1)	0.9526	0.8644	0.7844	0.7118	0.6459	0.5861	0.5319	0.4827	0.4380	0.3974	0.3974
Discounted cash flow	5,123,925	4,890,028	4,589,103	4,306,121	4,040,067	3,789,982	3,554,951	3,334,110	3,126,642	2,931,769	41,449,304
Indicated value of total invested apital	81,136,002
Less interest bearing debt	(35,000,000)

Unadjusted enterprise value indicator	46,136,002
Size of interest being appraised	100.0%
Unadjusted value indicator	46,136,002

Less adjustment for lack of marketability (10%)	(4,613,600)
Value indicator	41,522,402
Value indicator (rounded)	42,000,000

Notes:

(1)
Assumes mid year receipt of funds

See Assumptions and Limiting Conditions in the attached report

Exhibit 5

Scioto Downs, Inc.
Guideline Companies
Comparative Analysis(1)
Dollar Amounts in Thousands (except per share amounts)

					Percent of Revenues			Market Value of Equity as Multiple of					Invested Capital as Multiple of
	Revenues	Total Assets	Interest Bearing Debt	EBT	EBT	EBIT	EBITDA	Revenues	Net Income	EBT	EBIT	EBITDA	Revenues	EBIT	EBITDA
Mtr Gaming Group Inc
Sep 02	242,049	197,630	99,964	28,774	11.9%	13.5%	18.1%	1.00	12.90	8.39	7.39	5.50	1.41	10.45	7.78
Dec 01	218,367	164,077	83,681	29,428	13.5%	15.8%	20.0%	1.96	22.20	14.58	12.45	9.83	2.35	14.88	11.75
Dec 00	170,574	115,685	63,473	23,023	13.5%	16.1%	19.7%	0.62	7.00	4.58	3.85	3.13	0.99	6.17	5.02
Dec 99	113,421	69,559	35,934	10,942	9.6%	13.8%	18.7%	0.58	9.34	5.97	4.17	3.08	0.89	6.47	4.78
Dec 98	83,110	59,737	34,621	7,764	9.3%	14.6%	19.2%	0.61	4.89	6.56	4.19	3.19	1.03	7.04	5.36
CAGR	30.6%	34.9%	30.4%	38.7%				13.2%	27.4%	6.3%	15.2%	14.6%	8.2%	10.4%	9.8%
Penn National Gaming Inc
Sep 02	600,130	730,793	380,518	50,004	8.3%	16.0%	21.4%	1.35	25.54	16.22	8.45	6.31	1.99	12.42	9.27
Dec 01	519,392	679,377	458,909	37,366	7.2%	16.1%	22.2%	0.91	19.27	12.59	5.64	4.07	1.79	11.14	8.04
Dec 00	291,801	439,900	309,299	29,223	10.0%	16.6%	21.2%	0.52	8.10	5.24	3.17	2.47	1.58	9.57	7.47
Dec 99	170,360	190,600	91,213	13,795	8.1%	13.7%	18.3%	0.79	15.16	9.71	5.72	4.30	1.32	9.62	7.23
Dec 98	154,065	160,798	78,256	11,909	7.7%	13.4%	16.9%	0.67	13.88	8.66	4.98	3.96	1.18	8.76	6.97
CAGR	40.5%	46.0%	48.5%	43.1%				19.1%	16.5%	17.0%	14.1%	12.4%	14.0%	9.1%	7.4%
Argosy Gaming Corp
Sep 02	953,233	1,303,373	899,395	134,501	14.1%	22.8%	27.9%	0.61	7.65	4.31	2.67	2.18	1.55	6.81	5.57
Dec 01	784,750	1,311,687	999,152	118,256	15.1%	23.7%	29.7%	1.19	13.96	7.93	5.04	4.02	2.47	10.41	8.30
Dec 00	694,844	537,236	276,336	124,956	18.0%	23.1%	28.3%	0.78	11.07	4.36	3.40	2.77	1.27	5.52	4.50
Dec 99	594,554	566,860	379,373	77,301	13.0%	21.2%	26.9%	0.74	12.11	5.70	3.50	2.75	1.46	6.88	5.41
Dec 98	506,668	562,752	426,614	33,906	6.7%	18.4%	25.0%	0.15	13.02	2.21	0.80	0.59	1.05	5.70	4.20
CAGR	17.1%	23.4%	20.5%	41.1%				42.0%	-12.4%	18.2%	35.2%	38.6%	10.2%	4.5%	7.3%
Aztar Corp
Sep 02	847,351	1,186,728	525,510	96,983	11.4%	16.8%	22.8%	0.60	8.68	5.26	3.59	2.64	1.22	7.28	5.36
Dec 01	849,463	1,060,956	460,087	90,083	10.6%	15.5%	21.6%	0.80	11.82	7.51	5.15	3.69	1.34	8.65	6.20
Dec 00	848,088	1,011,696	464,619	70,695	8.3%	13.4%	19.8%	0.60	9.71	7.17	4.46	3.03	1.15	8.55	5.80
Dec 99	800,314	1,049,007	500,962	34,351	4.3%	11.0%	17.7%	0.59	22.05	13.80	5.40	3.35	1.22	11.11	6.88
Dec 98	806,136	1,077,702	490,080	19,876	2.5%	9.9%	16.6%	0.29	21.71	11.91	2.96	1.77	0.90	9.08	5.44
CAGR	1.3%	2.4%	1.8%	48.6%				19.9%	-20.5%	-18.5%	4.9%	10.5%	7.9%	-5.4%	-0.4%
Isle Of Capris Casinos Inc
Jul 02	1,099,038	1,325,030	960,538	87,265	7.9%	15.8%	22.5%	0.34	10.85	4.23	2.12	1.50	1.22	7.71	5.44
Apr 01	982,801	1,382,907	1,039,121	61,202	6.2%	16.7%	22.5%	0.61	20.36	9.84	3.67	2.72	1.68	10.10	7.48
Apr 00	684,850	1,305,514	962,901	61,228	8.9%	18.1%	23.2%	0.38	8.17	4.28	2.11	1.65	1.80	9.94	7.75
Apr 99	480,377	676,484	532,756	25,877	5.4%	17.0%	24.6%	0.88	29.15	16.28	5.16	3.57	1.99	11.73	8.12
Apr 98	440,816	615,735	442,095	14,225	3.2%	15.5%	23.2%	0.36	20.89	11.08	2.30	1.54	1.37	8.84	5.93
CAGR	25.7%	21.1%	21.4%	57.4%				-1.4%	-15.1%	-21.4%	-2.0%	-0.7%	-2.9%	-3.4%	-2.1%
Pinnacle Entertainment Inc
Sep 02	520,580	851,568	494,986	(19,875)	-3.8%	5.9%	15.0%	0.37	(16.64)	(9.71)	6.31	2.47	1.32	22.51	8.79
Dec 01	528,641	919,349	497,147	(27,989)	-5.3%	4.2%	13.6%	0.29	(9.67)	(5.48)	6.87	2.14	1.23	29.11	9.06
Dec 00	584,622	961,475	500,594	18,799	3.2%	13.7%	21.6%	0.61	31.49	18.98	4.46	2.83	1.47	10.72	6.80
Dec 99	681,933	1,045,408	625,480	44,599	6.5%	16.3%	24.0%	0.86	25.97	13.20	5.28	3.60	1.78	10.90	7.43
Dec 98	408,013	891,339	539,183	24,625	6.0%	12.1%	20.0%	0.53	14.54	8.71	4.35	2.63	1.86	15.37	9.30
CAGR	6.3%	-1.1%	-2.1%	N/A				-8.6%	N/A	N/A	9.7%	-1.6%	-8.2%	10.0%	-1.4%

					Percent of Revenues			Market Value of Equity as Multiple of					Invested Capital as Multiple of
	Revenues	Total Assets	Interest Bearing Debt	EBT	EBT	EBIT	EBITDA	Revenues	Net Income	EBT	EBIT	EBITDA	Revenues	EBIT	EBITDA
Hollywood Casino Corp -ClA
Sep 02	475,043	561,141	568,469	12,544	2.6%	17.2%	23.4%	0.66	(55.22)	24.91	3.83	2.81	1.86	10.84	7.94
Dec 01	458,056	553,397	569,560	(14,993)	-3.3%	11.8%	18.1%	0.58	(18.15)	(17.74)	4.93	3.21	1.83	15.52	10.10
Dec 00	348,182	577,900	567,721	3,026	0.9%	20.1%	24.0%	0.66	94.38	76.41	3.30	2.76	2.30	11.44	9.57
Dec 99	307,377	525,817	538,458	9,390	3.1%	18.7%	23.3%	0.35	9.90	11.46	1.87	1.50	2.11	11.27	9.04
Dec 98	268,760	270,740	227,529	7,128	2.7%	14.3%	20.1%	0.10	(17.18)	3.61	0.67	0.48	0.95	6.69	4.75
CAGR	15.3%	20.0%	25.7%	15.2%				60.3%	33.9%	62.1%	54.6%	55.5%	18.3%	12.8%	13.7%
Boyd Gaming Corp
Sep 02	1,155,434	1,782,341	1,116,391	70,532	6.1%	14.2%	22.4%	0.62	16.34	10.09	4.33	2.74	1.58	11.12	7.05
Dec 01	1,102,335	1,754,913	1,145,813	41,932	3.8%	12.3%	21.3%	0.37	16.25	9.67	3.00	1.72	1.41	11.46	6.60
Dec 00	1,082,908	1,577,614	1,019,298	31,069	2.9%	10.8%	19.1%	0.20	11.20	6.89	1.83	1.03	1.14	10.57	5.95
Dec 99	987,041	1,443,981	983,893	67,634	6.9%	14.0%	21.6%	0.37	9.03	5.35	2.61	1.70	1.36	9.70	6.32
Dec 98	975,096	1,146,256	776,851	55,816	5.7%	13.3%	20.9%	0.21	6.42	3.68	1.58	1.01	1.01	7.56	4.83
CAGR	4.3%	11.7%	9.5%	6.0%				31.1%	26.3%	28.7%	28.7%	28.3%	11.8%	10.1%	9.9%
Alliance Gaming Corp
Sep 02	611,033	463,011	341,131	57,802	9.5%	13.9%	19.2%	1.34	7.60	14.15	9.61	6.98	1.90	13.64	9.90
Jun 01	528,122	380,197	340,100	26,911	5.1%	11.7%	16.9%	0.80	18.17	15.70	6.85	4.72	1.45	12.38	8.54
Jun 00	478,080	351,287	345,059	(9,715)	-2.0%	5.1%	10.7%	0.06	(2.41)	(3.05)	1.21	0.58	0.79	15.40	7.34
Jun 99	458,180	356,307	318,706	(5,944)	-1.3%	5.9%	11.0%	0.11	(4.92)	(8.71)	1.91	1.03	0.81	13.70	7.40
Jun 98	417,372	366,837	325,953	8,589	2.1%	13.7%	19.2%	0.34	4.72	16.56	2.48	1.77	1.12	8.20	5.86
CAGR	10.0%	6.0%	1.1%	61.1%				40.9%	12.6%	-3.9%	40.3%	40.9%	14.1%	13.6%	14.0%
Medians
2002	611,033	851,568	525,510	57,802	8.3%	15.8%	22.4%	0.62	8.68	8.39	4.33	2.74	1.55	10.84	7.78
2001	528,641	919,349	497,147	37,366	6.2%	15.5%	21.3%	0.80	16.25	9.67	5.15	3.69	1.68	11.46	8.30
2000	584,622	577,900	464,619	29,223	8.3%	16.1%	21.2%	0.60	9.71	5.24	3.30	2.76	1.27	9.94	6.80
1999	480,377	566,860	500,962	25,877	6.5%	14.0%	21.6%	0.59	12.11	9.71	4.17	3.08	1.36	10.90	7.23
1998	417,372	562,752	426,614	14,225	5.7%	13.7%	20.0%	0.34	13.02	8.66	2.48	1.77	1.05	8.20	5.44
CAGR	10.0%	10.9%	5.4%	42.0%				16.2%	-9.6%	-0.8%	15.0%	11.5%	10.2%	7.2%	9.4%

Notes:

(1)
Earnings adjusted for non recurring items

See Assumptions and Limiting Conditions in the attached report

Exhibit 6

Scioto Downs, Inc.
VLT Operations
Value Indicator
Guideline Company Method
Based on Hypothetical Revenues Agreed To By Scioto Downs

Median MVIC to EBITDA(1) ratio for guideline companies	7.78
Selected ratio for Scioto	7.50
Estimated EBITDA for Scioto Downs VLT Operations (2)	10,198,601
Unadjusted value indicator for invested capital	76,489,508
Less interest bearing debt	(35,000,000)

Unadjusted value indicator for equity	41,489,508
Size of interest being appraised	100%
Unadjusted value indicator	41,489,508
Less adjustment for lack of marketability 10%	(4,148,951)

Value indicator	37,340,557
Value indicator (rounded)	37,000,000

(1)
MVIC = market value of invested capital = equity plus interest bearing debt

EBITDA = earnings before interest, income taxes and depreciation/amortization

(2)
Based on hypothetical revenues agreed to by Scioto Downs

See Assumptions and Limiting Conditions in the attached report

Exhibit 7

Scioto Downs, Inc.
VLT Operations
Opinion of Value
Based on Hypothetical Revenues Agreed To By Scioto Downs

Method	Value Indicator
Discounted net cash flows	42,000,000
Guideline publicly traded company(1)	37,000,000
Opinion of value	40,000,000

Notes:
(1)    Multiple of EBITDA

See Assumptions and Limiting Conditions in the attached report

        No person has been authorized to give any information or to make any representation other than those contained in this Joint Proxy Statement-Prospectus, and, if given or made, such information and representation must not be relied upon as having been authorized. This Joint Proxy Statement-Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates or any offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Joint Proxy Statement-Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of MTR and Scioto since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

Table of Contents

How To Obtain Additional Information	1
Forward-Looking Statements	3
Questions And Answers About The Merger and Offering	3
Summary	9
Selected Financial Data Of MTR	17
Selected Financial Data Of Scioto	18
Risk Factors	20
The Special Meeting	30
Special Factors	33
The Merger Agreement	43
MTR Gaming Group, Inc.	49
Scioto Downs, Inc.	50
Management's Discussion And Analysis Of Financial Condition And Results Of Operations	54
Information Regarding Scioto's Special Meeting	64
Section 16(A) Beneficial Ownership Reporting Compliance	66
Government And Regulatory Approvals	66
Description Of CEP Rights	67
Shareholder Proposals	68
Interest Of Named Experts And Counsel	68
Financial Statements Of Scioto	F-1
Attachment I — Agreement And Plan Of Merger And Amendments Thereto
Attachment II — Rights Of Dissenting Shareholders
Attachment III — Form Of Contingent Earnout Participation Right Certificate
Attachment IV — Opinion Of Crowe Chizek & Company, LLP

MTR GAMING GROUP, INC.
SCIOTO DOWNS, INC.

June 27, 2003

595,767
CONTINGENT EARNOUT
PARTICIPATION RIGHTS
OF
MTR GAMING GROUP, INC.

JOINT
PROXY STATEMENT-PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN JOINT PROXY STATEMENT-PROSPECTUS

Item 20. Indemnification of Directors and Officers

        With respect to MTR, reference is hereby made to Section 145 of the Delaware General Corporation Law ("DGCL") relating to the indemnification of officers and directors, which Section is hereby incorporated herein by reference.

        However, in such an action by or on behalf of a corporation, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        MTR's Certificate of Incorporation and Bylaws are consistent with Section 145. The Certificate provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts and omissions not in good faith or which involve intentional misconduct or knowing violation of the law; (iii) for acts for specified in Title 8, Section 174 of the DGCL, or iv) for which the director derived an improper personal benefit.

        In addition to the Certificate, MTR's By-laws provide indemnification (the "Indemnity Provisions") for any person who is or was a party to any threatened, pending or completed action, suit, or proceeding whether civil, criminal, administrative, arbitrative, investigative procedure by reason of the fact that he or she was a director, officer, employee, fiduciary or agent of MTR or served in such capacity with another entity at MTR's request (such persons are defined as an "Indemnified Party" or "Indemnified Parties"). With respect to third party actions, the Indemnity Provisions represent MTR's commitment to indemnify based on such persons incurring expenses (including legal fees) judgments, fines, excise taxes, and amounts paid in settlement based on civil or criminal matters. In the case of a civil matter, the Indemnified Parties must have acted in good faith and in a manner reasonably believed by that person to be in or not opposed to the best interests of MTR. With respect to a criminal matter, the person must have had no reasonable cause to believe that the conduct was unlawful.

        With respect to derivative actions, Indemnified Parties are entitled to indemnification for any and all expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the settlement or defense of such actions. The Indemnified Party must show that he or she acted in good faith and a manner reasonably believed by that person to be in or not opposed to the best interests of MTR, except that no indemnification shall be available if such person has been adjudged liable for negligence or misconduct in performing his or her duties to MTR, unless the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, the Indemnified Party is fairly and reasonably entitled to indemnification for the expenses the court deems proper. Nonetheless, if the Indemnified Party is successful on the merits or otherwise, he or she need not show that the applicable standard of conduct was met. If not successful on the merits, any indemnification may only be made if the Indemnified Party applies to MTR for indemnification and (i) a majority vote of a quorum of the Board, or (ii) if a quorum is not available or even if obtainable, or if a quorum of disinterested directly so directs, by independent legal counsel in a written opinion, or (iii) by vote of the stockholders of MTR.

        With respect to both derivative actions and third party actions, the Indemnity Provisions also provide for the advancement of expenses, including actual and reasonable attorneys' fees, incurred in defending or investigating any action, suit, proceeding or claim, subject to a written affirmation by the Indemnified Party or person requesting an advance for such Indemnified Party that he or she has met the applicable standard of conduct and that he or she will repay such advance if it is ultimately determined that he or she did not meet the applicable standard of conduct.

        Notwithstanding the foregoing, MTR has discretion to impose as conditions to any of the Indemnification Provisions, such requirements as may appear appropriate in the specific case including but not limited to: a) that any counsel representing the person be mutually acceptable to MTR and the Indemnified Party, b) that MTR has the right to assume control of the defense of such Indemnified Party, and c) that MTR shall be subrogated to the extent of any payments made by way of indemnification to all of such Indemnified Party's right of recovery, and do everything necessary to assure such rights of subrogation to MTR.

        The rights of Indemnified Parties under the Indemnity Provisions are not exclusive of any other rights Indemnified Parties may have under the Certificate, any agreement, vote of stockholders, vote of disinterested directors, any liability insurance policies or otherwise. MTR currently maintains Directors and Officers liability insurance policies in amounts that it believes are adequate for its purposes. Although MTR believes the policies and its coverage limits to be adequate, the policies may not provide coverage in all circumstances in which MTR's directors and officers are entitled to indemnification and may not cover MTR's total liability to its directors and officers even in cases where coverage is provided.

        Section 1701.13 of the Ohio Revised Code authorizes a corporation to indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation. Article Ninth of the Articles of Incorporation of Scioto as amended provides that Scioto shall indemnify each person who is or was a director or officer of Scioto against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any action, claim, suit or proceeding, civil or criminal, in which he may become involved by reason of his being or having been a director or officer of Scioto or by reason of any past or future action taken or not taken in his capacity as such director or officer, whether or not he continues to be such at the time such liability or expense is incurred, provided such director or officer acted in good faith in what he reasonably believed to be the best interests of Scioto and provided further that such director or officer is not adjudged liable for negligence or misconduct in the performance of his duty in such action, suit or proceeding and in connection with any criminal action or proceeding provided he had no reasonable cause to believe that his conduct was unlawful. Article Ninth of the Articles of Incorporation as amended also provides that Scioto may purchase and maintain insurance on behalf of any person who is or was a director, officer or designated agent of Scioto against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not Scioto would have the power to indemnify him against such liability under the provisions of this Article or of applicable statutes.

        There are no indemnification provisions relating to directors, officers and controlling persons of MTR or Scioto against liability arising under the Securities Act contained in the Agreement and Plan of Merger.

        Insofar as indemnification for liabilities arising under the Act may be permitted to indemnified parties pursuant to the foregoing provisions, or otherwise, MTR has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such persons in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 21. Exhibits

        The following are filed either as exhibits to this Registration Statement or incorporated by reference to the exhibits to prior Registration Statements and reports of MTR as indicated:

EXHIBIT NO.	ITEM TITLE
2.1	Agreement and Plan of Merger by and among MTR, Scioto and Racing Acquisition, Inc. (the "Merger Agreement") dated as of December 23, 2002 (included in Attachment I to the Joint Proxy Statement-Prospectus included in this Registration Statement).
2.2	Amendment No. 1 dated as of February 24, 2003, to the Merger Agreement (included in Attachment I to the Joint Proxy Statement-Prospectus included in this Registration Statement).
2.3	Amendment No. 2 dated as of May 5, 2003, to the Merger Agreement (included in Attachment I to the Joint Proxy Statement-Prospectus included in this Registration Statement).
2.4	Amendment No. 3 dated as of June 25, 2003, to the Merger Agreement (included in Attachment I to the Joint Proxy Statement-Prospectus included in this Registration Statement).
3.1
Restated Certificate of Incorporation for Winner's Entertainment, Inc. dated August 17, 1993 (incorporated by reference to MTR's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1993).
3.2	Amended By Laws of MTR (incorporated by reference to our current report on Form 8-K filed February 20, 1998).
3.3
Certificate of Amendment of Restated Certificate of Incorporation of Winner's Entertainment, Inc. dated October 10, 1996 (incorporated by reference to our current report on Form 8-K filed February 20, 1998).
4.1	Excerpt from MTR's Common Stock Certificates (incorporated by reference to MTR's Annual Report on Form 10-K filed March 31, 2001).
4.2	Form of Contingent Earnout Payment Right Certificate (included as Attachment III to the Joint Proxy Statement-Prospectus included in this Registration Statement).
5.1	Opinion of Ruben & Aronson, LLP(1).
10.1	Management Agreement by and between MTR and Scioto dated as of May 5, 2003 (incorporated by reference to our current report on Form 8-K filed May 7, 2003).
10.2	Loan Agreement by and between MTR and Scioto dated as of May 5, 2003.
10.3	Promissory Note dated May 5, 2003, executed by Scioto.
10.4	Open-End Mortgage, Security Agreement and Financing Statement executed by Scioto on May 5, 2003.
10.5	Exclusive Option to Purchase Real Estate Agreement executed by Scioto and Mara Enterprises, Inc. dated as of May 5, 2003.
10.6	Memorandum of Option executed by Scioto and Mara on May 5, 2003.

21.1	Subsidiaries of MTR (incorporated by reference to MTR's Annual Report on Form 10-K filed on March 31, 2003).
23.1	Consent of Ruben & Aronson, LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP(1).
23.3	Consent of PricewaterhouseCoopers LLP(1).
24.1	Power of Attorney (included on Signature page).
99.1	Opinion of Crowe Chizek & Company LLP (included as Attachment IV to the Joint Proxy Statement-Prospectus included in this Registration Statement).
99.2	Form of Proxy Card for July 23, 2003 Special Meeting of Shareholders of Scioto Downs, Inc.(1).
99.3	Form of Letter of Transmittal and Notice of Election(1).

(1)
Filed herewith

ITEM 22. Undertakings

        The undersigned registrant hereby undertakes that the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Joint Proxy Statement-Prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4 within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to any provision or arrangement, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Chester, State of West Virginia, on June 27, 2003.

MTR GAMING GROUP, INC.
By:	/s/ EDSON R. ARNEAULT Edson R. Arneault President And Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE

/s/ EDSON R. ARNEAULT Edson R. Arneault	Chairman of the Board and Chief Executive Officer and Chief Financial Officer Director	June 27, 2003
* John W. Bittner, Jr.	Chief Financial Officer	June 27, 2003
* Robert A. Blatt	Director and Vice President	June 27, 2003
* James V. Stanton	Director	June 27, 2003
* Donald J. Duffy	Director	June 27, 2003
* LC Greenwood	Director	June 27, 2003
* Thomas J. Brosig	Director	June 27, 2003
*By:	/s/ EDSON R. ARNEAULT Edson R. Arneault Attorney-in-fact

INDEX TO EXHIBITS

EXHIBIT NO.	ITEM TITLE
2.1	Agreement and Plan of Merger by and among MTR, Scioto and Racing Acquisition, Inc. (the "Merger Agreement") dated as of December 23, 2002 (included in Attachment I to the Joint Proxy Statement-Prospectus included in this Registration Statement).
2.2	Amendment No. 1 dated as of February 24, 2003, to the Merger Agreement (included in Attachment I to the Joint Proxy Statement-Prospectus included in this Registration Statement).
2.3	Amendment No. 2 dated as of May 5, 2003, to the Merger Agreement (included in Attachment I to the Joint Proxy Statement-Prospectus included in this Registration Statement).
2.4	Amendment No. 3 dated as of June 25, 2003, to the Merger Agreement (included in Attachment I to the Joint Proxy Statement-Prospectus included in this Registration Statement).
3.1
Restated Certificate of Incorporation for Winner's Entertainment, Inc. dated August 17, 1993 (incorporated by reference to MTR's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1993).
3.2	Amended By Laws of MTR (incorporated by reference to our current report on Form 8-K filed February 20, 1998).
3.3
Certificate of Amendment of Restated Certificate of Incorporation of Winner's Entertainment, Inc. dated October 10, 1996 (incorporated by reference to our current report on Form 8-K filed February 20, 1998).
4.1	Excerpt from MTR's Common Stock Certificates (incorporated by reference to MTR's Annual Report on Form 10-K filed March 31, 2001).
4.2	Form of Contingent Earnout Payment Right Certificate (included as Attachment III to the Joint Proxy Statement-Prospectus included in this Registration Statement).
5.1	Opinion of Ruben & Aronson, LLP(1).
10.1	Management Agreement by and between MTR and Scioto dated as of May 5, 2003 (incorporated by reference to our current report on Form 8-K filed May 7, 2003).
10.2	Loan Agreement by and between MTR and Scioto dated as of May 5, 2003.
10.3	Promissory Note dated May 5, 2003, executed by Scioto.
10.4	Open-End Mortgage, Security Agreement and Financing Statement executed by Scioto on May 5, 2003.
10.5	Exclusive Option to Purchase Real Estate Agreement executed by Scioto and Mara Enterprises, Inc. dated as of May 5, 2003.
10.6	Memorandum of Option executed by Scioto and Mara on May 5, 2003.
21.1	Subsidiaries of MTR (incorporated by reference to MTR's Annual Report on Form 10-K filed on March 31, 2003).
23.1	Consent of Ruben & Aronson, LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP(1).
23.3	Consent of PricewaterhouseCoopers LLP(1).
24.1	Power of Attorney (included on Signature page).

99.1	Opinion of Crowe Chizek & Company LLP (included as Attachment IV to the Joint Proxy Statement-Prospectus included in this Registration Statement).
99.2	Form of Proxy Card for July 23, 2003 Special Meeting of Shareholders of Scioto Downs, Inc.(1).
99.3	Form of Letter of Transmittal and Notice of Election(1).

(1)
Filed herewith

QuickLinks

TABLE OF CONTENTS
HOW TO OBTAIN ADDITIONAL INFORMATION
FOR NEW HAMPSHIRE RESIDENTS ONLY
FOR INDIANA RESIDENTS ONLY
FOR SOUTH DAKOTA RESIDENTS ONLY
FORWARD-LOOKING STATEMENTS
QUESTIONS AND ANSWERS ABOUT THE MERGER AND OFFERING
SUMMARY
SELECTED FINANCIAL DATA OF MTR
SELECTED FINANCIAL DATA OF SCIOTO
RISK FACTORS
THE SPECIAL MEETING
SPECIAL FACTORS
THE MERGER AGREEMENT
MTR GAMING GROUP, INC.
SCIOTO DOWNS, INC.
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
INFORMATION REGARDING SCIOTO'S SPECIAL MEETING
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
GOVERNMENTAL AND REGULATORY APPROVALS
DESCRIPTION OF CEP RIGHTS
SHAREHOLDER PROPOSALS
INTEREST OF NAMED EXPERTS AND COUNSEL
FINANCIAL STATEMENTS OF SCIOTO DOWNS, INC. INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
Report of Independent Accountants
Scioto Downs, Inc. Consolidated Balance Sheets At October 31, 2002 and 2001
Scioto Downs, Inc. Consolidated Statements of Operations For the Years Ended October 31, 2002, 2001 and 2000
Scioto Downs, Inc. Consolidated Statements of Stockholders' Equity For the Years Ended October 31, 2002, 2001 and 2000
Scioto Downs, Inc. Consolidated Statements of Cash Flows For the Years Ended October 31, 2002, 2001 and 2000
Scioto Downs, Inc. Notes to Consolidated Financial Statements October 31, 2002, 2001 and 2000
Scioto Downs, Inc. Consolidated Balance Sheets At April 30, 2003, October 31, 2002 and April 30, 2002
Scioto Downs, Inc. Consolidated Statements of Operations For the Three Month and Six Month Periods Ended April 30, 2003 and 2002 (Unaudited)
Scioto Downs, Inc. Consolidated Statements of Cash Flows For the Six Month Periods Ended April 31, 2003 and 2002 (Unaudited)
Scioto Downs, Inc. Notes to Consolidated Financial Statements For the Three-Month and Six-Month Periods Ended April 30, 2003 and April 30, 2002 (Unaudited)
ATTACHMENT I AGREEMENT AND PLAN OF MERGER AND AMENDMENTS THERETO
AGREEMENT AND PLAN OF MERGER
ARTICLE I THE MERGER; CLOSING
ARTICLE II THE SURVIVING CORPORATION; DIRECTORS AND OFFICERS
ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE V COVENANTS
ARTICLE VI CONDITIONS TO THE MERGER
ARTICLE VII TERMINATION
ARTICLE VIII MISCELLANEOUS
AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER
RECITALS
AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER
RECITALS
AMENDMENT NO. 3 TO AGREEMENT AND PLAN OF MERGER
RECITALS
ATTACHMENT II RIGHTS OF DISSENTING SHAREHOLDERS Section 1701.85 of the Ohio Revised Code
ATTACHMENT III FORM OF CONTINGENT EARNOUT PARTICIPATION RIGHT CERTIFICATE
MTR GAMING GROUP, INC. Incorporated under the Laws of the State of Delaware SEE LEGENDS BELOW
CONTINGENT EARNOUT PARTICIPATION RIGHTS
ATTACHMENT IV OPINION OF CROWE CHIZEK & COMPANY, LLP
SCIOTO DOWNS, INC. VLT OPERATIONS OPINION OF VALUE
Scioto Downs, Inc. Payment From VLT Operations Per MTR Proposal Years Ended October 31 Based on Hypothetical Revenues Agreed To By Scioto Downs
Scioto Downs, Inc. VLT Operations Estimated Income Statements Based on Hypothetical Revenues Agreed To By Scioto Downs Years Ended October 31
Scioto Downs, Inc. VLT Operations Estimated Net Cash Flows Based on Hypothetical Revenues Agreed To By Scioto Downs Years Ended October 31
Scioto Downs, Inc. Value Indicator Discounted Net Cash Flow Using Weighted Average Cost of Capital Based on Hypothetical Revenues Agreed To By Scioto Downs Years Ended October 31
Scioto Downs, Inc. Guideline Companies Comparative Analysis(1) Dollar Amounts in Thousands (except per share amounts)
Scioto Downs, Inc. VLT Operations Value Indicator Guideline Company Method Based on Hypothetical Revenues Agreed To By Scioto Downs
Scioto Downs, Inc. VLT Operations Opinion of Value Based on Hypothetical Revenues Agreed To By Scioto Downs
PART II INFORMATION NOT REQUIRED IN JOINT PROXY STATEMENT-PROSPECTUS
SIGNATURES
INDEX TO EXHIBITS